EXECUTION VERSION

AMENDED AND RESTATED TERM LOAN AGREEMENT
Dated as of October 24, 2018

among

DIGITAL REALTY TRUST, L.P.,

as Operating Partnership,
THE OTHER INITIAL BORROWERS NAMED HEREIN AND
THE ADDITIONAL BORROWERS PARTY HERETO,

as Borrowers,
DIGITAL REALTY TRUST, INC.,

as Parent Guarantor,

THE ADDITIONAL GUARANTORS PARTY HERETO,

as Additional Guarantors,

THE INITIAL LENDERS NAMED HEREIN,

as Initial Lenders,
and
CITIBANK, N.A.,

as Administrative Agent,
with
BANK OF AMERICA, N.A. AND
JPMORGAN CHASE BANK, N.A.,

as Syndication Agents,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., THE BANK OF NOVA SCOTIA, SUMITOMO MITSUI BANKING CORPORATION AND
TD SECURITIES (USA) LLC,

as Joint Lead Arrangers and Joint Bookrunners for the 2024 5-Year Term Loan
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., THE BANK OF NOVA SCOTIA, U.S. BANK NATIONAL ASSOCIATION AND
TD SECURITIES (USA) LLC,

as Joint Lead Arrangers and Joint Bookrunners for the 2023 5-Year Term Loan

Digital Realty – Term Loan Agreement

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS    2
SECTION 1.01Certain Defined Terms    2
SECTION 1.02Computation of Time Periods; Other Definitional Provisions    41
SECTION 1.03Accounting Terms    41
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES    42
SECTION 2.01The Advances    42
SECTION 2.02Making Advances; Applicable Borrowers    44
SECTION 2.03Repayment of Advances    46
SECTION 2.04Termination or Reduction of the Commitments    46
SECTION 2.05Prepayments    46
SECTION 2.06Interest    46
SECTION 2.07Fees    49
SECTION 2.08Conversion of Advances    49
SECTION 2.09Increased Costs, Etc    50
SECTION 2.10Payments and Computations    52
SECTION 2.11Taxes    55
SECTION 2.12Sharing of Payments, Etc    61
SECTION 2.13Use of Proceeds    62
SECTION 2.14Evidence of Debt    62
SECTION 2.15Increase in the Aggregate Commitments    63
SECTION 2.16Supplemental Tranches    64
SECTION 2.17Defaulting Lenders    65
SECTION 2.18Extension of Maturity Date    66
SECTION 2.19Reallocation of Lender Pro Rata Shares; No Novation    66
ARTICLE III
CONDITIONS OF LENDING    67
SECTION 3.01Conditions Precedent to Initial Borrowing    67
SECTION 3.02Conditions Precedent to all Advances    71
SECTION 3.03Determinations Under Section 3.01    71
ARTICLE IV
REPRESENTATIONS AND WARRANTIES    71
SECTION 4.01Representations and Warranties of the Loan Parties    71
ARTICLE V
COVENANTS OF THE LOAN PARTIES    76
SECTION 5.01Affirmative Covenants    76
SECTION 5.02Negative Covenants    79
SECTION 5.03Reporting Requirements    82
SECTION 5.04Financial Covenants    85
ARTICLE VI
EVENTS OF DEFAULT    85
SECTION 6.01Events of Default    85
ARTICLE VII
GUARANTY    88
SECTION 7.01Guaranty; Limitation of Liability    88

i

SECTION 7.02Guaranty Absolute    88
SECTION 7.03Waivers and Acknowledgments    89
SECTION 7.04Subrogation    90
SECTION 7.05Guaranty Supplements    90
SECTION 7.06Indemnification by Guarantors    91
SECTION 7.07Subordination    91
SECTION 7.08Continuing Guaranty    92
SECTION 7.09Guaranty Limitations    92
SECTION 7.10Keepwell    99
ARTICLE VIII
THE ADMINISTRATIVE AGENT    99
SECTION 8.01Authorization and Action    99
SECTION 8.02Administrative Agent’s Reliance, Etc    100
SECTION 8.03Waiver of Conflicts of Interest; Etc    100
SECTION 8.04Lender Credit Decision    101
SECTION 8.05Indemnification by Lenders    101
SECTION 8.06Successor Administrative Agents    102
SECTION 8.07Certain ERISA Matters    102
ARTICLE IX
MISCELLANEOUS    103
SECTION 9.01Amendments, Etc    103
SECTION 9.02Notices, Etc    105
SECTION 9.03No Waiver; Remedies    107
SECTION 9.04Costs and Expenses    107
SECTION 9.05Right of Set-off    109
SECTION 9.06Binding Effect    109
SECTION 9.07Assignments and Participations; Replacement Notes    110
SECTION 9.08Execution in Counterparts    114
SECTION 9.09WAIVER OF JURY TRIAL    114
SECTION 9.10Confidentiality    114
SECTION 9.11Patriot Act; Anti-Money Laundering Notification; Beneficial Ownership    115
SECTION 9.12Jurisdiction, Etc    115
SECTION 9.13Governing Law    116
SECTION 9.14Judgment Currency    116
SECTION 9.15Substitution of Currency; Changes in Market Practices    116
SECTION 9.16No Fiduciary Duties    116
SECTION 9.17Severability    117
SECTION 9.18Usury Not Intended    117
SECTION 9.19Removal of Borrowers    118
SECTION 9.20Acknowledgement and Consent to Bail-In of EEA Financial Institutions    118

ii

SCHEDULES
Schedule IA    -    Commitments and Applicable Lending Offices – 2024 5-Year Term Loan
Schedule IB    -    Commitments and Applicable Lending Offices – 2023 5-Year Term Loan
Schedule II    -    [Reserved]
Schedule III    -    Deemed Qualifying Ground Leases
Schedule IV        Rollover Borrowings
Schedule 4.01(n)    -    Surviving Debt

EXHIBITS
Exhibit A    -    Form of Note
Exhibit B    -    Form of Notice of Borrowing
Exhibit C    -    Form of Guaranty Supplement
Exhibit D    -    Form of Assignment and Acceptance
Exhibit E    -    Form of Unencumbered Assets Certificate
Exhibit F    -    Form of Supplemental Addendum
Exhibit G    -    Form of Borrower Accession Agreement

iii

AMENDED AND RESTATED TERM LOAN AGREEMENT
AMENDED AND RESTATED TERM LOAN AGREEMENT dated as of October 24, 2018 (this “Agreement”) among DIGITAL REALTY TRUST, L.P., a Maryland limited partnership (the “Operating Partnership”), DIGITAL SINGAPORE JURONG EAST PTE. LTD., a Singapore private limited company (the “Initial Singapore Borrower 1”), DIGITAL HK JV HOLDING LIMITED, a British Virgin Islands limited company (the “Initial Hong Kong Borrower”), DIGITAL SINGAPORE 1 PTE. LTD., a Singapore private limited company (the “Initial Singapore Borrower 2”), DIGITAL GOUGH, LLC, a Delaware limited liability company (the “Initial Canadian Borrower”) and DIGITAL AUSTRALIA FINCO PTY LTD, an Australian proprietary limited company (the “Initial Australia Borrower”; and collectively with the Operating Partnership, the Initial Singapore Borrower 1, the Initial Singapore Borrower 2, the Initial Hong Kong Borrower, the Initial Canadian Borrower and any Additional Borrowers (as defined below), the “Borrowers” and each individually a “Borrower”), DIGITAL REALTY TRUST, INC., a Maryland corporation (the “Parent Guarantor”), DIGITAL EURO FINCO LLC, a Delaware limited liability company (“Digital Euro”), any Additional Guarantors (as hereinafter defined) acceding hereto pursuant to Section 5.01(j) (the Additional Guarantors, together with the Operating Partnership, the Parent Guarantor and Digital Euro, the “Guarantors”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the “Initial Lenders”) and CITIBANK, N.A. (“Citibank”), as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the “Administrative Agent”) for the Lenders (as hereinafter defined) with BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as syndication agents, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) (“MLPFS”), CITIBANK, JPMCB, THE BANK OF NOVA SCOTIA (“Bank of Nova Scotia”), SUMITOMO MITSUI BANKING CORPORATION (“SMBC”) and TD SECURITIES (USA) LLC (“TD Securities”), as joint lead arrangers and joint bookrunners for the 2024 5-Year Term Loan and MLPFS, CITIBANK, JPMCB, BANK OF NOVA SCOTIA, U.S. BANK NATIONAL ASSOCIATION (“US Bank”) and TD SECURITIES, as joint lead arrangers and joint bookrunners for the 2023 5-Year Term Loan (MLPFS, Citibank, JPMCB, Bank of Nova Scotia, SMBC, US Bank and TD Securities are collectively referred to as the “Arrangers”).
W I T N E S S E T H:

WHEREAS, pursuant to that Term Loan Agreement dated as of January 15, 2016, as amended through the Closing Date (as defined below), among the Operating Partnership, Citibank, N.A., as administrative agent, the financial institutions party thereto, Bank of America, N.A. and JPMCB, as the syndication agents, and MLPFS, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as the arrangers (the “Existing Loan Agreement”), the lenders party thereto agreed to extend certain commitments to make certain extensions of credit available to the Borrowers; and

WHEREAS, the Borrowers, the Guarantors, the Administrative Agent and the lenders party to the Existing Loan Agreement desire to amend and restate the Existing Loan Agreement to make certain amendments thereto;

NOW, THEREFORE, in consideration of the recitals set forth above, which by this reference are incorporated into the operative provisions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof and on the basis of the representations and warranties herein set forth, the parties hereby agree to amend and restate the Existing Loan Agreement to read in its entirety as herein set forth.

Article I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“2023 5-Year Term Lender” means a Lender that holds a 2023 5-Year Term Loan Commitment.
“2023 5-Year Term Loan” means the term loan made to the applicable Borrowers by the 2023 5-Year Term Lenders pursuant to the terms of this Agreement in an aggregate maximum original principal amount not to exceed the 2023 5-Year Term Loan Commitments.
“2023 5-Year Term Loan Commitment” means, (a) with respect to any 2023 5-Year Term Lender, at any time, the amount set forth opposite such 2023 5-Year Term Lender’s name on Schedule IB hereto under the caption “2023 5-Year Term Loan Commitment” or (b) if such 2023 5-Year Term Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such 2023 5-Year Term Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such 2023 5-Year Term Lender’s “2023 5-Year Term Loan Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.04 or increased pursuant to Section 2.15, and “2023 5-Year Term Loan Commitments” means the aggregate principal amount of the Commitments of all of the 2023 5-Year Term Lenders, provided that the aggregate of all 2024 5-Year Term Loan Commitments and 2023 5-Year Term Loan Commitments shall not exceed $812,403,266.94, as increased from time to time after the Closing Date pursuant to Section 2.16 or as reduced from time to time pursuant to Section 2.04. As of the Closing Date, the aggregate 2023 5-Year Term Loan Commitments equal $300,000,000.
“2024 5-Year Term Lender” means a Lender that holds a 2024 5-Year Term Loan Commitment.
“2024 5-Year Term Loan” means the term loan made to the applicable Borrowers by the 2024 5-Year Term Lenders pursuant to the terms of this Agreement in an aggregate maximum original principal amount not to exceed the 2024 5-Year Term Loan Commitments.
“2024 5-Year Term Loan Commitment” means, with respect to any 2024 5-Year Term Lender, the sum of such Lender’s (a) Singapore Dollar Commitment, (b) [reserved], (c) [reserved], (d) Australian Dollar Commitment, (e) Canadian Dollar Commitment, (f) [reserved], (g) Hong Kong Dollar Commitment, and (h) Supplemental Tranche Commitments, and “2024 5-Year Term Loan Commitments” means the aggregate principal amount of the Commitments of all of the 2024 5-Year Term Lenders, as increased from time to time pursuant to Section 2.15 or Section 2.16 or as reduced from time to time pursuant to Section 2.04, provided that the aggregate of all 2024 5-Year Term Loan Commitments and 2023 5-Year Term Loan Commitments shall not exceed $811,664,002.84, as increased from time to time after the Closing Date pursuant to Section 2.15 or Section 2.16 or as reduced from time to time pursuant to Section 2.04. As of the Closing Date, the aggregate 2024 5-Year Term Loan Commitments equal $511,664,002.84.
“Acceding Lender” has the meaning specified in Section 2.15(d).
“Accepting Lenders” has the meaning specified in Section 9.01(c).
“Accrued Amounts” has the meaning specified in Section 2.10(a).
“Additional Borrower” means any Person that becomes a Borrower pursuant to Section 5.01(p).

“Additional Guarantor” has the meaning specified in Section 5.01(j).
“Adjusted EBITDA” means an amount equal to the EBITDA for the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, less an amount equal to the Capital Expenditure Reserve for all Assets; provided, however, that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during such four-fiscal quarter period, Adjusted EBITDA will be adjusted (a) in the case of an acquisition, by adding thereto an amount equal to the acquired Asset’s actual EBITDA (computed as if such Asset was owned or leased by the Parent Guarantor or one of its Subsidiaries for the entire four-fiscal quarter period) generated during the portion of such four-fiscal quarter period that such Asset was not owned or leased by the Parent Guarantor or such Subsidiary and (b) in the case of a disposition, by subtracting therefrom an amount equal to the actual EBITDA generated by the Asset so disposed of during such four-fiscal quarter period.
“Adjusted Net Operating Income” means, with respect to any Asset, (a) the product of (i) four (4) times (ii) (A) Net Operating Income attributable to such Asset less (B) the amount, if any, by which (1) 2% of all rental income (other than tenant reimbursements) from the operation of such Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, exceeds (2) all management fees payable in respect of such Asset for such fiscal period less (b) the Capital Expenditure Reserve for such Asset; provided, however, that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during any fiscal quarter, Adjusted Net Operating Income will be adjusted (1) in the case of an acquisition, by adding thereto an amount equal to (A) four (4) times (B) the acquired Asset’s actual Net Operating Income (computed as if such Asset was owned or leased by the Parent Guarantor or one of its Subsidiaries for the entire fiscal quarter) generated during the portion of such fiscal quarter that such Asset was not owned or leased by the Parent Guarantor or such Subsidiary and (2) in the case of a disposition, by subtracting therefrom an amount equal to (A) four (4) times (B) the actual Net Operating Income generated by the Asset so disposed of during such fiscal quarter.
“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.
“Administrative Agent’s Account” means (a) in the case of Advances in respect of the 2023 5-Year Term Loan, the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A., at its office at 1615 Brett Road, Ops III, New Castle, Delaware 19720, ABA No. 021000089, Account No. 36852248, Account Name: Agency/Medium Term Finance, Reference: Digital Realty, Attention: Global Loans/Agency or such other account as the Administrative Agent shall specify in writing to the Lenders, and (b) in the case of Advances in respect of the Australian Dollar Loan, the Canadian Dollar Loan, the Hong Kong Dollar Loan, the Singapore Dollar Loan, or any Supplemental Tranche Loan, the account of the Administrative Agent designated in writing from time to time by the Administrative Agent to the Borrowers and the Lenders for such purpose or such other account as the Administrative Agent shall specify in writing to the Lenders.
“Advance” means any advance in respect of the 2023 5-Year Term Loan, the Australian Dollar Loan, the Canadian Dollar Loan, the Hong Kong Dollar Loan, the Singapore Dollar Loan, or any Supplemental Tranche Loan.
“Affected Lender” has the meaning specified in Section 2.09(f).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.
“Agent’s Spot Rate of Exchange” means, in relation to any amount denominated in any currency, and unless expressly provided otherwise, (a) the rate as determined by OANDA Corporation and made available on its website at www.oanda.com/currency/converter/ or (b) if customary in the relevant interbank market, the bid rate that appears on the Reuters (Page AFX= or Screen ECB37, as applicable) screen page for cross currency rates, in each case with respect to such currency on the date specified below in the definition of Equivalent, provided that if such service or screen page ceases to be available, the Administrative Agent shall use such other service or page quoting cross currency rates as the Administrative Agent determines in its reasonable discretion.
“Agreement” has the meaning specified in the recital of parties to this Agreement.
“Allowed Unconsolidated Affiliate Earnings” means distributions (excluding extraordinary or non‑recurring distributions) received in cash from Unconsolidated Affiliates.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering including, without limitation, the United Kingdom Bribery Act of 2010 and the United States Foreign Corrupt Practices Act of 1977, as amended.
“Anti-Social Forces” has the meaning specified in Section 4.01(v).
“Applicable Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Applicable Lender Party” means, with respect to (a) the 2023 5-Year Term Loan, a U.S. Dollar Lender, (b) the Australian Dollar Loan, an Australian Dollar Lender, (c) [reserved], (d) the Singapore Dollar Loan, a Singapore Dollar Lender, (e) [reserved], (f) the Canadian Dollar Loan, a Canadian Lender, (g) the Hong Kong Dollar Loan, a Hong Kong Lender, and (h) any Supplemental Tranche Loan, the applicable Supplemental Tranche Lenders.
“Applicable Lending Office” means, with respect to each Lender, such Lender’s (a) Domestic Lending Office in the case of a Base Rate Advance, (b) Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance under the 2023 5-Year Term Loan, the Hong Kong Dollar Loan or the Canadian Dollar Loan, (c) SGD Lending Office in the case of the Singapore Dollar Loan, (d) AUD Lending Office in the case of the Australian Dollar Loan, (e) [reserved], and (f) lending office set forth in the applicable Supplemental Addendum with respect to any Supplemental Tranche Loan.

“Applicable Margin” means, at any date of determination, a percentage per annum determined by reference to the Debt Rating as set forth below:

Pricing Level	Debt Rating	Applicable Margin for Base Rate Advances	Applicable Margin for Floating Rate Advances
I	A-/A3 or better	0.00%	0.85%
II	BBB+/Baa1	0.00%	0.90%
III	BBB/Baa2	0.00%	1.00%
IV	BBB-/Baa3	0.25%	1.25%
V	Lower than BBB-/Baa3 (or unrated)	0.65%	1.65%

The Applicable Margin for any Interest Period for all Advances comprising part of the same Borrowing in respect of a particular Term Loan shall be determined by reference to the Debt Rating in effect on the first day of such Interest Period; provided, however, that (a) the Applicable Margin shall initially be at Pricing Level III for each Term Loan on the Closing Date, (b) no change in the Applicable Margin resulting from the Debt Rating shall be effective until three Business Days after the earlier to occur of (i) the date on which the Administrative Agent receives the certificate described in Section 5.03(j) and (ii) the Administrative Agent’s actual knowledge of an applicable change in the Debt Rating.
“Applicable Pro Rata Share” means, (a) in the case of a U.S. Dollar Lender, such Lender’s U.S. Dollar Pro Rata Share, (b) [reserved], (c) in the case of a Singapore Dollar Lender, such Lender’s Singapore Dollar Pro Rata Share, (d) in the case of an Australian Dollar Lender, such Lender’s Australian Dollar Pro Rata Share, (e) in the case of a Canadian Dollar Lender, such Lender’s Canadian Dollar Pro Rata Share, (f) in the case of a Hong Kong Dollar Lender, such Lender’s Hong Kong Dollar Pro Rata Share, (g) [reserved], and (h) in the case of a Supplemental Tranche Lender, such Lender’s Supplemental Tranche Pro Rata Share with respect to the applicable Supplemental Tranche Loan.
“Applicable Screen Rate” means CDOR, SOR, BBR, HIBOR, the Screen Rate or the Eurocurrency Rate, as the context may require.
“Apportioned Commitment Increase” has the meaning specified in Section 2.15(a).
“Arrangers” has the meaning specified in the recital of parties to this Agreement.
“Asset Value” means, at any date of determination, (a) in the case of any Technology Asset, the Capitalized Value of such Asset; provided, however, that the Asset Value of each Technology Asset (other than an asset that is leased by the Operating Partnership or a Subsidiary thereof pursuant to a lease (other than a ground lease), a former Development Asset or a former Redevelopment Asset) shall be limited, during the first 12 months following the date of acquisition thereof, to the greater of (i) the acquisition price thereof or (ii) the Capitalized Value thereof; provided further that an upward adjustment shall be made to the Asset Value of any Technology Asset (in the reasonable discretion of the Administrative Agent) as new Tenancy Leases are entered into in respect of such Asset in the ordinary course of business, (b) (i) in the case of any Development Asset that is a Leased Asset or any Redevelopment Asset that is a Leased Asset, the Capitalized Value of such Asset and (ii) in the case of any other Development Asset or Redevelopment Asset, the book value of such Asset determined in accordance with GAAP (but determined without giving effect to any depreciation), (c) in the case of any Unconsolidated Affiliate Asset that, but for such Asset (other than an asset that is leased by the Operating Partnership or a Subsidiary thereof pursuant to a lease (other than a ground lease), a former Development Asset or a former Redevelopment Asset) being owned or leased by an

Unconsolidated Affiliate, would qualify as a Technology Asset under the definition thereof, the JV Pro Rata Share of the Capitalized Value of such Asset; provided, however, that the Asset Value of such Unconsolidated Affiliate Asset shall be limited, during the first 12 months following the date of acquisition thereof, to the JV Pro Rata Share of the greater of (i) the acquisition price thereof or (ii) the Capitalized Value thereof, provided further that an upward adjustment shall be made to Asset Value of any Unconsolidated Affiliate Asset described in this clause (c) (in the reasonable discretion of the Administrative Agent) as new leases, subleases, real estate licenses, occupancy agreements and rights of use are entered into in respect of such Asset in the ordinary course of business and (d) in the case of any Unconsolidated Affiliate Asset not described in clause (c) above, the JV Pro Rata Share of the book value of such Unconsolidated Affiliate Asset determined in accordance with GAAP (but determined without giving effect to any depreciation) of such Unconsolidated Affiliate Asset.
“Assets” means Technology Assets (including Leased Assets), Unconsolidated Affiliate Assets (including Leased Assets), Redevelopment Assets (including Leased Assets) and Development Assets (including Leased Assets).
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit D hereto.
“Assignment Minimum” means $5,000,000 (or the Equivalent thereof in a Committed Foreign Currency).
“AUD Lending Office” means, with respect to any Lender, the office of such Lender specified as its “AUD Lending Office” opposite its name on Schedule IA hereto or in the Assignment and Acceptance or Lender Accession Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.
“Auditor’s Determination” has the meaning specified in Section 7.09(g)(ii).
“Australia Borrowers” means the Initial Australia Borrower and each Additional Borrower that is designated as a Borrower with respect to the Australian Dollar Loan.
“Australian Dollar Commitment” means, (a) with respect to any 2024 5-Year Term Lender at any time, the amount set forth opposite such 2024 5-Year Term Lender’s name on Schedule IA hereto under the caption “Australian Dollar Commitment” or (b) if such 2024 5-Year Term Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such 2024 5-Year Term Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such 2024 5-Year Term Lender’s “Australian Dollar Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.04 or increased pursuant to Section 2.15.
“Australian Dollar Lender” means any Person that is a 2024 5-Year Term Lender hereunder in respect of the Australian Dollar Loan in its capacity as a Lender in respect of the Australian Dollar Loan.
“Australian Dollar Loan” means, at any time, the aggregate amount of the 2024 5-Year Term Lenders’ Australian Dollar Commitments at such time.
“Australian Dollar Pro Rata Share” of any amount means, with respect to any 2024 5-Year Term Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such 2024 5-Year Term Lender’s Australian Dollar Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such 2024 5-Year Term Lender’s Facility Exposure with respect to the Australian Dollar Loan at such time) and the denominator of which is the Australian Dollar Loan at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the total Facility Exposure with respect to the Australian Dollar Loan at such time).
“Australian Dollars” and the “A$” sign each means lawful currency of Australia.
“Australian PPS Act” means the Personal Property Securities Act 2009 (Cth) (Australia).
“Australian Tax Act” means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997(Cth) or the Taxation Administration Act 1953 (Cth).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of Nova Scotia” has the meaning specified in the recital of parties to this Agreement.
“Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate, (b) ½ of 1% per annum above the Federal Funds Rate and (c) the one‑month Eurocurrency Rate for Dollars plus 1% per annum. Citibank’s base rate is a rate set by Citibank based upon various factors, including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such base rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding anything to the contrary in this Agreement, in no event shall the Base Rate be less than 0.00% per annum for any Advance that has not been identified by the Borrowers to the Administrative Agent as being subject to a Hedge Agreement. The parties acknowledge that, as of the Effective Date, certain Rollover Borrowings (as indicated in writing to the Administrative Agent prior to the Effective Date) are subject to Hedge Agreements and that future Borrowings may also be subject to other Hedge Agreements.
“Base Rate Advance” means an Advance under the 2023 5-Year Term Loan advanced as a Base Rate Advance hereunder or Converted into a Base Rate Advance hereunder that bears interest as provided in Section 2.06(a)(i).
“BBR” means for a period relating to an Advance in respect of the Australian Dollar Loan, (a) the average mid rate displayed at or about 10:15 A.M. (Sydney time) on the Quotation Day on the Reuters screen BBSW page for a term equivalent to the period or (b) if (i) for any reason BBR is not available for the applicable Interest Period but is available for other Interest Periods with respect to any such Australian Dollar Loan, then the rate shall be the Interpolated Screen Rate or (ii) the basis on which that rate is displayed is changed and in the opinion of the Administrative Agent it ceases to reflect the Lenders’ cost of funding to the same extent as at the date of this Agreement, then BBR will be the rate reasonably determined by the Administrative Agent to be the arithmetic mean of the bid and ask rates for bills of exchange accepted by leading Australian banks in the Relevant Interbank Market at or about 10:15 A.M. (Sydney time) on the

Quotation Day and which have a term equivalent to the period. Rates will be expressed as a yield percent per annum to maturity and, if necessary, will be rounded up to the nearest fourth decimal place. Notwithstanding anything to the contrary in this Agreement, in no event shall BBR be less than 0.00% per annum for any Advance that has not been identified by the Borrowers to the Administrative Agent as being subject to a Hedge Agreement.
“Beneficial Ownership Certification” means, if any Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a certification of beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“Bond Debt” has the meaning specified in Section 5.01(j).
“Bond Issuance” means any offering or issuance of any Bonds or the acquisition of any Subsidiary that has Bonds outstanding.
“Bonds” means bonds, notes, loan stock, debentures and comparable debt instruments that evidence debt obligations of a Person.
“Borrower” has the meaning specified in the recital of parties to this Agreement.
“Borrower Accession Agreement” means the Borrower Accession Agreement, between the Administrative Agent and an Additional Borrower relating to such Additional Borrower which is to become a Borrower hereunder at any time on or after the Effective Date, the form of which is attached hereto as Exhibit G.
“Borrower’s Account” means such account as any Borrower shall specify in writing to the Administrative Agent.
“Borrowing” means a borrowing consisting of simultaneous Advances under a particular Term Loan of the same Type made by the Lenders.
“Borrowing Minimum” means, in respect of Borrowings under the 2024 5-Year Term Loan, (a) [reserved], (b) [reserved], (c)  S$1,000,000 in the case of the Singapore Dollar Loan, (d) A$1,000,000 in the case of the Australian Dollar Loan, (e) C$1,000,000 in the case of the Canadian Dollar Loan, (f) HKD1,000,000 in the case of the Hong Kong Dollar Loan, (g) [reserved] and (h) the Equivalent of $1,000,000 in the case of any Supplemental Tranche (or, in each case, the Equivalent thereof in any applicable Committed Foreign Currency).
“Borrowing Multiple” means, in respect of Borrowings under the 2024 5-Year Term Loan, (a) [reserved], (b) [reserved], (c) S$100,000 in the case of the Singapore Dollar Loan, (d) A$100,000 in the case of the Australian Dollar Loan, (e) C$100,000 in the case of the Canadian Dollar Loan, (f) HKD100,000 in the case of the Hong Kong Dollar Loan, (g) [reserved] and (h) the Equivalent of $100,000 in the case of any Supplemental Tranche (or, in each case, the Equivalent thereof in any applicable Committed Foreign Currency).
“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to (a) any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such

Eurocurrency Rate Advance, (b) the Australian Dollar Loan, on which dealings are carried on in the Australian interbank market and banks are open for business in Sydney, Melbourne and Hong Kong, (c) the Singapore Dollar Loan, on which dealings are carried on in the Singapore interbank market and banks are open for business in Singapore, London and Hong Kong, (d) the Hong Kong Dollar Loan, on which banks are open for business in Hong Kong and Singapore, (e) [reserved], (f) the Canadian Dollar Loan, on which commercial banks are open for business in Toronto, Canada, and (g) any Advances denominated in any Supplemental Currency, on which dealing are carried on in the Relevant Interbank Market of the jurisdiction that issues such Supplemental Currency, provided, however, that as used in the definition of Eurocurrency Rate, “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and on which dealings are carried on in the London interbank market.
“Canadian Borrowers” means Initial Canadian Borrower and each Additional Borrower that is designated as a Borrower with respect to the Canadian Dollar Loan.
“Canadian Dollar Commitment” means, (a) with respect to any 2024 5-Year Term Lender at any time, the amount set forth opposite such 2024 5-Year Term Lender’s name on Schedule IA hereto under the caption “Canadian Dollar Commitment” or (b) if such 2024 5-Year Term Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such 2024 5-Year Term Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such 2024 5-Year Term Lender’s “Canadian Dollar Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.04 or increased pursuant to Section 2.15.
“Canadian Dollar Lender” means any Person that is a 2024 5-Year Term Lender hereunder in respect of the Canadian Dollar Loan in its capacity as a Lender in respect of the Canadian Dollar Loan.
“Canadian Dollar Loan” means, at any time, the aggregate amount of the 2024 5-Year Term Lenders’ Canadian Dollar Commitments at such time.
“Canadian Dollar Pro Rata Share” of any amount means, with respect to any 2024 5-Year Term Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such 2024 5-Year Term Lender’s Canadian Dollar Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such 2024 5-Year Term Lender’s Facility Exposure with respect to the Canadian Dollar Loan at such time) and the denominator of which is the Canadian Dollar Loan at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the total Facility Exposure with respect to the Canadian Dollar Loan at such time).
“Canadian Dollars” and the “CDN$” sign each means lawful currency of Canada.
“Capital Expenditure Reserve” means (a) with respect to any Asset on any date of determination when calculating compliance with the maximum Unsecured Debt exposure and minimum Unencumbered Assets Debt Service Coverage Ratio financial covenants, the product of (A) $0.25 times (B) the total number of net rentable square feet within such Asset and (b) at all other times, zero.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Capitalized Value” means (a) in the case of any Asset other than a Leased Asset, the Adjusted Net Operating Income of such Asset divided by 7.25%, and (b) in the case of any Leased Asset, the Adjusted Net Operating Income of such Asset divided by 9.50%.

“Cash Equivalents” means any of the following, to the extent owned by the Parent Guarantor or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens) and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States, (b) readily marketable direct obligations of any state of the United States or any political subdivision of any such state or any public instrumentality thereof having, at the time of acquisition, the highest rating obtainable from either Moody’s or S&P, (c) domestic and foreign certificates of deposit or domestic time deposits or foreign deposits or bankers’ acceptances (foreign or domestic) in Sterling, Canadian Dollars, Swiss Francs, Euros, Hong Kong Dollars, Dollars, Singapore Dollars, Yen or Australian Dollars that are issued by a bank: (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S&P, Moody’s or Fitch and (II) if a United States domestic bank, which is a member of the Federal Deposit Insurance Corporation, (d) commercial paper (foreign and domestic) in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (e) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest; and (f) money market funds invested in investments substantially all of which consist of the items described in clauses (a) through (e) foregoing.
“CDOR” means, in relation to any Floating Advance in Canadian Dollars, the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1% per annum, if such average is not such a multiple) applicable to bankers’ acceptances for a term equivalent to the Interest Period of such Floating Rate Advance appearing on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:15 A.M. (Toronto time), on the Quotation Day, or if such date is not a Business Day, then on the immediately preceding Business Day or, if for any reason such rate does not appear on the Reuters Screen CDOR Page as contemplated, then CDOR on any date shall be calculated as the rate of interest reasonably determined by the Administrative Agent as the rate quoted as of 10:15 A.M. (Toronto time) on such day to leading banks on the basis of the discount amount at which such banks are then offering to purchase Canadian Dollar denominated bankers’ acceptances that have a comparable aggregate face amount to the principal amount of such Revolving Credit Advance in Canadian Dollars and the same term to maturity as the term of the Interest Period for such Revolving Credit Advance in Canadian Dollars, or if such date is not a Business Day, then on the immediately preceding Business Day, provided that for the purposes of this definition, if CDOR is not available for the applicable Interest Period but is available for other Interest Periods with respect to any such Floating Rate Advance, then the rate shall be the Interpolated Screen Rate. Notwithstanding anything to the contrary in this Agreement, in no event shall CDOR be less than 0.00% per annum for any Advance that has not been identified by the Borrowers to the Administrative Agent as being subject to a Hedge Agreement.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof beneficial ownership (within the meaning of Rule 13d‑3 of the Securities and Exchange Commission under the Securities Exchange Act), directly or indirectly, of Voting Interests of the Parent Guarantor (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent

Guarantor; or (b) during any consecutive twelve month period commencing on or after the Closing Date, individuals who at the beginning of such period constituted the Board of Directors of the Parent Guarantor (together with any new directors whose election by the Board of Directors or whose nomination for election by the Parent Guarantor stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office, except for any such change resulting from (x) death or disability of any such member, (y) satisfaction of any requirement for the majority of the members of the Board of Directors of the Parent Guarantor to qualify under applicable law as independent directors, or (z) the replacement of any member of the Board of Directors who is an officer or employee of the Parent Guarantor with any other officer or employee of the Parent Guarantor or any of its Affiliates; or (c) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to direct, directly or indirectly, the management or policies of the Parent Guarantor; or (d) the Parent Guarantor ceases to be the general partner of the Operating Partnership; or (e) the Parent Guarantor ceases to be the legal and beneficial owner of all of the general partnership interests of the Operating Partnership.
“Citibank” has the meaning specified in the recital of parties to this Agreement.
“Class” when used with respect to (a) a Commitment, refers to whether such Commitment is a 2024 5-Year Term Loan Commitment or a 2023 5-Year Term Loan Commitment, (b) an Advance, refers to whether such Advance is an Advance pursuant to the 2024 5-Year Term Loan or the 2023 5-Year Term Loan and (c) a Lender, refers to whether such Lender has a Commitment with respect to the 2024 5-Year Term Loan or the 2023 5-Year Term Loan.
“Closing Date” means the date of this Agreement.
“Commitment” means, with respect to any (a) 2024 5-Year Term Lender, such Lender’s 2024 5-Year Term Loan Commitment, and (b) 2023 5-Year Term Lender, such Lender’s 2023 5-Year Term Loan Commitment, and “Commitments” means the aggregate principal amount of the 2024 5-Year Term Loan Commitments and the 2023 5-Year Term Loan Commitments.
“Commitment Date” has the meaning specified in Section 2.15(b).
“Commitment Increase” has the meaning specified in Section 2.15(a).
“Commitment Increase Minimum” means $3,000,000 (or the Equivalent thereof in a Committed Foreign Currency).
“Committed Foreign Currencies” means Canadian Dollars, Hong Kong Dollars, Singapore Dollars, Australian Dollars and each Supplemental Currency.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning specified in Section 9.02(b).
“Confidential Information” means information that any Loan Party furnishes to the Administrative Agent or any Lender in writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than by way of a breach of the confidentiality provisions of Section 9.10 or that is or becomes available to the Administrative Agent or such Lender from a source other than the Loan Parties or the

Administrative Agent or any other Lender and not in violation of any confidentiality agreement with respect to such information that is actually known to Administrative Agent or such Lender.
“Consent Request Date” has the meaning specified in Section 9.01(b).
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.
“Consolidated Debt” means Debt of the Parent Guarantor and its Subsidiaries plus the JV Pro Rata Share of Debt of Unconsolidated Affiliates that, in each case, is included as a liability on the Consolidated balance sheet of the Parent Guarantor in accordance with GAAP, minus unrestricted cash and Cash Equivalents on hand of the Parent Guarantor and its Subsidiaries in excess of $35,000,000.
“Consolidated Secured Debt” means Secured Debt of the Parent Guarantor and its Subsidiaries that is included as a liability on the Consolidated balance sheet of the Parent Guarantor in accordance with GAAP.
“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation (and without duplication), (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co‑making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith, all as recorded on the balance sheet or on the footnotes to the most recent financial statements of such Person in accordance with GAAP.
“Controlled Joint Venture” means any (a) Unconsolidated Affiliate in which the Parent Guarantor or any of its Subsidiaries (i) holds a majority of Equity Interests and (ii) after giving effect to all buy/sell provisions contained in the applicable constituent documents of such Unconsolidated Affiliate, controls all material decisions of such Unconsolidated Affiliate, including without limitation the financing, refinancing and disposition of the assets of such Unconsolidated Affiliate, or (b)  Subsidiary of the Operating Partnership that is not a Wholly-Owned Subsidiary.
“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.06(d), 2.08 or 2.09.
“Cross-stream Guaranty” has the meaning specified in Section 7.09(g).

“Customary Carve‑Out Agreement” has the meaning specified in the definition of Non‑Recourse Debt.
“Danish Guarantor” has the meaning specified in Section 7.09(t).
“Debt” of any Person means, without duplication for purposes of calculating financial ratios, (a) all Debt for Borrowed Money of such Person, (b) all Obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and not overdue by more than 60 days or that are subject to a Good Faith Contest, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (but excluding for the avoidance of doubt (i) regular quarterly dividends, (ii) periodic capital gains distributions, and (iii) special year-end dividends made in connection with maintaining the Parent Guarantor’s status as a REIT and allowing it to avoid income and excise taxes) in respect of any Equity Interests in such Person or any other Person (other than Preferred Interests that are issued by any Loan Party or Subsidiary thereof and classified as either equity or minority interests pursuant to GAAP) or any warrants, rights or options to acquire such Equity Interests, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Net Agreement Value thereof, (i) all Contingent Obligations of such Person with respect to Debt and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; provided, however, that (A) in the case of the Parent Guarantor and its Subsidiaries “Debt” shall also include, without duplication, the JV Pro Rata Share of Debt for each Unconsolidated Affiliate and (B) for purposes of computing the Leverage Ratio, “Debt” shall be deemed to exclude redeemable Preferred Interests issued as trust preferred securities by the Parent Guarantor and the Borrowers to the extent the same are by their terms subordinated to the Facility and not redeemable until after the latest Maturity Date, as of the date of such computation.
“Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person; provided, however, that in the case of the Parent Guarantor and its Subsidiaries “Debt for Borrowed Money” shall also include, without duplication, the JV Pro Rata Share of Debt for Borrowed Money for each Unconsolidated Affiliate; and provided further, however, that as used in the definition of “Fixed Charge Coverage Ratio”, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, the term “Debt for Borrowed Money” (a) shall include, in the case of an acquisition, an amount equal to the Debt for Borrowed Money directly relating to such Asset existing immediately following such acquisition (computed as if such indebtedness in respect of such Asset was in existence for the Parent Guarantor or such Subsidiary for the entire four-fiscal quarter period), and (b) shall exclude, in the case of a disposition, an amount equal to the actual Debt for Borrowed Money to which such Asset was subject to the extent such Debt for Borrowed Money was repaid or otherwise terminated upon the disposition of such Asset during such four-fiscal quarter period.

“Debt Rating” means, as of any date, the rating that has been most recently assigned by either S&P, Fitch or Moody’s, as the case may be, to the long-term senior unsecured non-credit enhanced debt of the Parent Guarantor or, if applicable, to the “implied rating” of the Parent Guarantor’s long-term senior unsecured credit enhanced debt. For purposes of the foregoing, (a) if any rating established by S&P, Fitch or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change and (b) if S&P, Fitch or Moody’s shall change the basis on which ratings are established, each reference to the Parent Guarantor’s Debt Rating announced by S&P, Fitch or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P, Fitch or Moody’s, as the case may be. For the purposes of determining the Applicable Margin, (i) if the Parent Guarantor has three ratings and such ratings are split, then, if the difference between the highest and lowest is one level apart, it will be the highest of the three, provided that if the difference is more than one level, the average rating of the two highest will be used (or, if such average rating is not a recognized category, then the second highest rating will be used), (ii) if the Parent Guarantor has only two ratings, it will be the higher of the two, provided that if the ratings are more than one level apart, the average rating will be used (or, if such average rating is not a recognized category, then the higher rating will be used), and (iii) if the Parent Guarantor has only one rating assigned by either S&P or Moody’s, then the Debt Rating shall be such credit rating.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Defaulting Lender” means at any time, subject to Section 2.17(b), (i) any Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make an Advance or make any other payment due hereunder (each, a “funding obligation”) unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (ii) any Lender that has notified the Administrative Agent or the Borrowers in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder (unless such writing or public statement states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) any Lender that has, for three or more Business Days after written request of the Administrative Agent or any Borrower, failed to confirm in writing to the Administrative Agent and the applicable Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s and the applicable Borrower’s receipt of such written confirmation), or (iv) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company, provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by an Applicable Governmental Authority, or (y) if such Lender or its direct or indirect Parent Company is solvent, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such Parent Company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, in each case so long as such ownership interest or appointment, as applicable, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Applicable Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender (provided, in each case, that neither the reallocation of funding obligations provided for in Section 2.17(a) as a result of a Lender being a Defaulting Lender nor the performance by Non‑Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non‑Defaulting Lender). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (iv) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon notification of such determination by the Administrative Agent to the Borrowers and the Lenders.
“Delayed Draw Period” means the period commencing on the Effective Date and ending 120 days after the Effective Date.
“Development Asset” means Real Property (whether owned or leased) acquired for development into a Technology Asset that, in accordance with GAAP, would be classified as a development property on a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries. For the avoidance of any doubt, Development Assets shall not constitute Technology Assets but assets that are leased by the Operating Partnership or a Subsidiary thereof as lessee pursuant to a lease (other than a ground lease) shall not be precluded from being Development Assets.
“Digital Euro” has the meaning specified in the recital of parties to this Agreement.
“Direction” has the meaning specified in Section 2.11(b).
“Division” and “Divide” each refer to a division of a Delaware limited liability company into two or more newly formed limited liability companies pursuant to the Delaware Limited Liability Act.
“Dollars” and the “$” sign each means lawful currency of the United States of America.
“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule IA or Schedule 1B hereto or in the Assignment and Acceptance or Lender Accession Agreement pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.
“EBITDA” means, for any period, without duplication, (a) the sum of (i) net income (or net loss) (excluding gains (or losses) from extraordinary and unusual items and the non‑cash component of non‑recurring items), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, in each case of the Parent Guarantor and its Subsidiaries determined on a Consolidated basis and in accordance with GAAP for such period, and (vi) to the extent such amounts were deducted in calculating net income (or net loss), (A) losses from extraordinary, non‑recurring and unusual items (including, without limitation, prepayment penalties and costs or fees incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (B) expenses and losses associated with Hedging Agreements and (C) expenses and losses resulting from fluctuations in foreign exchange rates, plus (b) Allowed Unconsolidated Affiliate Earnings, plus (c) with respect to each Unconsolidated Affiliate, the JV Pro Rata Share of the sum of (i) net income (or net loss) (excluding gains (or losses) from extraordinary and unusual items), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense of such Unconsolidated Affiliate, and (vi) to the extent such amounts were deducted in calculating net income (or net loss) with respect to such Unconsolidated Affiliate, (A) losses from extraordinary, non‑recurring and unusual items (including, without limitation, prepayment penalties and costs or fees incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (B) expenses and losses associated with Hedging Agreements and (C) expenses and losses resulting from fluctuations in foreign exchange rates, in each case determined on a consolidated basis and in accordance with GAAP for such period.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the first date on which the conditions set forth in Article III shall be satisfied.
“Eligible Assignee” means with respect to each Tranche, (a) a Lender; (b) an Affiliate or Fund Affiliate of a Lender and (c) any other Person (other than an individual) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Operating Partnership, each such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.
“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non‑compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity” has the meaning specified in Section 7.09(t).
“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“Equivalent” in Dollars of any amount in a currency other than Dollars on any date means the equivalent in Dollars of such other currency determined at the Agent’s Spot Rate of Exchange on the date falling two Business Days prior to the date of conversion or notional conversion, as the case may be. “Equivalent” in any currency (other than Dollars) of any other currency (including Dollars) means the equivalent in such other currency determined at the Agent’s Spot Rate of Exchange on the date falling two Business Days prior to the date of conversion or notional conversion, as the case may be.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.
“ERISA Event” means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30‑day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) with respect to any Plan, the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA resulting in a partial withdrawal by any Loan Party or any ERISA Affiliate from such Plan; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” each means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU Legislation.
“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” opposite its name on Schedule IA or IB hereto or in the Assignment and Acceptance or Lender Accession Agreement pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.
“Eurocurrency Rate” means, for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (i) in the case of any Advance denominated in Dollars or any Committed

Foreign Currency (other than Australian Dollars, Singapore Dollars, Hong Kong Dollars or Canadian Dollars), the LIBOR Screen Rate at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in the case of Dollars or any such Committed Foreign Currency for, in each case, a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period; provided, however, that with respect to Eurocurrency Rate Advances under any Supplemental Tranche Loan denominated in Yen, the Eurocurrency Rate shall be determined without dividing the amount in clause (i) by the amount in clause (ii) (i.e., without reference to the Eurocurrency Rate Reserve Percentage), provided that for purposes of this definition, if no LIBOR Screen Rate is available for the applicable Interest Period but a LIBOR Screen Rate is available for other Interest Periods with respect to any such Floating Rate Advance, then the rate shall be the Interpolated Screen Rate. For purposes of determining the Base Rate, the one‑month Eurocurrency Rate shall be calculated as set forth in clause (i) of the first sentence of this paragraph utilizing the LIBOR Screen Rate for a one‑month period determined as of approximately 11:00 A.M. (London time) on the applicable date of determination (or on the previous Business Day if such date of determination is not a Business Day). Notwithstanding anything to the contrary in this Agreement, in no event shall the Eurocurrency Rate be less than 0.00% per annum for any Advance that has not been identified by the Borrowers to the Administrative Agent as being subject to a Hedge Agreement.
“Eurocurrency Rate Advance” means each Advance denominated in Dollars or a Committed Foreign Currency that bears interest as provided in Section 2.06(a)(ii).
“Eurocurrency Rate Reserve Percentage” means, for any Interest Period for all Eurocurrency Rate Advances under the 2023 5-Year Term Loan comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.
“Events of Default” has the meaning specified in Section 6.01.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor becomes effective with respect to such related Swap Obligation.
“Excluded Taxes” has the meaning specified in Section 2.11(a).
“Existing Debt” means Debt for Borrowed Money of each Loan Party and its Subsidiaries outstanding immediately before the Effective Date.
“Existing Loan Agreement” has the meaning set forth in the recitals.
“Extension Date” has the meaning specified in Section 2.18.
“Extension Request” has the meaning specified in Section 2.18.
“Facility” means, collectively, all of the Tranches.

“Facility Exposure” means (a) with respect to each Tranche, at any date of determination, the sum of the aggregate principal amount of all outstanding Advances relating to such Tranche, (b) with respect to each Term Loan, at any date of determination, the sum of the aggregate principal amount of all outstanding Advances relating to such Term Loan, and (c) with respect to the Facility, at any date of determination, the sum of the aggregate principal amount of all outstanding Advances in respect of all Tranches.
“FATCA” has the meaning specified in Section 2.11(a).
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, however, that in no circumstance shall the Federal Funds Rate be less than 0% per annum.
“Fee Letter” means the fee letter dated as of August 6, 2018 among the Operating Partnership, MLPFS, Bank of America, N.A., Citibank and JPMCB, as the same may be amended from time to time.
“First Dollar Rollover Borrowing” shall have the meaning specified in Section 2.02(a).
“Fiscal Year” means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries ending on December 31 in any calendar year.
“Fitch” means Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. and any successor thereto.
“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Adjusted EBITDA to (b) the sum of (i) interest (including capitalized interest) payable in cash on all Debt for Borrowed Money plus (ii) scheduled amortization of principal amounts of all Debt for Borrowed Money payable (not including balloon maturity amounts) plus (iii) all cash dividends payable on any Preferred Interests (which, for the avoidance of doubt, shall include Preferred Interests structured as trust preferred securities), but excluding redemption payments or charges in connection with the redemption of Preferred Interests, in each case, of or by the Parent Guarantor and its Subsidiaries for the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, determined on a Consolidated basis for such period.
“Floating Rate” means with respect to (a) Floating Rate Advances in Australian Dollars, BBR, (b) Floating Rate Advances in Singapore Dollars, SOR, (c) Floating Rate Advances in Hong Kong Dollars, HIBOR, (d) Floating Rate Advances in Canadian Dollars, CDOR, (e) Floating Rate Advances in Dollars or any Committed Foreign Currency other than Australian Dollars, Singapore Dollars, Hong Kong Dollars, Canadian Dollars or a Supplemental Currency, the Eurocurrency Rate, and (f) Floating Rate Advances in a Supplemental Currency, the Screen Rate related thereto, except to the extent otherwise provided in a Supplemental Addendum. Notwithstanding anything to the contrary in this Agreement, in no event shall any Floating Rate be less than 0.00% per annum for any Advance that has not been identified by the Borrowers to the Administrative Agent as being subject to a Hedge Agreement.
“Floating Rate Advance” means each Advance that is not a Base Rate Advance.

“Foreign Lender” has the meaning specified in Section 2.11(g).
“Foreign Subsidiary” means any Subsidiary of the Parent Guarantor (a) that is not incorporated or organized under the laws of any State of the United States or the District of Columbia, or (b) the principal assets, if any, of which are not located in the United States or are Equity Interests or other Investments in a Subsidiary described in clause (a) or (b) of this definition.
“French Borrower” means each entity established in France and designated as a Borrower.
“French Guarantor” has the meaning specified in Section 7.09(f)(i).
“French Qualifying Lender” means a Lender which: (a) fulfills the conditions imposed by French Law in order for a payment from a French Borrower under a Loan Document not to be subject to (or as the case may be, to be exempt from) any French Tax Deduction; or (b) is a French Treaty Lender.
“French Tax Deduction” means a deduction or withholding for or on account of Tax imposed by France from a payment under a Loan Document.
“French Treaty” has the meaning specified in the definition of “French Treaty State”.
“French Treaty Lender” means a Lender which: (a) is treated as resident of a French Treaty State for the purposes of the French Treaty; (b) does not carry on business in France through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; (c) is acting from a Lending Office situated in its jurisdiction of incorporation; and (d) fulfills any other conditions which must be fulfilled under the French Treaty by residents of the French Treaty State for such residents to obtain exemption from Tax imposed by France on any payment made by a French Borrower under a Loan Document, subject to the completion of any necessary procedural formalities.
“French Treaty State” means a jurisdiction having a double taxation agreement with France (the “French Treaty”), which makes provision for full exemption from Tax imposed by France on interest payments.
“Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Funding Deadline” means (a) 1:00 P.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Advances under the 2023 5-Year Term Loan, (b) [reserved], (c) 10:00 A.M. (New York City time) on the date of such Borrowing in the case of a Borrowing under the Canadian Dollar Loan, (d) [reserved], (e) 12:00 P.M. (Singapore time) on the date of such Borrowing in the case of a Borrowing under the Singapore Dollar Loan or the Hong Kong Dollar Loan, (f) 12:00 P.M. (Sydney time) on the date of such Borrowing in the case of a Borrowing under the Australian Dollar Loan and (g) for each Supplemental Tranche Loan, the deadline set forth in the Supplemental Addendum with respect to Advances denominated in any Supplemental Currency.
“GAAP” has the meaning specified in Section 1.03.
“German GmbH Guarantor” has the meaning specified in Section 7.09(g).
“Global Revolving Credit Agreement” means that certain Amended and Restated Global Senior Credit Agreement, dated as of the date hereof, by and among the Operating Partnership, the other borrowers and guarantors named therein, Citibank, N.A., as administrative agent, the financial institutions party thereto, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as the syndication agents, and MLPFS, CGMI and JPMorgan Securities, as the arrangers, as amended.
“Global Revolving Credit Borrower” means a Borrower (as defined in the Global Revolving Credit Agreement).
“Global Revolving Credit Documents” means the Global Revolving Credit Agreement and the Loan Documents (as defined in the Global Revolving Credit Agreement).
“GmbHG” has the meaning specified in Section 7.09(g).
“Good Faith Contest” means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest is not reasonably likely to result in a Material Adverse Effect.
“Guaranteed Hedge Agreement” means any Hedge Agreement not prohibited under Article V that, at the time of execution thereof, is entered into by and between a Loan Party and any Hedge Bank.
“Guaranteed Obligations” has the meaning specified in Section 7.01.
“Guarantors” has the meaning specified in the recital of parties to this Agreement; provided, however, that for so long as a TMK is prohibited under the TMK Law from guaranteeing the obligations of another Person, a TMK shall not be a Guarantor.
“Guaranty” means the Guaranty by the Guarantors pursuant to Article VII, together with any and all Guaranty Supplements required to be delivered pursuant to Section 5.01(j).
“Guaranty Supplement” means a supplement entered into by an Additional Guarantor in substantially the form of Exhibit C hereto and otherwise in form and substance reasonably acceptable to the Administrative Agent.
“Hazardous Materials” means (a) petroleum or petroleum products, by‑products or breakdown products, radioactive materials, friable or damaged asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.
“Hedge Bank” means any Lender or an Affiliate of a Lender in its capacity as a party to a Guaranteed Hedge Agreement, whether or not such Lender or Affiliate ceases to be a Lender or Affiliate of a Lender after entering into such Guaranteed Hedge Agreement; provided, however, that so long as any Lender is a Defaulting Lender, such Lender will not be a Hedge Bank with respect to any Guaranteed Hedge Agreement entered into while such Lender was a Defaulting Lender.
“HGB” has the meaning specified in Section 7.09(g).
“HIBOR” means, in relation to any Advance in Hong Kong Dollars, (a) the Hong Kong Screen Rate or (b) if for any reason the Hong Kong Screen Rate is not available for the applicable Interest Period but is available for other Interest Periods with respect to any such Advance in

Hong Kong Dollars, then the rate shall be the Interpolated Screen Rate or (c) if the Hong Kong Screen Rate is not available, the rate reasonably determined by the Administrative Agent as the rate quoted to leading banks in the Hong Kong interbank market, in each case as of 11:00 A.M. Hong Kong time on the Quotation Day for the offering of deposits in Hong Kong Dollars for a period comparable to the applicable Interest Period. Notwithstanding anything to the contrary in this Agreement, in no event shall HIBOR be less than 0.00% per annum for any Advance that has not been identified by the Borrowers to the Administrative Agent as being subject to a Hedge Agreement.
“Hong Kong Borrowers” means the Initial Hong Kong Borrower, and each Additional Borrower that is designated as a Borrower with respect to the Hong Kong Dollar Loan.
“Hong Kong Dollar Commitment” means, (a) with respect to any 2024 5-Year Term Lender at any time, the amount set forth opposite such 2024 5-Year Term Lender’s name on Schedule IA hereto under the caption “Hong Kong Dollar Commitment” or (b) if such 2024 5-Year Term Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such 2024 5-Year Term Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such 2024 5-Year Term Lender’s “Hong Kong Dollar Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.04 or increased pursuant to Section 2.15.
“Hong Kong Dollar Lender” means any Person that is a 2024 5-Year Term Lender hereunder in respect of the Hong Kong Dollar Loan in its capacity as a Lender in respect of the Hong Kong Dollar Loan.
“Hong Kong Dollar Loan” means, at any time, the aggregate amount of the 2024 5-Year Term Lenders’ Hong Kong Dollar Commitments at such time.
“Hong Kong Dollar Pro Rata Share” of any amount means, with respect to any 2024 5-Year Term Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such 2024 5-Year Term Lender’s Hong Kong Dollar Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such 2024 5-Year Term Lender’s Facility Exposure with respect to the Hong Kong Dollar Loan at such time) and the denominator of which is the Hong Kong Dollar Loan at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the total Facility Exposure with respect to the Hong Kong Dollar Loan at such time).
“Hong Kong Dollars” and the “H$” sign each means lawful currency of Hong Kong.
“Hong Kong Screen Rate” means the display designated as the HKABHIBOR Screen on the Reuters system or such other page as may replace such page on that system for the purpose of displaying offered rates for Hong Kong Dollar deposits.
“Immaterial Subsidiary” means a Subsidiary of the Parent Guarantor or the Operating Partnership that has total assets with a gross book value of less than $500,000 in the aggregate; provided, however, that only such Subsidiaries having total assets with a gross book value of not more than $10,000,000 in the aggregate may qualify as Immaterial Subsidiaries hereunder at any one time, and any other Subsidiaries that would otherwise have qualified as Immaterial Subsidiaries at such time shall be excluded from this definition.
“Increase Agent Notice Deadline” means (a) 11:00 A.M. (New York City time) where the Canadian Dollar Loan or the 2023 5-Year Term Loan is the increasing Tranche, (b) [reserved], (c) [reserved], (d) 11:00 A.M. (Singapore time) where the Singapore Dollar Loan or the Hong Kong Dollar Loan is the increasing Tranche, (e) 11:00 A.M. (Sydney time) where the Australian Dollar Loan is the increasing Tranche and (f) for each Supplemental Tranche Loan, the time set forth in the applicable Supplemental Addendum where any Supplemental Tranche is the increasing Tranche.
“Increase Date” has the meaning specified in Section 2.15(a).
“Increase Funding Deadline” means (a) 3:00 P.M. (New York City time) on the Increase Date where the Canadian Dollar Loan or the 2023 5-Year Term Loan is the increasing Tranche, (b) [reserved], (c) [reserved], (d) 12:00 P.M. (Sydney time) on the Increase Date where the Australian Dollar Loan is the increasing Tranche, (e) 12:00 P.M. (Singapore time) on the Increase Date where the Singapore Dollar Loan or the Hong Kong Dollar Loan is the increasing Tranche, and (f) the time or times set forth in the applicable Supplemental Addendum where any Supplemental Tranche is the increasing Tranche.
“Increase Minimum” means $3,000,000 (or the Equivalent thereof in a Committed Foreign Currency).
“Increased Commitment Amount” has the meaning specified in Section 2.15(b).
“Increased Revolving Credit Facility Commitments” means the aggregate amount of the Commitments (as defined in the Global Revolving Credit Agreement) increased pursuant to Section 2.18 of the Global Revolving Credit Agreement since the Closing Date.
“Increasing Lender” has the meaning specified in Section 2.15(b).
“Indemnified Costs” has the meaning specified in Section 8.05(a).
“Indemnified Party” has the meaning specified in Section 7.06.
“Indemnified Taxes” has the meaning specified in Section 2.11(a).
“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.
“Information Memorandum” means the information memorandum dated September 2018 used by the Arrangers in connection with the syndication of the Commitments.
“Initial Australia Borrower” has the meaning specified in the recital of parties to this Agreement.
“Initial Borrowing Date” means the Business Day immediately following the Effective Date.
“Initial Canadian Borrower” has the meaning specified in the recital of parties to this Agreement.
“Initial Hong Kong Borrower” has the meaning specified in the recital of parties to this Agreement.
“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.
“Initial Process Agent” has the meaning specified in Section 9.12(c).
“Initial Singapore Borrower 1” has the meaning specified in the recital of parties to this Agreement.
“Initial Singapore Borrower 2” has the meaning specified in the recital of parties to this Agreement.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, but utilizing the actuarial assumptions used in such Plan’s most recent valuation report.
“Interest Period” means for each Floating Rate Advance comprising part of the same Borrowing, the period commencing on (and including) the date of such Floating Rate Advance or the date of the Conversion of any Base Rate Advance into a Floating Rate Advance, and ending on (but excluding) the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the last day of the period selected by the applicable Borrower pursuant to the provisions below. For the avoidance of doubt, each Interest Period subsequent to the initial Interest Period for a Floating Rate Advance shall be of the same duration as the initial Interest Period for such Floating Rate Advance selected by the applicable Borrower. The duration of each such Interest Period shall be one, two, three or six months (or, in the case of the LIBOR Screen Rate, so long as each applicable Lender consents, any number of days less than one month), as the applicable Borrower may, upon notice received by the Administrative Agent not later than the Interest Period Notice Deadline, select; provided, however, that:
(a)    no Borrower may select any Interest Period with respect to any Floating Rate Advance that ends after the applicable Maturity Date;
(b)    Interest Periods commencing on the same date for Floating Rate Advances comprising part of the same Borrowing shall be of the same duration;
(c)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;
(d)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;
(e)    the applicable Borrower shall not have the right to elect any Interest Period if an Event of Default has occurred and is continuing and, subject to Section 2.08(b)(iii), for the period that such Event of Default is continuing, successive Interest Periods shall be one month in duration; and
(f)    with respect to the Singapore Dollar Loan, the available Interest Period durations shall be one, three and six months only.
Notwithstanding anything to the contrary in this Agreement, (a) each Rollover Interest Period for the applicable Rollover Borrowing shall end on the date specified on Schedule IV hereto and no Lender shall have a claim pursuant to Section 9.04(c) as a result of any such Rollover Interest Period being shorter than 30 days and (b) as of the Effective Date, all Interest Periods (under and as defined in the Existing Loan Agreement) in respect of outstanding Floating Advances (under and as defined in the Existing Loan Agreement) other than Rollover Borrowings shall end on and as of the Effective Date and the Lenders (under and as defined in the Existing Loan Agreement) immediately prior to the Effective Date shall be entitled to payment from the Borrowers of all accrued interest on any such Advances (under and as defined in the Existing Loan Agreement) outstanding immediately prior the Effective Date on the Effective Date; provided, however, that no Lender shall have a claim pursuant to Section 9.04(c) as a result of the termination of such Interest Periods.
“Interest Period Notice Deadline” means (a) 12:00 P.M. (New York City time) on the third Business Day prior to the first day of the applicable Interest Period in the case of the 2023 5-Year Term Loan, (b) 12:00 P.M. (London time) on the third Business Day prior to the first day of the applicable Interest Period in the case of the Canadian Dollar Loan, (c) [reserved], (d) 12:00 P.M. (Singapore time) on the third Business Day prior to the first day of the applicable Interest Period in the case of the Singapore Dollar Loan or the Hong Kong Dollar Loan, (e) 12:00 P.M. (Sydney time) on the third Business Day prior to the first day of the applicable Interest Period in the case of the Australian Dollar Loan and (f) for each Supplemental Tranche Loan, the deadline set forth in the Supplemental Addendum with respect to each Supplemental Tranche.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Interpolated Screen Rate” means, in relation to any Floating Rate Advance for any Interest Period for which the Floating Rate is to be based on an Applicable Screen Rate, the rate which results from interpolating on a linear basis between:
(a)    the Applicable Screen Rate for the longest period (for which such Applicable Screen Rate is available) which is less than the Interest Period; and
(b)    the Applicable Screen Rate for the shortest period (for which such Applicable Screen Rate is available) which exceeds the Interest Period, each at (i) with respect to any Floating Rate Advance (other than an Advance denominated in Canadian Dollars), 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in the case of Dollars or any such Committed Foreign Currency or (ii) with respect to any Floating Rate Advance that is denominated in Canadian Dollars, 10:15 A.M. (Toronto time) on the first day of such Interest Period or if such date is not a Business Day, then on the immediately preceding Business Day.
“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person.
“JPMCB” has the meaning specified in the recital of parties to this Agreement.
“JTC” means Jurong Town Corporation, a body corporate incorporated under the Jurong Town Corporation Act of Singapore.
“JTC Property” means an Asset located in Singapore that is ground leased from the JTC.
“JV Pro Rata Share” means, with respect to any Unconsolidated Affiliate at any time, the fraction, expressed as a percentage, obtained by dividing (a) the total book value in accordance with GAAP (but determined without giving effect to any depreciation) of all Equity Interests in such Unconsolidated Affiliate held by the Parent Guarantor and any of its Subsidiaries by (b) the total book value in accordance with GAAP (but determined without giving effect to any depreciation) of all outstanding Equity Interests in such Unconsolidated Affiliate at such time.

“Leased Asset” means a Technology Asset that is leased by the Operating Partnership or a Subsidiary thereof pursuant to a lease (other than a ground lease) with a remaining term (including any unexercised extension options at the option of the tenant) of not less than 10 years from the date of determination and otherwise on market terms.
“Lender Accession Agreement” has the meaning specified in Section 2.15(d)(i).
“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject, other than via an Undisclosed Administration, of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) such Lender or its Parent Company has become the subject of a Bail-in Action.
“Lenders” means (a) the Initial Lenders, (b) each Acceding Lender that shall become a party hereto pursuant to Section 2.15 or 2.16, and (c) each Person that shall become a Lender hereunder pursuant to Section 9.07 in each case for so long as such Initial Lender, Acceding Lender or Person, as the case may be, shall be a party to this Agreement.
“Leverage Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) Consolidated Debt of the Parent Guarantor and its Subsidiaries to (b) Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be.
“LIBOR Screen Rate” means in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) for the relevant currency and period displayed on page LIBOR01 or LIBOR02 Screen of the Reuters or Bloomberg screen (or any replacement Reuters or Bloomberg page which displays that rate).
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“Loan Documents” means (a) this Agreement, (b) the Notes, (c) each Borrower Accession Agreement, (d) the Fee Letter, (e) each Guaranty Supplement, (f) each Guaranteed Hedge Agreement, (g) each Supplemental Addendum, (h) each Loan Modification Agreement and (i) each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement, in each case, as amended.
“Loan Modification Agreement” has the meaning specified in Section 9.01(c).
“Loan Modification Offer” has the meaning specified in Section 9.01(c).
“Loan Parties” means the Borrowers and the Guarantors.
“Management Determination” has the meaning specified in Section 7.09(g).
“Margin Stock” has the meaning specified in Regulation U.
“Market Disruption Event” means in connection with (a) Advances in Singapore Dollars, (i) at or about 12:00 P.M. (London time) on the Quotation Day for the relevant Interest Period the average rate published on the Reuters page SOR is not available and the Administrative Agent is unable to determine SOR for the relevant currency and period or (ii) before close of business in Singapore on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in a Borrowing exceed fifty percent (50%) of such Borrowing) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of SOR, (b) Advances in Australian Dollars, (i) at or about 10:30 A.M. (Sydney time) on the Quotation Day for the relevant Interest Period the average rate published on the Reuters screen BBSW page is not available and the Administrative Agent is unable to determine BBR for the relevant currency and period or (ii) before close of business in Sydney on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in a Borrowing exceed fifty percent (50%) of such Borrowing) that the cost to it of funding its participation in the Borrowing from whatever source it may reasonably select would be in excess of BBR, (c) Advances in Hong Kong Dollars, (i) at or about 11:00 A.M. (Hong Kong time) on the Quotation Day for the relevant Interest Period the Hong Kong Screen Rate is not available and the Administrative Agent is unable to determine HIBOR for the relevant currency and period or (ii) before close of business in Hong Kong on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in a Borrowing exceed fifty percent (50%) of such Borrowing) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of HIBOR, (d) Advances in Canadian Dollars, (i) at or about 11:00 A.M. (Toronto time) on the Quotation Day for the relevant Interest Period the average rate published on the Reuters screen CDOR page is not available and the Administrative Agent is unable to determine CDOR for the relevant currency and period or (ii) before close of business in Toronto on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in a Borrowing exceed fifty percent (50%) of such Borrowing) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of CDOR, and (e) Advances in a Supplemental Currency, (i) at or about 11:00 A.M. (local time) on the Quotation Day for the relevant Interest Period the Applicable Screen Rate is not available and the Administrative Agent is unable to determine the interest rate upon which the applicable Floating Rate is based for the relevant currency and period or (ii) before close of business local time on the Quotation Day for the relevant Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in a Borrowing exceed fifty percent (50%) of such Borrowing) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of the interest rate upon which the applicable Floating Rate is based.
“Material Adverse Change” means any material adverse change in the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (c) the ability of any Loan Party to perform its material Obligations under any Loan Document to which it is or is to be a party.
“Material Contract” means each contract to which the Parent Guarantor or any of its Subsidiaries is a party that is material to the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole.
“Material Debt” means Recourse Debt of any Loan Party or any Subsidiary of a Loan Party that is outstanding in a principal amount (or, in the case of Debt consisting of a Hedge Agreement which constitutes a liability of the Loan Parties, in the amount of such Hedge Agreement reflected on the Consolidated balance sheet of the Parent Guarantor) of $125,000,000 (or the Equivalent thereof in any foreign currency) or more, either individually or in the aggregate; in each case (a) whether the primary obligation of one or more of the Loan Parties or their respective Subsidiaries, (b) whether the subject of one or more separate debt instruments or agreements, and (c) exclusive of Debt outstanding under this Agreement.
“Maturity Date” means (a) in respect of the 2024 5-Year Term Loan, January 24, 2023, subject to extension thereof pursuant to Section 2.18, or such other date on which the final payment of the principal of the Notes in respect of the 2024 5-Year Term Loan becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise, and (b) in respect of the 2023 5-Year Term Loan, January 15, 2023, or such other date on which the final payment of the principal of the Notes in respect of the 2023 5-Year Term Loan becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Maximum Unsecured Debt Percentage” means, on any date of determination, the then applicable percentage set forth in Section 5.04(b)(i).
“MLPFS” has the meaning specified in the recital of parties to this Agreement.
“Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, in which (a) any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates are contributing sponsors or (b) any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates were previously contributing sponsors if such Loan Party or ERISA Affiliate would reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Negative Pledge” means, with respect to any asset, any provision of a document, instrument or agreement (other than a Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Obligations under or in respect of the Loan Documents; provided, however, that (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge, (b) any provision of the Global Revolving Credit Documents restricting the ability of any Loan Party to encumber its assets (exclusive of any outright prohibition on the ability of any Loan Party to encumber particular assets) shall be deemed to not constitute a Negative Pledge so long as such provision is generally consistent with a comparable provision of the Loan Documents, and (c) any change of control or similar restriction set forth in an Unconsolidated Affiliate agreement or in a loan document governing mortgage secured Debt shall not constitute a Negative Pledge.
“Net Agreement Value” means, with respect to all Hedge Agreements, the amount (whether an asset or a liability) of such Hedge Agreements on the Consolidated balance sheet of the Parent Guarantor; provided, however, that if Net Agreement Value would constitute an asset rather than a liability, then Net Agreement Value shall be deemed to be zero.
“Net Assets” has the meaning specified in Section 7.09(g).
“Net Operating Income” means (a) with respect to any Asset other than an Unconsolidated Affiliate Asset, the difference (if positive) between (i) the total rental revenue, tenant reimbursements and other income from the operation of such Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, and (ii) all expenses and other proper charges incurred by the applicable Loan Party or Subsidiary in connection with the operation and maintenance of such Asset during such fiscal period, including, without limitation, management fees, repairs, real estate and chattel taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, all as determined in accordance with GAAP, and (b) with respect to any Unconsolidated Affiliate Asset, the difference (if positive) between (i) the JV Pro Rata Share of the total rental revenue and other income from the operation of such Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, and (ii) the JV Pro Rata Share of all expenses and other proper charges incurred by the applicable Unconsolidated Affiliate in connection with the operation and maintenance of such Asset during such fiscal period, including, without limitation, management fees, repairs, real estate and chattel taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, all as determined in accordance with GAAP, provided that in no event shall Net Operating Income for any Asset be less than zero.
“Non-Consenting Lender” has the meaning specified in Section 9.01(b).
“Non-Cooperative Jurisdiction” means a “non-cooperative state or territory” (Etat ou territoire non coopératif) as set out in the list referred to in Article 238-0 A of the French tax code (Code Général des Impôts), as such list may be amended from time to time.
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.
“Non‑Recourse Debt” means Debt for Borrowed Money with respect to which recourse for payment is limited to (a) any building(s) or parcel(s) of real property and any related assets encumbered by a Lien securing such Debt for Borrowed Money and/or (b) (i) the general credit of the Property‑Level Subsidiary that has incurred such Debt for Borrowed Money, and/or the direct Equity Interests therein and/or (ii) the general credit of the immediate parent entity of such Property‑Level Subsidiary, provided that such parent entity’s assets consist solely of Equity Interests in such Property‑Level Subsidiary, provided further that the instruments governing such Debt may include customary carve‑outs to such limited recourse (any such customary carve‑outs or agreements limited to such customary carve‑outs, being a “Customary Carve‑Out Agreement”) such as, for example, but not limited to, personal recourse to the borrower under such Debt for Borrowed Money and personal recourse to the Parent Guarantor or any Subsidiary of the Parent Guarantor for fraud, misrepresentation, misapplication or misappropriation of cash, waste, environmental claims, damage to properties, non‑payment of taxes or other liens despite the existence of sufficient cash flow, interference with the enforcement of loan documents upon maturity or acceleration, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of properties or ownership interests therein and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in non‑recourse financings of real estate.
“Note” means a promissory note of any Borrower payable to any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender.
“Notice” has the meaning specified in Section 9.02(c).
“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Borrowing Deadline” means (a) 2:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Floating Rate Advances under the 2023 5-Year Term Loan, (b) 1:00 P.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances under the 2023 5-Year Term Loan, (c) 2:00 P.M. (London time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing under the Canadian Dollar Loan, (d) [reserved], (e) 10:00 A.M. (Singapore time) on the third Business Day prior to the date of the proposed Borrowing in the case of any Borrowing under the Singapore Dollar Loan or the Hong Kong Dollar Loan, (f) 10:00 A.M. (Sydney time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing under the Australian Dollar Loan and (g) the deadline set forth in the Supplemental Addendum with respect to Borrowings in any Supplemental Currency.
“NPL” means the National Priorities List under CERCLA.
“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party, provided that in no event shall the Obligations of the Loan Parties under the Loan Documents include any Excluded Swap Obligations.
“OFAC” has the meaning specified in Section 4.01(w).
“Operating Partnership” has the meaning specified in the recital of parties to this Agreement.
“Other Connection Taxes” means, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” has the meaning specified in Section 2.11(d).
“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Parent Guarantor” has the meaning specified in the recital of parties to this Agreement.
“Participant Register” has the meaning specified in Section 9.07(g).
“Participating Member State” means each state so described in any of the legislative measures of the European Council for the introduction of, or changeover to, an operation of a single or unified European currency.
“Patriot Act” has the meaning specified in Section 9.11.

“Payment Demand” has the meaning specified in Section 7.09(g).
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
“Permitted Amendments” has the meaning specified in Section 9.01(c).
“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet delinquent or which are the subject of a Good Faith Contest; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate unless, in the case of (i) or (ii) above, such liens are the subject of a Good Faith Contest; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) covenants, conditions and restrictions, easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its present purposes; (e) Tenancy Leases and other interests of lessees and lessors under leases of real or personal property made in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose or the value thereof; (f) any attachment or judgment Liens not resulting in an Event of Default under Section 6.01(g); (g) customary Liens pursuant to general banking terms and conditions; (h) Liens in favor of any Secured Party pursuant to any Loan Document; and (i) anything which is a Lien that arises by operation of section 12(3) of the Australian PPS Act which does not in substance secure payment or performance of an obligation.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Platform” has the meaning specified in Section 9.02(b).
“Polish Guarantor” has the meaning specified in Section 7.09(p).
“Post Petition Interest” has the meaning specified in Section 7.07(c).
“Potential Defaulting Lender” means, at any time, (a) any Lender with respect to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of such Lender, its Parent Company or any Subsidiary or financial institution affiliate thereof, (b) any Lender that has notified, or whose Parent Company or a Subsidiary or financial institution affiliate thereof has notified, the Administrative Agent or any Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations under any other loan agreement or credit agreement or other financing agreement, or (c) any Lender that has, or whose Parent Company has, a long-term non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination by the Administrative Agent that a Lender is a Potential Defaulting Lender under any of clauses (a) through (c) above will be conclusive and binding absent manifest error, and such Lender will be deemed a Potential Defaulting Lender (subject to Section 2.17(b)) upon notification of such determination by the Administrative Agent to the Borrowers and the Lenders.
“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such

Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.
“Prepayment Minimum” means $1,000,000 (or the Equivalent thereof in any Committed Foreign Currency).
“Primary Currency” means in respect of (a) the 2023 5-Year Term Loan, Dollars, (b) [reserved], (c) the Singapore Dollar Loan, Singapore Dollars, (d) the Australian Dollar Loan, Australian Dollars, (e) the Canadian Dollar Loan, Canadian Dollars, (f) [reserved], (g) the Hong Kong Dollar Loan, Hong Kong Dollars, and (h) each Supplemental Tranche Loan, the Supplemental Currency related thereto.
“Privacy Circular” has the meaning specified in Section 9.10.
“Process Agent” has the meaning specified in Section 9.12(c).
“Processing Fee” means (a) $3,500 in the case of the 2023 5-Year Term Loan, the Canadian Dollar Loan, the Hong Kong Dollar Loan, the Australian Dollar Loan and any Supplemental Tranche Loan, (b) [reserved], (c) $3,500 in the case of the Singapore Dollar Loan and (d) [reserved].
“Property‑Level Subsidiary” means any Subsidiary of the Parent Guarantor or any Unconsolidated Affiliate that holds a direct fee or leasehold interest in any single building (or group of related buildings, including, without limitation, buildings pooled for purposes of a Non‑Recourse Debt financing) or parcel (or group of related parcels, including, without limitation, parcels pooled for purposes of a Non‑Recourse Debt financing) of real property and related assets and not in any other building or parcel of real property.
“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Facility Exposure at such time) and the denominator of which is the aggregate amount of the Lenders’ Commitments at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the aggregate Facility Exposure at such time).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.
“Qualified French Intercompany Loan” has the meaning specified in Section 7.09(f)(ii).
“Qualifying Ground Lease” means, subject to the last sentence of this definition, a lease of Real Property containing the following terms and conditions: (a) a remaining term (including any unexercised extension options as to which there are no conditions precedent to exercise thereof other than the giving of a notice of exercise) (or in the case of a JTC Property, such conditions precedent as are customarily imposed by the JTC on properties of a similar nature that are leased by the JTC) of (x) 30 years or more (or in the case of a JTC Property, 20 years or more) from the Closing Date or (y) such lesser term as may be acceptable to the Administrative Agent and which is customarily considered “financeable” by institutional lenders making loans secured by leasehold mortgages (or equivalent) in the jurisdiction of the applicable Real Property; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor (or in the case of a JTC Property, with such prior approval or notification as the JTC customarily requires from time to time under its standard regulations governing the creation of security interests over properties of a similar nature that are leased by the JTC); (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so (or in the case of a JTC Property, such obligations imposed on the JTC as lessor as are customary in its standard terms of lease for properties of a similar nature that are leased by the JTC); (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees in the applicable jurisdiction making a loan secured by the interest of the holder of a leasehold estate demised pursuant to a ground lease (or in the case of a JTC Property, such other rights as are customarily required by mortgagees in relation to properties of a similar nature that are leased by the JTC). Notwithstanding the foregoing, the leases set forth on Schedule III hereto as in effect as of the Closing Date shall be deemed to be Qualifying Ground Leases.
“Quotation Day” means, in relation to any period for which an interest rate is to be determined (a) if the currency is Australian Dollars or Hong Kong Dollars, the first day of that period, (b) if the currency is Singapore Dollars, two Singapore Business Days before the first day of that period, (c) if the currency is in Canadian Dollars, the first day of that period, (d) [reserved], and (e) if the currency is a Supplemental Currency, the day set forth in the applicable Supplemental Addendum as the Quotation Day.
“Real Property” means all right, title and interest of any Borrower and each of its Subsidiaries in and to any land and/or any improvements located on any land, together with all equipment, furniture, materials, supplies and personal property in which such Person has an interest now or hereafter located on or used in connection with such land and/or improvements, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by such Person, in each case to the extent of such Person’s interest therein.
“Recipient” has the meaning specified in Section 9.10.
“Recourse Debt” means any Debt of the Parent Guarantor or any of its Subsidiaries that is not Non-Recourse Debt.
“Redeemable” means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.
“Redevelopment Asset” means any Technology Asset (including Leased Assets) (a) which either (i) has been acquired by any Borrower or any of its Subsidiaries with a view toward renovating or rehabilitating 25.0% or more of the total square footage of such Asset, or (ii) any Borrower or a Subsidiary thereof intends to renovate or rehabilitate 25.0% or more of the total square footage of such Asset, and (b) that does not qualify as a “Development Asset” by reason of, among other things, the redevelopment plan for such Asset not including a total demolition of the existing building(s) and improvements. The Operating Partnership shall be entitled to reclassify any Redevelopment Asset as a Technology Asset at any time. For the avoidance of doubt, assets that are leased by the Operating Partnership or a Subsidiary thereof pursuant to a lease (other than a ground lease) shall not be precluded from being Redevelopment Assets.
“Register” has the meaning specified in Section 9.07(d).
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.
“Related Funds” means, with respect to a fund (the “first fund”), any other fund that invests in bank loans and is administered or managed by the same investment advisor as the first fund or by an Affiliate of such investment advisor.
“Relevant Currency” has the meaning specified in Section 9.14(b).
“Relevant Interbank Market” means, in relation to (a) Australian Dollars, the Australian bank bill market, (b) Singapore Dollars, the Singapore interbank market, (c) Hong Kong Dollars, the Hong Kong interbank market, (d) [reserved], (e) Canadian Dollars, the Canadian interbank market or (f) any other currency of any other jurisdiction, the applicable interbank market of such jurisdiction.
“Replacement Lender” has the meaning specified in Section 9.01(b).
“Required Class Lenders” means, with respect to any Class of Lenders at any time, Lenders of such Class (a) holding greater than 50% of the sum of the aggregate principal amount (expressed in Dollars and including the Equivalent in Dollars at such time of any amounts denominated in a Committed Foreign Currency) of the Commitments in respect of such Class, or (b) if the Commitments of such Class have terminated, holding more than 50% of the principal amount (expressed in Dollars and including the Equivalent in Dollars at such time of any amounts denominated in a Committed Foreign Currency) of the aggregate outstanding Advances of such Class.
“Required Lenders” means, at any time, Lenders owed or holding greater than 50% of the sum of the aggregate principal amount (expressed in Dollars and including the Equivalent in Dollars at such time of any amounts denominated in a Committed Foreign Currency) of the Commitments (whether funded or unfunded) outstanding at such time; provided, however, that when there are two or more Lenders holding Commitments, Required Lenders must include two or more Lenders.
“Responsible Officer” means the chief executive officer, chief financial officer, senior vice president, controller or the treasurer of any Loan Party or any of its Subsidiaries. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the applicable Loan Party or Subsidiary thereof, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or such Subsidiary as applicable.
“Rollover Borrowing” means the Advances (as defined in the Existing Loan Agreement) described on Schedule VI hereto.
“Rollover Interest Period” means the Interest Period set forth with respect to each Rollover Borrowing on Schedule VI hereto.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sanctions” has the meaning specified in Section 4.01(w).
“Screen Rate” means, with respect to each Supplemental Currency, the page or service displaying the applicable Floating Rate relating to such Supplemental Currency as set forth in the applicable Supplemental Addendum.
“Second Dollar Rollover Borrowing” shall have the meaning specified in Section 2.02(a).

“Secured Debt” means, at any date of determination, the amount at such time of all Consolidated Debt of the Parent Guarantor and its Subsidiaries that is secured by a Lien on the assets of the Parent Guarantor or any Subsidiary thereof.
“Secured Debt Leverage Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) Secured Debt to (b) Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender pursuant to Section 5.03(b) or (c), as the case may be.
“Secured Parties” means the Administrative Agent, the Lenders and the Hedge Banks.
“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.
“SGD Lending Office” means, with respect to any Lender, the office of such Lender specified as its “SGD Lending Office” opposite its name on Schedule IA hereto or in the Assignment and Acceptance or Lender Accession Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.
“SGD Rollover Borrowing” shall have the meaning specified in Section 2.02(a).
“Simultaneous Advance” means simultaneous Advances made under the 2024 5-Year Term Loan on a particular date.
“Singapore Borrowers” means the Initial Singapore Borrower 1, the Initial Singapore Borrower 2 and each Additional Borrower that is designated as a Borrower with respect to the Singapore Dollar Loan.
“Singapore Business Day” means a day of the year (other than a Saturday or Sunday) on which banks are open for general business in Singapore and London, England.
“Singapore Dollar Commitment” means, (a) with respect to any 2024 5-Year Term Lender at any time, the amount set forth opposite such 2024 5-Year Term Lender’s name on Schedule IA hereto under the caption “Singapore Dollar Commitment” or (b) if such 2024 5-Year Term Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such 2024 5-Year Term Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such 2024 5-Year Term Lender’s “Singapore Dollar Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.04 or increased pursuant to Section 2.15.
“Singapore Dollar Lender” means any Person that is a 2024 5-Year Term Lender hereunder in respect of the Singapore Dollar Loan in its capacity as a 2024 5-Year Term Lender in respect of the Singapore Dollar Loan.
“Singapore Dollar Loan” means, at any time, the aggregate amount of the 2024 5-Year Term Lenders’ Singapore Dollar Commitments at such time.
“Singapore Dollar Pro Rata Share” of any amount means, with respect to any 2024 5-Year Term Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such 2024 5-Year Term Lender’s Singapore Dollar Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such 2024 5-Year Term Lender’s Facility Exposure with respect to the Singapore Dollar Loan at such time) and the denominator of which is the Singapore Dollar Loan at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the total Facility Exposure with respect to the Singapore Dollar Loan at such time).
“Singapore Dollars” and the “S$” sign each means lawful currency of Singapore.
“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, in which (a) any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates is a contributing sponsor or (b) any Loan Party or any ERISA Affiliate, and no Person other than the Loan Parties and the ERISA Affiliates, is a contributing sponsor if such Loan Party or ERISA Affiliate would reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“SMBC” has the meaning specified in the recital of parties to this Agreement.
“Solvent” means, with respect to any Person or group of Persons on a particular date, that on such date (a) the fair value of the property of such Person or group of Persons, on a going‑concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person or group of Persons, (b) the present fair salable value of the assets of such Person or group of Persons, on a going‑concern basis, is not less than the amount that will be required to pay the probable liability of such Person or group of Persons on its debts as they become absolute and matured, (c) such Person or group of Persons does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s or group of Persons' ability to pay such debts and liabilities as they mature and (d) such Person or group of Persons is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s or group of Persons' property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.
“SOR” means in relation to the Advances in respect of the Singapore Dollar Loan, (a) the rate appearing under the caption “SGD SOR Rates” on the ABSFIX01 of the Reuters Monitor Money Rates Services at 11:00 A.M. (London time) on the applicable Quotation Day or (b) if SOR is not available for the applicable Interest Period but is available for other Interest Periods with respect to any such Singapore Dollar Loan, then the rate shall be the Interpolated Screen Rate or (iii) if no such rate is available, the rate reasonably determined by the Administrative Agent as the rate quoted to leading banks in the London interbank market as of 11:00 A.M. (London time) on the Quotation Day for the offering of deposits in Singapore Dollars for a period comparable to the applicable Interest Period.
“Specified Jurisdictions” means the United States, Canada, United Kingdom of Great Britain and Northern Ireland, Singapore, Australia, Japan, France, the Federal Republic of Germany, Netherlands, Belgium, Switzerland, Ireland, Luxembourg, Hong Kong, Hungary, the Czech Republic, the Republic of Poland, the Kingdom of Sweden, the Republic of Finland, the Kingdom of Norway, Brazil, South Korea, South Africa, Denmark and such other jurisdictions as are agreed to by the Required Lenders.
“Standing Payment Instruction” means, in relation to each Lender, the payment instruction provided to the Administrative Agent or in any relevant Assignment and Acceptance or Lender Accession Agreement, as amended from time to time by written instructions of a duly authorized officer of the relevant Lender (delivered in a letter bearing the original signature of such duly authorized officer) to the Administrative Agent.
“Sterling” and “£” each means lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subordinated Obligations” has the meaning specified in Section 7.07(a).
“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate (a) of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (b) the accounts of which would appear on the Consolidated financial statements of such Person in accordance with GAAP.
“Successor Rate Conforming Changes” means, with respect to any proposed successor benchmark rate pursuant to clause (ii) of Section 2.06(d), any conforming changes to (a) the definitions of Base Rate and Interest Period, (b) timing and frequency of determining rates and making payments of interest and (c) other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to (i) reflect the adoption of such successor benchmark rate and (ii) permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such successor benchmark rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Operating Partnership).
“Supplemental Addendum” has the meaning set forth in Section 2.16.
“Supplemental Borrower” means the applicable Borrower or Borrowers that is or are designated as the Borrower or Borrowers with respect to a particular Supplemental Tranche in accordance with Section 2.16.
“Supplemental Currency” has the meaning set forth in Section 2.16.
“Supplemental Tranche” has the meaning set forth in Section 2.16.
“Supplemental Tranche Commitment” means (a) with respect to any Supplemental Tranche Lender at any time with respect to a Supplemental Tranche Loan, the amount set forth opposite such Lender’s name on Schedule IA hereto under the caption “Supplemental Tranche Commitments” or (b) if such Supplemental Tranche Lender has entered into one or more Assignment and Acceptances or Lender Accession Agreements, set forth for such Supplemental Tranche Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Supplemental Tranche Lender’s “Supplemental Tranche Commitments”, as such amount may be reduced at or prior to such time pursuant to Section 2.04 or increased pursuant to Section 2.15.
“Supplemental Tranche Effective Date” has the meaning set forth in Section 2.16.
“Supplemental Tranche Lender” means any Person that is a 2024 5-Year Term Lender hereunder in respect of any Supplemental Tranche Loan in its capacity as a 2024 5-Year Term Lender in respect of such Supplemental Tranche Loan.
“Supplemental Tranche Loan” means, at any time, the aggregate amount of the Supplemental Lenders’ Supplemental Tranche Commitments at such time with respect to a loan made to one or more Supplemental Borrowers in accordance with Section 2.16 following a Supplemental Tranche Request.

“Supplemental Tranche Pro Rata Share” of any amount means, with respect to any Supplemental Tranche Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Supplemental Tranche Lender’s Supplemental Tranche Commitment with respect to the applicable Supplemental Tranche Loan at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such Supplemental Tranche Lender’s Facility Exposure with respect to the applicable Supplemental Tranche Loan at such time) and the denominator of which is the applicable Supplemental Tranche Loan at such time (or, if the Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the total Facility Exposure with respect to such Supplemental Tranche Loan at such time).
“Supplemental Tranche Request” has the meaning set forth in Section 2.16.
“Surviving Debt” means Debt for Borrowed Money of each Loan Party and its Subsidiaries outstanding immediately after the Effective Date.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swiss Guarantor” means any Guarantor incorporated or organized under the laws of Switzerland.
“Taxes” has the meaning specified in Section 2.11(a).
“TD Securities” has the meaning specified in the recital of parties to this Agreement.
“Technology Asset” means any owned Real Property or leased Real Property (other than any Unconsolidated Affiliate Asset) that operates or is intended to operate primarily as a telecommunications infrastructure building, an information technology infrastructure building, a technology manufacturing building or a technology office/corporate headquarter building.
“Tenancy Leases” means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by the Borrowers or any of their respective Subsidiaries in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose.
“Term Loan” means each of the 2024 5-Year Term Loan and the 2023 5-Year Term Loan.
“TMK” means a Tokutei Mokuteki Kaisha incorporated in Japan.
“TMK Law” means the Law Relating to Securitization of Assets of Japan (Law No. 105 of 1998, as amended).
“Total Asset Value” means, on any date of determination, the sum of the following without duplication: (a) the sum of the Asset Values for all Assets at such date, plus (b) an amount (but not less than zero) equal to all unrestricted cash and Cash Equivalents on hand of the Parent Guarantor and its Subsidiaries minus the amount of such cash and Cash Equivalents deducted pursuant to the definition of “Consolidated Debt”, plus (c) earnest money deposits associated with potential acquisitions as of such date, plus (d) the book value in accordance with GAAP (but determined without giving effect to any depreciation) of all other investments held by the Parent Guarantor and its Subsidiaries at such date (exclusive of goodwill and other intangible assets); provided, however, that the portion of the Total Asset Value attributable to (i) undeveloped land, Development Assets, Redevelopment Assets and Unconsolidated Affiliate Assets shall not exceed in the aggregate 35% of Total Asset Value, with any excess excluded from such calculation, and (ii) Unencumbered Assets located in (1) jurisdictions outside of the Specified Jurisdictions and (2) Brazil, South Africa and South Korea (whether or not such countries are Specified Jurisdictions) shall not exceed, in the aggregate, 20% (with the portion of Total Asset Value attributable to

Unencumbered Assets located in Brazil, South Africa and South Korea subject to an aggregate sublimit of 15% within such 20% limit), in each case with any excess excluded from such calculation.
“Total Unencumbered Asset Value” means, on any date of determination, an amount equal to the sum of the Asset Values of all Unencumbered Assets plus unrestricted cash and Cash Equivalents minus the amount of such cash and Cash Equivalents deducted pursuant to the definition of “Consolidated Debt”; provided, however, that the portion of the Total Unencumbered Asset Value attributable to (a) undeveloped land, Redevelopment Assets, Development Assets, Assets owned or leased by Controlled Joint Ventures and Leased Assets shall not exceed 35% (with the portion of Total Unencumbered Asset Value attributable to Leased Assets subject to a sublimit of 17.5% within such 35% limit), and (b) Unencumbered Assets located in (i) jurisdictions outside of the Specified Jurisdictions and (ii) Brazil, South Africa and South Korea (whether or not such countries are Specified Jurisdictions) shall not exceed, in the aggregate, 20% (with the portion of Total Unencumbered Asset Value attributable to Unencumbered Assets located in Brazil, South Africa and South Korea subject to an aggregate sublimit of 15% within such 20% limit), in each case with any excess excluded from such calculation.
“Tranche” means each of the 2023 5-Year Term Loan, the Canadian Dollar Loan, the Hong Kong Dollar Loan, the Singapore Dollar Loan, the Australian Dollar Loan and each Supplemental Tranche Loan.
“Tranche Assigned Rights and Obligations” has the meaning specified in Section 2.19(a).
“Tranche Purchasing Lender” has the meaning specified in Section 2.19(a).
“Tranche Required Lenders” means, at any time, with respect to a Tranche, Lenders under such Tranche owed or holding greater than 50% of the sum of the aggregate principal amount of the Commitments (whether funded or unfunded) outstanding at such time under such Tranche; provided, however, that at all times when there are two or more Lenders in such Tranche, “Tranche Required Lenders” must include two or more Lenders of such Tranche.
“Tranche Selling Lender” has the meaning specified in Section 2.19(a).
“Transfer” means sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire.
“Transfer Date” means, in relation to an assignment by a Lender pursuant to Section 9.07(a), the later of: (a) the proposed Transfer Date specified in the Assignment and Acceptance and (b) the date which is the fifth Business Day after the date of delivery of the relevant Assignment and Acceptance to the Administrative Agent, or such earlier Business Day endorsed by the Administrative Agent on such Assignment and Acceptance.
“Treasury Regulations” means the regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code.
“Type” refers to the distinction between Advances in respect of a particular Term Loan bearing interest by reference to the Base Rate and Advances in respect of such Term Loan bearing interest by reference to the Floating Rate.
“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York, provided that, if perfection or the effect of perfection or non‑perfection or the priority of any security interest under any Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York or any other applicable law, “UCC” means the Uniform Commercial Code or such other applicable law as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non‑perfection or priority.
“UK” means the United Kingdom.
“UK Borrower” means any Additional Borrower incorporated under the laws of the UK and designated as a Borrower.
“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant UK Borrower, which contains the scheme reference number and jurisdiction of tax residence provided by the relevant UK Treaty Lender pursuant to Section 2.11(g)(iv), and is filed with HM Revenue & Customs: (a) within 30 days of the relevant UK Treaty Lender providing its scheme reference number and jurisdiction of tax residence pursuant to Section 2.11(g)(iv); or (b) if a UK Borrower becomes a party hereunder after the date of this Agreement and the relevant UK Treaty Lender has already provided such information, within 30 days of the date on which that UK Borrower becomes a party under this Agreement.
“UK CTA” means the UK Corporation Tax Act 2009.
“UK ITA” means the UK Income Tax Act 2007.
“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an Advance to a UK Borrower under a Loan Document and is (a) a Lender: (i) which is a bank (as defined for the purposes of section 879 of the UK ITA) making an advance to a UK Borrower under a Loan Document; or (ii) in respect of an advance made under a Loan Document to a UK Borrower by a Person that was a bank (as defined for the purpose of section 879 of the UK ITA) at the time the advance was made, and which, with respect to (i) and (ii) above, is within the charge to UK corporation tax as regards any payment of interest made in respect of that advance or (in the case of (i) above) which is a bank (as so designated) that would be within the charge to UK corporation tax as regards any payment of interest made in respect of that advance apart from section 18A of the UK CTA; or (b) a Lender which is: (i) a company resident in the UK for UK tax purposes; (ii) a partnership each member of which is: (x) a company so resident in the UK; or (y) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or (iii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the UK CTA); or (c) a UK Treaty Lender, or a Lender which is a building society (as defined for the purposes of Section 880 of the UK ITA) making an advance under a Loan Document.
“UK Qualifying Non-Bank Lender” means a Lender in respect of a UK Borrower which gives a UK Tax Confirmation in the Assignment and Acceptance which it executes on becoming a party to this Agreement.
“UK Tax Confirmation” means a confirmation by a Lender in respect of a UK Borrower that the Person beneficially entitled to interest payable to that Lender in respect of an Advance to a UK Borrower under a Loan Document is either: (a) a company resident in the UK for UK tax purposes; (b) a partnership each member of which is: (x) a company so resident in the UK; or (y) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or (c) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the UK CTA).
“UK Tax Deduction” means a deduction or withholding for or on account of Tax imposed by the UK from a payment by a UK Borrower under a Loan Document.
“UK Treaty Lender” means a Lender in respect of a UK Borrower which: (a) is treated as a resident of a jurisdiction having a double taxation agreement with the UK which makes provision for full exemption from tax imposed by the UK on interest; (b) does not carry on a business in the UK through a permanent establishment with which that Lender’s participation in respect of a loan to a UK Borrower is effectively connected; and (c) fulfills any conditions which must be fulfilled under that double taxation agreement to obtain full exemption from UK tax on interest payable to that Lender in respect of an Advance under a Loan Document (except for any such conditions that relate to the status of or any act or omission of that UK Borrower or that relate to any special relationship between a Lender and that UK Borrower), subject to the completion of any necessary procedural formalities.
“Unconsolidated Affiliate” means any Person (a) in which the Parent Guarantor or any of its Subsidiaries holds any direct or indirect Equity Interest, (b) that is not a Subsidiary of the Parent Guarantor or any of its Subsidiaries and (c) the accounts of which would not appear on the Consolidated financial statements of the Parent Guarantor.
“Unconsolidated Affiliate Assets” means, with respect to any Unconsolidated Affiliate at any time, the assets owned or leased by such Unconsolidated Affiliate at such time.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect Parent Company that is a solvent Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such Parent Company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.
“Unencumbered Adjusted Net Operating Income” means, for any period, without duplication, (i) the aggregate Adjusted Net Operating Income for all Unencumbered Assets plus (ii) Allowed Unconsolidated Affiliate Earnings that are not subject to any Lien; provided, however, that the portion of the Unencumbered Adjusted Net Operating Income attributable to Allowed Unconsolidated Affiliate Earnings shall not exceed 15%.
“Unencumbered Asset Conditions” means, with respect to any Asset, that such Asset is (a) a Technology Asset, Development Asset or Redevelopment Asset, (b)(i) wholly owned in fee simple absolute (or the equivalent thereof in the jurisdiction in which the applicable Asset is located), (ii) subject to a Qualifying Ground Lease or (iii) a Leased Asset, (c) not subject to any Lien (other than Permitted Liens) or any Negative Pledge, and (d) owned or leased directly by the Operating Partnership, a Wholly-Owned Subsidiary or a Controlled Joint Venture, the direct and indirect Equity interests in which are not subject to any Lien (other than Permitted Liens) or any Negative Pledge.
“Unencumbered Assets” means only those Assets that satisfy the Unencumbered Asset Conditions, including those Assets listed on the schedule of Unencumbered Assets delivered to the Administrative Agent as of the Closing Date (as updated from time to time pursuant to Section 5.03(d)).
“Unencumbered Assets Certificate” means a certificate in substantially the form of Exhibit E hereto, duly certified by the Chief Financial Officer or other Responsible Officer of the Parent Guarantor.

“Unencumbered Assets Debt Service Coverage Ratio” means, at any date of determination, the ratio of (a) the aggregate Unencumbered Adjusted Net Operating Income to (b) interest (including capitalized interest) paid or payable in cash on all Debt for Borrowed Money that is Unsecured Debt of the Parent Guarantor and its Subsidiaries for the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), as the case may be, determined on a Consolidated basis for such period.
“Unsecured Debt” means, at any date of determination, the amount at such time of all Consolidated Debt of the Parent Guarantor and its Subsidiaries, including, without limitation, the Facility Exposure, but exclusive of (a) Consolidated Secured Debt and (b) guarantee obligations in respect of Consolidated Secured Debt.
“Up-stream Guaranty” has the meaning specified in Section 7.09(g).
“US Bank” has the meaning specified in the recital of parties to this Agreement.
“U.S. Dollar Borrowers” means the Operating Partnership and each Additional Borrower that is designated as a Borrower with respect to the 2023 5-Year Term Loan.
“U.S. Dollar Lender” means any Person that is a Lender hereunder in respect of the 2023 5-Year Term Loan in its capacity as a 2023 5-Year Term Lender in respect thereof.
“U.S. Dollar Pro Rata Share” of any amount means, with respect to any Lender at any time, in respect of the 2023 5-Year Term Loan, the product of such amount times a fraction the numerator of which is the amount of such Lender’s 2023 5-Year Term Loan Commitment at such time (or, if the 2023 5-Year Term Loan Commitments shall have been terminated pursuant to Section 2.04 or 6.01, such Lender’s Facility Exposure with respect to the 2023 5-Year Term Loan at such time) and the denominator of which is the 2023 5-Year Term Loan at such time (or, if the 2023 5-Year Term Loan Commitments shall have been terminated pursuant to Section 2.04 or 6.01, the total Facility Exposure with respect to the 2023 5-Year Term Loan at such time).
“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Wholly‑Owned Foreign Subsidiary” means a Foreign Subsidiary that is a Wholly‑Owned Subsidiary.
“Wholly-Owned Subsidiary” means a Subsidiary of the Operating Partnership where one-hundred percent (100%) of all of the Equity Interests (other than directors’ qualifying shares) and voting interests of such Subsidiary are owned directly or indirectly by the Operating Partnership.
“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yen” and “¥”each means the lawful currency of Japan.
SECTION 1.02    Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. Unless otherwise specified, all references herein to times of day shall be references to (a) New York time in connection with matters relating to the 2023 5-Year Term Loan, (b) London time in connection with matters relating to the the Canadian Dollar Loan, (c) Singapore time in connection with matters relating to the Singapore Dollar Loan or the Hong Kong Dollar Loan, (d) Sydney time in connection with matters relating to the Australian Dollar Loan, (e) [reserved], (f) the local time of the principal banking center of the jurisdiction that issues the Supplemental Currency under each Supplemental Tranche in connection with matters relating to such Supplemental Tranche, and (g) in all other cases, New York time.
SECTION 1.03    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements of the Parent Guarantor referred to in Section 4.01(g) (“GAAP”). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of FASB ASC 825 on financial liabilities shall be disregarded.
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01    The Advances. (a) 2024 5-Year Term Loan.
(i)    [Reserved].
(ii)    [Reserved].
(iii)    [Reserved].
(iv)    [Reserved].
(v)    Singapore Dollar Loan. Subject to and upon the terms and conditions set forth herein, each Lender with a Singapore Dollar Commitment severally agrees, on the terms and conditions hereinafter set forth, to make the Singapore Dollar Loan in Singapore Dollars available to one or more Singapore Borrowers during the Delayed Draw Period; provided, however, that (A) the minimum amount of each Borrowing pursuant to the Singapore Dollar Loan shall be in an aggregate amount not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof, or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (B) the aggregate minimum amount of all Borrowings in respect of a Simultaneous Advance under the 2024 5-Year Term Loan shall be $50,000,000 (or the Equivalent thereof) (and in integral multiples of $100,000 (or the Equivalent thereof) in excess thereof) or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (C) there shall not be more than four Simultaneous Advances in the aggregate in respect of the 2024 5-Year Term Loan, (D) each Borrowing shall be subject to the conditions in Section 3.02 having been satisfied and (E) the aggregate amounts advanced to the Singapore Borrowers pursuant to this Section 2.01(a)(v) shall not exceed the aggregate Singapore Dollar Commitments.
(vi)    Australian Dollar Loan. Subject to and upon the terms and conditions set forth herein, each Lender with an Australian Dollar Commitment severally agrees, on the terms and conditions hereinafter set forth, to make the Australian Dollar Loan in Australian Dollars available to one or more Australian Dollar Borrowers during the Delayed Draw Period; provided, however, that (A) the minimum amount of each Borrowing pursuant to the Australian Dollar Loan shall be shall be in an aggregate amount not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof, or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (B) the aggregate minimum amount of all Borrowings in respect of a

Simultaneous Advance under the 2024 5-Year Term Loan shall be $50,000,000 (or the Equivalent thereof) (and in integral multiples of $100,000 (or the Equivalent thereof) in excess thereof) or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (C) there shall not be more than four Simultaneous Advances in the aggregate in respect of the 2024 5-Year Term Loan, (D) each Borrowing shall be subject to the conditions in Section 3.02 having been satisfied and (E) the aggregate amounts advanced to the Australian Dollar Borrowers pursuant to this Section 2.01(a)(vi) shall not exceed the aggregate Australian Dollar Commitments.
(vii)    Canadian Dollar Loan. Subject to and upon the terms and conditions set forth herein, each Lender with a Canadian Dollar Commitment severally agrees, on the terms and conditions hereinafter set forth, to make the Canadian Dollar Loan in Canadian Dollars available to one or more Canadian Dollar Borrowers during the Delayed Draw Period; provided, however, that (A) the minimum amount of each Borrowing pursuant to the Canadian Dollar Loan shall be in an aggregate amount not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof, or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (B) the aggregate minimum amount of all Borrowings in respect of a Simultaneous Advance under the 2024 5-Year Term Loan shall be $50,000,000 (or the Equivalent thereof) (and in integral multiples of $100,000 (or the Equivalent thereof) in excess thereof) or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (C) there shall not be more than four Simultaneous Advances in the aggregate in respect of the 2024 5-Year Term Loan, (D) each Borrowing shall be subject to the conditions in Section 3.02 having been satisfied and (E) the aggregate amounts advanced to the Canadian Dollar Borrowers pursuant to this Section 2.01(a)(vii) shall not exceed the aggregate Canadian Dollar Commitments.
(viii)    Hong Kong Dollar Loan. Subject to and upon the terms and conditions set forth herein, each Lender with a Hong Kong Dollar Commitment severally agrees, on the terms and conditions hereinafter set forth, to make the Hong Kong Dollar Loan in Hong Kong Dollars available to one or more Hong Kong Borrowers during the Delayed Draw Period; provided, however, that (A) the minimum amount of each Borrowing pursuant to the Hong Kong Dollar Loan shall be in an aggregate amount not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof, or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (B) the aggregate minimum amount of all Borrowings in respect of a Simultaneous Advance under the 2024 5-Year Term Loan shall be $50,000,000 (or the Equivalent thereof) (and in integral multiples of $100,000 (or the Equivalent thereof) in excess thereof) or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (C) there shall not be more than four Simultaneous Advances in the aggregate in respect of the 2024 5-Year Term Loan, (D) each Borrowing shall be subject to the conditions in Section 3.02 having been satisfied and (E) the aggregate amounts advanced to the Hong Kong Borrowers pursuant to this Section 2.01(a)(viii) shall not exceed the aggregate Hong Kong Dollar Commitments.
(ix)    [Reserved].
(x)    Supplemental Tranche Loan. Subject to and upon the terms and conditions set forth herein, each Lender with a Supplemental Tranche Commitment severally agrees, on the terms and conditions hereinafter set forth, to make the Supplemental Tranche Loan in the Supplemental Currency available to one or more Supplemental Borrowers during the Delayed Draw Period; provided, however, that (A) the minimum amount of each Borrowing pursuant to the Supplemental Tranche Loan shall be in an aggregate amount not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof, or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (B) the aggregate minimum amount of all Borrowings in respect of a Simultaneous Advance under the 2024 5-Year Term Loan shall be $50,000,000 (or the Equivalent thereof) (and in integral multiples of $100,000 (or the Equivalent thereof) in excess thereof) or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (C) there shall not be more than four Simultaneous Advances in the aggregate in respect of the 2024 5-Year Term Loan, (D) each Borrowing shall be subject to the conditions in Section 3.02 having been satisfied and (E) the aggregate amounts advanced to the Supplemental Borrowers pursuant to this Section 2.01(a)(x) shall not exceed the aggregate applicable Supplemental Tranche Commitments.
(xi)    Commitment Increase. Subject to upon the terms and conditions set forth herein, each Increasing Lender severally agrees, on the terms and conditions hereinafter set forth, to fund each Commitment Increase in respect of the 2024 5-Year Term Loan as a single Advance to each of one or more applicable Borrowers on the applicable Increase Date as contemplated by Section 2.15.
(b)    2023 5-Year Term Loan. Subject to and upon the terms and conditions set forth herein, each Lender with a 2023 5-Year Term Loan Commitment severally agrees, on the terms and conditions hereinafter set forth, to make the 2023 5-Year Term Loan in Dollars available to one or more U.S. Dollar Borrowers in a single draw on the Closing Date; provided, however, that (i) the minimum amount of each Borrowing pursuant to the 2023 5-Year Term Loan shall be $50,000,000 (and in integral multiples of $100,000 in excess thereof) or, if less, the aggregate then remaining unfunded Commitments allocable thereto, (ii) there shall not be more than four Advances in the aggregate in respect of the 2023 5-Year Term Loan, (iii) each Borrowing shall be subject to the conditions in Section 3.02 having been satisfied, (iv) the aggregate amounts advanced to the U.S. Dollar Borrowers pursuant to this Section 2.01(b) shall not exceed the aggregate 2023 5-Year Term Loan Commitments. Subject to upon the terms and conditions set forth herein, each Increasing Lender severally agrees, on the terms and conditions hereinafter set forth, to fund each Commitment Increase in respect of the 2023 5-Year Term Loan as a single Advance to each of one or more applicable Borrowers on the applicable Increase Date as contemplated by Section 2.15.
(c)    No Reborrowing. Any amount borrowed and repaid hereunder in respect of either Term Loan may not be reborrowed.
SECTION 2.02    Making Advances; Applicable Borrowers. (a) Each Borrowing shall be made on notice, given not later than the applicable Notice of Borrowing Deadline by the applicable Borrower to the Administrative Agent, and with respect to the initial Borrowing, such notice may be provided to the Administrative Agent prior to the date hereof. The Administrative Agent shall provide each relevant Lender with prompt notice thereof by e-mail or facsimile. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing and sent by e-mail or facsimile, in each case in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Tranche under which such Borrowing is requested, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, (v) except in the case of a Borrowing consisting of Base Rate Advances, the initial Interest Period for each such Advance, (vi) in the case of a Borrowing under a Supplemental Tranche Loan, the currency of such Advances, and (vii) the applicable Borrower or Borrowers proposing such Borrowing. Each Lender with a Commitment in respect of the applicable Tranche shall, before the applicable Funding Deadline make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders in respect of the applicable Tranche. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower by crediting the Borrower’s Account.
(a)    Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. In the case of any Borrowing other than the Borrowing of a Base Rate Advance, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the

Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to (w) the date of any Borrowing consisting of any Advance (other any Advance described in clauses (x) through (z) below)), (x) 12:00 P.M. (London time) on the Business Day immediately prior to the date of any Borrowing consisting of any Advance in respect of the Canadian Dollar Loan, (y) 12:00 P.M. (Singapore time) on the Business Date immediately prior to the date of any Borrowing consisting of any Advance in respect of the Singapore Dollar Loan, the Australian Dollar Loan or the Hong Kong Dollar Loan or (z) 2:00 P.M.(New York City time) on the date of any Borrowing consisting of Base Rate Advances, that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and, the Administrative Agent may, in reliance upon such assumption, notwithstanding the last sentence of Section 2.02(a), make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to any Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrowers, the higher of (A) the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Committed Foreign Currencies and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances under the 2023 5-Year Term Loan or (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of all other Advances. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.
(c)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
(d)    All Advances in respect of the 2023 5-Year Term Loan shall be advanced to one or more U.S. Dollar Borrowers. All Advances in respect of the Canadian Dollar Loan shall be advanced to one or more Canadian Dollar Borrowers. All Advances in respect of the Hong Kong Dollar Loan shall be advanced to one or more Hong Kong Borrowers. All Advances in respect of the Singapore Dollar Loan shall be advanced to one or more Singapore Borrowers. All Advances in respect of the Australian Dollar Loan shall be advanced to one or more Australia Borrowers. All Advances in respect of any Supplemental Tranche Loan shall be advanced to one or more Supplemental Borrowers that are Borrowers under the applicable Supplemental Tranche Loan. Each Borrower shall be liable for the Advances made to such Borrower only, provided that (x) if, in accordance with a Notice of Borrowing, an Advance is made to more than one Borrower as set forth in a single Notice of Borrowing, all such Borrowers specified in such Notice of Borrowing shall be jointly and severally liable with respect to such Advance and (y) nothing in this sentence shall impair or limit the liability or obligations of the Operating Partnership in its capacity as a Guarantor hereunder.
(e)    Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurocurrency Rate Advances for any Borrowing if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.06(d)(ii), 2.08 or 2.09, and (ii) there may not be more than thirty-six (36) separate Interest Periods outstanding at any time.
(f)    Each Lender may, at its option, make any Advance available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Advance; provided, however, that (i) any exercise of such option shall not affect the obligation of such Borrower in accordance with the terms of this Agreement and (ii) nothing in this Section 2.02(g) shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation or warranty by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.
(g)    The Borrowers irrevocably and for value authorize each Lender that at any time holds an Australian Dollar Commitment (at the option of such Lender) from time to time (i) to prepare reliquification bills of exchange in relation to any Advance under the Australian Dollar Loan and (ii) to sign them as drawer or endorser in the name of and on behalf of any Borrower (provided the relevant Borrower’s obligations as drawer or endorser under any such reliquification bill is non-recourse). The total face amount of reliquification bills prepared by any such Lender and outstanding in relation to any such Advance must not at any time exceed (A) such Lender’s share of the principal amount of such Advance plus (B) the total interest on that share over the relevant Interest Period. Reliquification bills must mature on or before the last day of the relevant Interest Period. Each such Lender may realize or deal with any reliquification bill prepared by it as it thinks fit. Each such Lender shall indemnify the Borrowers on demand against all liabilities, costs and expenses incurred by any Borrower by reason of it being a party to a reliquification bill prepared by such Lender. The immediately preceding sentence shall not affect any obligation of the Borrowers under any Loan Document. In particular, the obligations of the Borrowers to make payments under the Loan Documents are not in any way affected by any liability of any Lender, contingent or otherwise, under the indemnity in this Section 2.02(h). If a reliquification bill prepared by any such Lender is presented to a Borrower and such Borrower discharges it by payment, the amount of that payment will be deemed to have been applied against the moneys payable to such Lender hereunder. Only a Lender with a Commitment denominated in Australian Dollars will have recourse to any Borrower under any reliquification bill.
SECTION 2.03    Repayment of Advances. On the (a) Maturity Date in respect of the 2024 5-Year Term Loan, the Borrowers shall repay to the Administrative Agent for the ratable account of the 2024 5-Year Term Lenders the aggregate outstanding principal amount of the Advances in respect of the 2024 5-Year Term Loan then outstanding, and (b) Maturity Date in respect of the 2023 5-Year Term Loan, the Borrowers shall repay to the Administrative Agent for the ratable account of the 2023 5-Year Term Lenders the aggregate outstanding principal amount of the Advances in respect of the 2023 5-Year Term Loan then outstanding.
SECTION 2.04    Termination or Reduction of the Commitments. (a) Upon each repayment or prepayment of the Advances, the aggregate Commitments of the Lenders in the applicable Tranche shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Commitments with respect to such Tranche immediately prior to such reduction exceed the aggregate unpaid principal amount of the Advances outstanding in respect of such Tranche after giving effect to such repayment or prepayment of the Advances. Except to the extent contemplated in Section 2.15 or Section 2.16, once reduced, a Commitment may not be increased.
(a)    The Borrowers may, if no Notice of Borrowing is then outstanding, terminate the unused amount of the Commitment of a Defaulting Lender upon notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.10(g) and Section 2.12(b) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent or any Lender may have against such Defaulting Lender.
SECTION 2.05    Prepayments. (a) Optional. The Borrowers may, upon (x) same day notice in the case of Base Rate Advances and (y) two Business Days’ notice in the case of Floating Rate Advances received no later than 1:00 P.M. (local time) (or, in the case of the Canadian Dollar Loan, 2:00 P.M. (London time)) on the second Business Day prior to the proposed prepayment date, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrowers shall, subject to Section 2.05(c), prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment under any Tranche shall be in an aggregate principal amount not less than the applicable Prepayment Minimum or an integral multiple in excess thereof of $100,000 (or the Equivalent thereof in any Committed Foreign Currency), or, if less, the amount of the Advances outstanding, and (ii) if any prepayment of an Advance (other than a Base Rate Advance) is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c).
(a)    Mandatory. (i) The Borrowers shall, on each Business Day, prepay an aggregate principal amount of Unsecured Debt in an amount equal to the amount by which Unsecured Debt exceeds the Maximum Unsecured Debt Percentage of Total Unencumbered Asset Value.
(i)    All prepayments under this subsection (b), to the extent constituting a prepayment of Advances hereunder, shall be made together with (A) accrued interest to the date of such prepayment on the principal amount prepaid, and (B) the fee described in Section 2.05(c) if such fee is then applicable.
SECTION 2.06    Interest. (a) Scheduled Interest. The Borrowers shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(i)    Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each December, March, June and September during such periods and on the date such Base Rate Advance shall be Converted or paid in full.
(ii)    Floating Rate Advances. During such periods as such Advance is a Floating Rate Advance, subject to clause (d)(ii) below, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the applicable Floating Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Floating Rate Advance shall be Converted or paid in full, provided that during each Rollover Interest Period for the applicable Rollover Borrowing, the Floating Rate and the Applicable Margin with respect to such Rollover Borrowing shall be as specified on Schedule IV hereto. Advances in respect of the Singapore Dollar Loan, the Hong Kong Dollar Loan, the Canadian Dollar Loan, the Australian Dollar Loan and each Supplemental Tranche Loan shall be Floating Rate Advances.
(b)    Default Interest. Upon the occurrence and during the continuance of an Event of Default of the type described in Section 6.01(a) or (f) or, at the election of the Administrative Agent and the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, the Borrowers shall pay interest (which interest shall be payable both before and after the Administrative Agent has obtained a judgment with respect to the Facility) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

(c)    Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02, a notice of Conversion pursuant to Section 2.08 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Administrative Agent shall give notice to the Borrowers and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.
(d)    Interest Rate Determination.
(i)    Subject to clause (d)(ii) below, if an Applicable Screen Rate is unavailable and the Administrative Agent is unable to determine the Eurocurrency Rate for any Eurocurrency Rate Advances as provided in the definition of Eurocurrency Rate herein,
(A)    the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,
(B)    each such Eurocurrency Rate Advance under the 2023 5-Year Term Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and, with respect to any Eurocurrency Rate Advances under any other Tranche, after the last day of the then existing Interest Period, the interest rate on each Lender’s share of such Eurocurrency Rate Advance shall be the rate per annum which is the sum of (i) the rate notified to the Administrative Agent by such Lender as soon as practicable and in any event before interest is due to be paid in respect of the applicable Interest Period, to be that which expresses as a percentage rate per annum the cost to such Lender of funding its share of such Advance from whatever source it may reasonably select plus (ii) the Applicable Margin, and
(C)    the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist with respect to such Eurocurrency Rate Advances.
(ii)    Notwithstanding clause (a)(ii) or (d)(i) of this Section 2.06 or any other provision of this Agreement or any other Loan Document, if the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) or the Operating Partnership or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Operating Partnership) that the Operating Partnership or Required Lenders (as applicable) have determined, that (A) adequate and reasonable means do not exist for ascertaining any Applicable Screen Rate for any requested Interest Period, including because such Applicable Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (B) the administrator of any Applicable Screen Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which an Applicable Screen Rate shall no longer be made available, or be used for determining interest rates for loans such as the Borrowings contemplated by this Agreement, or (C) syndicated loans currently being executed that are similar to the Borrowings contemplated by this Agreement (as reasonably determined by the Administrative Agent), or that include language similar to that contained in this Section 2.06(d), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace such Applicable Screen Rate, then reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Operating Partnership shall negotiate in good faith and endeavor to establish an alternate rate of interest to such Applicable Screen Rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that gives due consideration to the then prevailing market convention for determining a rate of interest for similar syndicated loans denominated in the applicable currencies in respect of such Applicable Screen Rate at such time, and shall, notwithstanding anything to the contrary in Section 9.01, enter into an amendment to this Agreement to reflect such alternate rate of interest and any proposed Successor Rate Conforming Changes. Such amendment shall become effective without any action or consent of any party to this Agreement other than the Administrative Agent and the Operating Partnership so long as the Administrative Agent shall not have received, within five Business Days after the date that a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (d)(ii) (but, in the case of the circumstances described in clause (B) of the first sentence of this clause (d)(ii), only to the extent the Applicable Screen Rate is not available or published at such time on a current basis), the interest rate applicable to all outstanding Floating Rate Advances using such Applicable Screen Rate shall be determined in accordance with clause (a)(ii) or (d)(i) of this Section 2.06, as applicable. Notwithstanding the foregoing, if any alternate rate of interest established pursuant to this clause (d)(ii) shall be less than 0.00% per annum, such rate shall be deemed to be 00.0% per annum for the purposes of this Agreement; provided, however, that such alternate rate of interest may be less than 0.00% per annum for any Advance that has been identified by the Borrowers to the Administrative Agent as being subject to a Hedge Agreement.
(e)    Market Disruption Events. If a Market Disruption Event occurs in relation to an Advance for any Interest Period for which the Floating Rate was to have been based on the Screen Rate, CDOR, SOR, BBR or HIBOR then, subject to clause (d)(ii) above, the interest rate on each Lender’s share of such Advance for such Interest Period shall be the rate per annum which is the sum of (i) the rate notified to the Administrative Agent by such Lender as soon as practicable and in any event no later than five (5) Business Days before interest is due to be paid in respect of such Interest Period, to be that which expresses as a percentage rate per annum the cost to such Lender of funding its share of such Advance from whatever source it may reasonably select plus (ii) the Applicable Margin. If a Market Disruption Event occurs and the Administrative Agent or any Borrower so requires, the Administrative Agent and such Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all of the Lenders in the applicable Tranche and the Borrowers, be binding on all parties.
(f)    Additional Reserve Requirements. Each applicable Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Floating Rate Advance equal to the actual costs of such reserves allocated to such Advance by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent fraud or manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the funding of the Floating Rate Advances, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent fraud or manifest error), which in each case shall be due and payable on each date on which interest is payable on such Advance, provided that each applicable Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 15 days prior to the relevant interest payment date, such additional interest or costs shall be due and payable 15 days after receipt of such notice. Amounts payable pursuant to this Section 2.06(f) shall be without duplication of any other component of interest payable by the Borrowers hereunder.
SECTION 2.07    Fees. (a) Fee Letter. The Borrowers shall pay the fees, in the amounts and on the dates, set forth in the Fee Letter and such other fees as may from time to time be agreed between the Borrowers and the Administrative Agent.

(a)    [Reserved].
(b)    Defaulting Lenders and Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.07(a) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees).
(c)    Extension Fee. The Borrowers shall pay to the Administrative Agent on each Extension Date, for the account of each Lender, a Facility extension fee, in an amount equal to 0.0625% of each Lender’s Commitment then outstanding (whether funded or unfunded).
(d)    Japan Usury Savings. With respect to a Borrower that is doing business in Japan (excluding a TMK or an entity prescribed in Article 1, Paragraph 2 of the Act on Specified Commitment Line Contract of Japan (Law No.4 of 1999, as amended)), such Borrower shall not be obligated to pay the fees set forth in this Section 2.07 to the extent (but only to the extent) such payment would violate any applicable usury laws of Japan.
SECTION 2.08    Conversion of Advances. (a) Optional. Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.06 and 2.10, Convert all or any portion of the Advances under 2023 5-Year Term Loan of one Type comprising the same Borrowing into Advances denominated in Dollars of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than U.S.$1,000,000, no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(f) and each Conversion of Advances comprising part of the same Borrowing under the 2023 5-Year Term Loan shall be made ratably among the applicable Lenders in accordance with their Commitments under such Tranche. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Advances to be Converted and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrowers.
(a)    Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing in respect of the 2023 5-Year Term Loan shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically as of the last day of the then applicable Interest Period Convert into Base Rate Advances.
(i)    If the Borrowers shall fail to select the duration of any Interest Period for any Floating Rate Advance, an Interest Period of one month shall apply.
(ii)    Upon the occurrence and during the continuance of any Event of Default, if the applicable Tranche Required Lenders so request in writing to the Administrative Agent and the Borrowers, (A) each Floating Rate Advance in respect of such Tranche will automatically, on the last day of the then existing Interest Period therefor, be Converted into a Base Rate Advance and (B) the obligation of the applicable Lenders to make, or to Convert Advances into, Floating Rate Advances shall be suspended.
SECTION 2.09    Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation, administration or application of any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement there shall be (i) a reduction in the rate of return from a Tranche or on a Lender’s (or its Affiliate’s) overall capital, (ii) any additional or increased cost or (iii) a reduction of any amount due and payable under any Loan Document, which is incurred or suffered by any Lender or any of its Affiliates to the extent that it is attributable to that Lender agreeing to make or of making, funding or maintaining Floating Rate Advances or funding or performing its obligations under any Loan Document (excluding, for purposes of this Section 2.09, any such increased costs resulting from (A) Indemnified Taxes or Other Taxes (as to which Section 2.11 shall govern), (B) Excluded Taxes, (C) any Taxes required to be withheld as a result of a direction or notice under section 260-5 of the Australian Tax Act or section 255 of the Australian Tax Act, (D) any Tax imposed pursuant to FATCA or (E) the willful breach by the relevant Lender or any of its Affiliates of any law or regulation or the terms of any Loan Document), then the Borrowers shall from time to time, within 10 Business Days after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.09(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if the making of such a designation or assignment would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost shall be submitted to the Borrowers by such Lender and shall be conclusive and binding for all purposes, absent fraud or manifest error; provided, however, that no Lender shall be required to disclose any information to the extent such disclosure would be prohibited by applicable law.
(a)    If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s Commitments hereunder and other commitments of such type, then, within 10 Business Days after demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrowers by such Lender shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Lender shall be required to disclose any information to the extent such disclosure would be prohibited by applicable law. For purposes of this Section 2.09, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines, and directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have gone into effect and been adopted after the date of this Agreement.
(b)    If, with respect to any Eurocurrency Rate Advances in respect of the 2023 5-Year Term Loan, the Tranche Required Lenders for the 2023 5-Year Term Loan notify the Administrative Agent that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders under the 2023 5-Year Term Loan to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist. If, with respect to any Floating Rate Advances not described in the first sentence of this Section 2.09(c), the Tranche Required Lenders for any Tranche other than the 2023 5-Year Term Loan, notify the Administrative Agent that the Floating Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Floating Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (x) the obligation of the Lenders to make such Floating Rate Advances shall be suspended and (y) with respect to any Floating Rate Advances that are then outstanding under any Tranche (other than the 2023 5-Year Term Loan), such Floating Rate Advances shall thereafter bear interest at an interest rate on each Lender’s share of such Floating Rate Advance at the rate per annum which is the sum of (1) the rate notified to the Administrative Agent by such Lender as soon as practicable and in any event before interest is due to be paid in respect of the applicable Interest Period, to be that which expresses as a percentage rate per annum the cost to such Lender of funding its share of such Floating Rate Advance from whatever source it may reasonably select plus (2) the Applicable Margin, in each case until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.
(c)    Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Floating Rate Advances or to fund or continue to fund or maintain Floating Rate Advances in any currency hereunder or if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful for any Lender to purchase or sell or to take deposits of, any applicable currency in the Relevant Interbank Market, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurocurrency Rate Advance by such Lender made pursuant to the 2023 5-Year Term Loan will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of such Lenders to make, continue or Convert Advances into, Floating Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would allow such Lender or its Applicable Lending Office to continue to perform its obligations to make Floating Rate Advances or to continue to fund or maintain Floating Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. The conversion of any Eurocurrency Rate Advance of any Lender to a Base Rate Advance or the suspension of any obligation of any Lender to make any Floating Rate Advance pursuant to the provisions of this Section 2.09(d) shall not affect the obligation of any other Lender to continue to make Eurocurrency Rate Advances in accordance with the terms of this Agreement.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.09 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.09 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, notifies the Operating Partnership of the event or circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the event or circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    If (i) any Lender is a Defaulting Lender, (ii) any Lender requests compensation pursuant to Section 2.09(a) or Section 2.09(b), (iii) any Lender gives notice pursuant to Section 2.09(c) or Section 2.09(d), (iv) any Borrower is required to pay Indemnified Taxes or Other Taxes or additional amounts to any Lender or any governmental authority for the account of any Lender pursuant to Section 2.11 or (v) any amount payable to any Lender by a French Borrower is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or expense for French tax purposes for that Borrower by reason of that amount being (A) paid or accrued to a Lender incorporated, domiciled, established or acting through a Lending Office situated in a Non-Cooperative Jurisdiction, or (B) paid to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction (any such Lender, an “Affected Lender”), then the Operating Partnership shall have the right, upon written demand to such Affected Lender and the Administrative Agent at any time thereafter to cause such Affected Lender to assign its rights and obligations under this

Agreement (including, without limitation, its Commitment or Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to a Replacement Lender, provided that the proposed assignment does not conflict with applicable laws. The Replacement Lender shall purchase such interests of the Affected Lender at par and shall assume the rights and obligations of the Affected Lender under this Agreement upon execution by the Replacement Lender of an Assignment and Acceptance delivered pursuant to Section 9.07; provided, however, the Affected Lender shall be entitled to indemnification as otherwise provided in this Agreement with respect to any events occurring prior to such assignment. Any Lender that becomes an Affected Lender agrees that, upon receipt of notice from the Borrowers given in accordance with this Section 2.09(f) it shall promptly execute and deliver an Assignment and Acceptance with a Replacement Lender as contemplated by this Section 2.09(f). The execution and delivery of any such Assignment and Acceptance shall not be deemed to comprise a waiver of claims against any Affected Lender by the Borrowers or the Administrative Agent or a waiver of any claims against the Borrowers or the Administrative Agent by the Affected Lender. Notwithstanding the foregoing, a Lender shall not be required to make any assignment pursuant to this Section 2.09(f) if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Operating Partnership to require such assignment cease to apply.
SECTION 2.10    Payments and Computations. (a) The Borrowers shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances in respect of (u) the 2023 5-Year Term Loan not later than 2:00 P.M. (New York City time), (v) [reserved], (w) [reserved], (x) the Singapore Dollar Loan or the Hong Kong Dollar Loan not later than 2:00 P.M. (Singapore time), (y) the Australian Dollar Loan not later than 2:00 P.M. (Sydney time), or (z) any other Tranche not later than 2:00 P.M. (local time), in each case, on the day when due, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.12), to the Administrative Agent at the applicable Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. Each payment shall be made by the Borrowers in the currency of the applicable Advance to which the applicable payment relates, except to the extent required otherwise hereunder, and the Administrative Agent shall not be obligated to accept a payment that is not in the correct currency. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by any Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders in accordance with the applicable Standing Payment Instructions and (ii) if such payment by any Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Acceding Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.15 or making a Supplemental Tranche Commitment pursuant to Section 2.16 and upon the Administrative Agent’s receipt of such Lender’s Lender Accession Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby in accordance with the applicable Standing Payment Instructions. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the applicable Transfer Date, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assigned thereby to the Lender assignee thereunder in accordance with such Lender assignee’s Standing Payment Instructions, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. If the Administrative Agent has notified the parties to any Assignment and Acceptance that the Administrative Agent is able to distribute interest payments on a “pro rata basis” to the assignor and assignee Lenders, then in respect of any assignment pursuant to Section 9.07, the effective date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period (A) any interest or fees in respect of the relevant assigned interest in the Facility that are expressed to accrue by reference to the lapse of time shall continue to accrue in favor of the assignor

Lender up to but excluding the Transfer Date (the “Accrued Amounts”) and shall become due and payable to the assignor Lender without further interest accruing on them on the last day of the current Interest Period (or, if the Interest Period is longer than six calendar months, on the next of the dates which falls at six monthly intervals after the first day of that Interest Period) and (B) the rights assigned or transferred by the assignor Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt: (1) when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the assignor Lender and (2) the amount payable to the assignee Lender on that date will be the amount which would, but for the application of this Section 2.10(a), have been payable to it on that date, but after deduction of the Accrued Amounts.
(a)    The Administrative Agent shall ensure that its accounts at such office or bank at which and from which payments to be made under this Agreement to Lenders that are funding the Advances to a French Borrower are not located in a country which is qualified as a Non-Cooperative Jurisdiction.
(b)    All computations of interest (i) based on the Base Rate and (ii) on Advances denominated in Australian Dollars, Hong Kong Dollars, Canadian Dollars, Singapore Dollars and any other Committed Foreign Currency (subject to clause (D) below) where the practice of the Relevant Interbank Market is to compute interest on the basis of a year of 365 or 366 days, as the case may be, shall, in each case, be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All computations of fees and interest (A) [reserved], (B) on Advances in respect of the 2023 5-Year Term Loan based on the Eurocurrency Rate, (C) on Advances denominated in any other Committed Foreign Currency where the practice of the Relevant Interbank Market is to compute interest on the basis of a year of 360 days, and (D) based on the Federal Funds Rate shall, in each case, be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees or interest are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Floating Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)    Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to any Lender hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at (i) the Federal Funds Rate in the case of Advances under the 2023 5-Year Term Loan or (ii) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of all other Advances.
(e)    To the extent that the Administrative Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.10, the Administrative Agent shall be entitled to convert or exchange such funds into Dollars or into a Committed Foreign Currency or from Dollars to a Committed Foreign Currency or from a Committed Foreign Currency to Dollars, as the case may be, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.10, provided that the Borrowers and each of the Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrowers or such Lender as a result of any conversion or exchange of currencies effected pursuant to this Section 2.10(f) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that the Borrowers agree to indemnify the Administrative Agent and each Lender, and hold the Administrative Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.10(f) save to the extent that it is found in a final non-appealable judgment of a court of competent jurisdiction that such loss, cost or expense resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender.
(f)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth below in this Section 2.10(g). Payments to the Lenders shall be in accordance with the applicable Standing Payment Instructions. Upon the occurrence and during the continuance of any Event of Default, Advances denominated in Committed Foreign Currencies will, at any time during the continuance of such Event of Default that the Administrative Agent determines it necessary or desirable to calculate the pro rata share of the Lenders on a Facility-wide basis, be converted on a notional basis into the Equivalent amount of Dollars solely for the purposes of making any allocations required under this Section 2.10(g) and Section 2.12(b). The order of priority shall be as follows:
(i)    first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date;
(ii)    second, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 9.04 and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;
(iii)    third, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lenders under Sections 2.09 and 2.11 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lenders on such date;
(iv)    fourth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.07 on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facility on such date;
(v)    fifth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrowers under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lenders under Section 2.06(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

(vi)    sixth, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lenders under Section 2.06(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;
(vii)    seventh, to the payment of the principal amount of all of the outstanding Advances that are due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal obligations owing to the Administrative Agent and the Lenders on such date;
(viii)    eighth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
(ix)    ninth, the remainder, if any, to the Borrowers for their own account.
SECTION 2.11    Taxes. (a) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental authority, and all liabilities with respect thereto (collectively, “Taxes”), excluding (i) in the case of each Lender and the Administrative Agent, Taxes that are imposed on or measured by its net income by the United States (including branch profits Taxes or alternative minimum Tax) and Taxes that are imposed on or measured by its net income (and franchise or other similar Taxes imposed in lieu thereof) (A) by the state or foreign jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof or, other than solely as a result of making Advances hereunder, the jurisdiction (or jurisdictions) in which it is otherwise conducting business or in which it is treated as resident for Tax purposes or (B) that are Other Connection Taxes and, in the case of each Lender, Taxes that are imposed on or measured by its net income (and franchise or other similar Taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof, (ii) any withholding Tax imposed on (x) amounts payable to the Administrative Agent in its capacity as Administrative Agent, for its own account, at the time the Administrative Agent becomes the Administrative Agent or (y) amounts payable to or for the account of any Lender, with respect to any Tranche, at the time such Lender initially acquires an interest in an Advance in such Tranche (other than pursuant to a transfer of rights and obligations under Section 2.09(f)) or such Lender designates a new Applicable Lending Office, except in each case to the extent that, pursuant to this Section 2.11(a) or Section 2.11(e), additional amounts with respect to such Tax were payable to the Administrative Agent’s assignor immediately before the Administrative Agent became the Administrative Agent or to such Lender’s assignor immediately before such Lender, with respect to any Tranche, initially acquired an interest in an Advance in such Tranche or to such Lender immediately before it changed its Applicable Lending Office, (iii) any Tax attributable to any Lender’s or the Administrative Agent’s failure or inability (other than any inability as a result of a change in law) to comply with Section 2.11(g), (iv) any Taxes (other than Australian interest withholding Tax in respect of an amount of interest payable under this Agreement) required to be withheld as a result of a direction or notice under section 260-5 of the Australian Tax Act or section 255 of the Australian Tax Act, and (v) any Tax imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code as of the date hereof (or any amended or successor version that is substantively comparable), including any current or future implementing Treasury Regulations and administrative pronouncements thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules, or official administrative practices adopted pursuant to such intergovernmental agreement (collectively, “FATCA”) (all such excluded Taxes in respect of payments hereunder or under the Notes being referred to as “Excluded Taxes”, and all Taxes other than Other Taxes and Excluded Taxes in respect of payments hereunder or under the Notes being referred to as

“Indemnified Taxes”). If any Borrower or the Administrative Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, as the case may be, (i) subject to Sections 2.11(b) and 2.11(c) below, to the extent such Taxes are Indemnified Taxes, an additional amount shall be payable by such Borrower as may be necessary so that after such Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or the Administrative Agent, as the case may be, shall make all such deductions and (iii) such Borrower or the Administrative Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(a)    A payment shall not be increased under subsection (a) above by reason of a UK Tax Deduction, if on the date on which the payment falls due:
(i)    the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority; or
(ii)    the relevant Lender is a UK Qualifying Lender solely by virtue of subsection (b) of the definition of “UK Qualifying Lender” and: (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA which relates to the payment and that Lender has received from the UK Borrower making the payment a certified copy of that Direction; and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or
(iii)    the relevant Lender is a UK Qualifying Lender solely by virtue of subsection (b) of the definition of “UK Qualifying Lender” and: (A) the relevant Lender has not given a UK Tax Confirmation to the UK Borrower; and (B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the UK Borrower, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA; or
(iv)    the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under subsections (g)(i) and (iv) (as applicable) below.
(b)    A payment shall not be increased under Section 2.11(a) by reason of a French Tax Deduction, if on the date on which the payment falls due:
(i)    the payment could have been made to the relevant Lender without a French Tax Deduction if the Lender had been a French Qualifying Lender, but on the date that Lender is not or has ceased to be a French Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement, or any published practice or published concession of any relevant taxing authority; or
(ii)    the relevant Lender is a French Treaty Lender and the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the French Tax Deduction had that Lender complied with its obligations under Section 2.11(g), provided that the exclusion for changes after the date a Lender became a Lender under this Agreement pursuant to Section 2.11(c)(i) shall not apply in respect of any French Tax Deduction on a payment made to a Lender if such French Tax Deduction is imposed solely because this payment is made to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction.
(c)    In addition, but without duplication of amounts payable under Section 2.11(a), the Borrowers shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies imposed by any governmental authority that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, or any other Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to any assignment (other than an assignment made pursuant to Section 2.09(f)) (“Other Taxes”). All payments to be made by the Loan Parties under or in connection with the Loan Documents have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or otherwise chargeable with Indirect Tax and if the Administrative Agent or any Lender is liable to pay such Indirect Tax to the relevant tax authorities then, when the applicable Loan Party makes the payment (i) it must pay to the Administrative Agent or the applicable Lender, as the case may be, an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax and (ii) the Administrative Agent or such Lender, as applicable, shall promptly provide to the applicable Loan Party a tax invoice complying with the relevant law relating to such Indirect Tax; provided, however, that with respect to any Supplemental Tranche Loan denominated in Yen, the applicable Lender and not the Administrative Agent shall provide any such tax invoices to the applicable Loan Party. Where a Loan Document requires a Loan Party to reimburse the Administrative Agent or any Lender, as applicable, for any costs or expenses, such Loan Party shall also at the same time pay and indemnify the Administrative Agent or such Lender, as applicable, an amount equal to any Indirect Tax incurred by the Administrative Agent or such Lender, as applicable, in respect of the costs or expenses, save to the extent that that the Administrative Agent or such Lender, as applicable, is entitled to repayment or credit in respect of the Indirect Tax. The Administrative Agent or such Lender, as applicable, will promptly provide to the applicable Loan Party a tax invoice complying with the relevant law relating to that Indirect Tax; provided, however, that with respect to any Supplemental Tranche Loan denominated in Yen, the applicable Lender and not the Administrative Agent shall provide any such tax invoices to the applicable Loan Party.
(d)    Without duplication of Sections 2.11(a) or 2.11(d) and subject to Section 2.11(b) and 2.11(c), the Borrowers shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Indemnified Taxes and Other Taxes, and for the full amount of Indemnified Taxes and Other Taxes imposed on amounts payable under this Section 2.11, imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor; provided, however, that the Borrowers shall not be obligated to make payment to any Lender or the Administrative Agent, as the case may be, pursuant to this Section 2.11 in respect of any penalties, interest and other liabilities attributable to Indemnified Taxes or Other Taxes to the extent such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of such Lender or the Administrative Agent, as the case may be, as found in a final, non-appealable judgment of a court of competent jurisdiction.
(e)    As soon as practicable after the date of any payment of Taxes by the Borrowers to any governmental authority pursuant to this Section 2.11, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment or, if such receipts are not obtainable, other evidence of such payments by the Borrowers reasonably satisfactory to the Administrative Agent.
(f)    (i) Any Lender (which, for purposes of this Section 2.11(g) shall include the Administrative Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, upon becoming a party to this Agreement and at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding and each UK Treaty Lender and each UK Borrower which makes a payment to which such Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without a UK Tax Deduction. In addition, any Lender, upon becoming a party to this Agreement and if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such entity is subject to withholding or information reporting requirements with respect to such Lender. Notwithstanding the foregoing, if any form or document referred to in this subsection (g) (other than any form or document referred to in subsection (g)(ii)(A), (B) or (D) of this Section 2.11) requires the disclosure of information that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.
(i)    Without limiting the generality of the foregoing: (A) any Lender that is a U.S. person (as defined in Section 7701(a)(30) of the Internal Revenue Code) shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), duly completed and signed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding; (B) each Lender that is not a U.S. person (as defined in Section 7701(a)(30) of the Internal Revenue Code) (each, a “Foreign Lender”) shall, to the extent that it is legally entitled to do so, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the Transfer Date with respect to the Assignment and Acceptance or the date of the Lender Accession Agreement pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrowers or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrowers (1) in the case of a Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (x) a statement in a form agreed to between the Administrative Agent and the Borrowers to the effect that such Lender is eligible for a complete exemption from withholding of United States Taxes under Section 871(h) or 881(c) of the Internal Revenue Code, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E or successor and related applicable form; or (2) in the case of a Foreign Lender that cannot comply with the requirements of clause (1) hereof, two duly completed and signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (claiming an exemption from or a reduction in United States withholding tax under an applicable treaty) or its successor form, Form W-8ECI (claiming an exemption from United States withholding tax as effectively connected income) or its successor form, or Form W-8IMY (together with any supporting documentation) or its successor form, and related applicable forms, as the case may be; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), duly completed and signed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the

Internal Revenue Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ii)    Each Lender shall promptly notify the Borrowers and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption from or reduction of Taxes.
(iii)    A UK Treaty Lender that holds a passport under the HM Revenue & Customs DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm in writing its scheme reference number and its jurisdiction of tax residence to any UK Borrower and the Administrative Agent, and, having done so, that Lender shall be under no obligation pursuant to subsection (i) above in respect of an Advance to any such UK Borrower. If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with this subsection (iv) and: (a) a UK Borrower making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender; or (b) a UK Borrower making a payment to that Lender has made a UK Borrower DTTP Filing but (A) that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (B) HM Revenue & Customs have not given the UK Borrower authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing, and in each case, the UK Borrower has notified that Lender in writing, that Lender and the UK Borrower shall co-operate in completing any procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.
(iv)    If a UK Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with subsection (iv) above, no UK Borrower shall make a UK Borrower DTTP Filing or file any other form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Loan(s) unless that Lender otherwise agrees.
(v)    A UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant UK Treaty Lender.
(vi)    A UK Qualifying Non-Bank Lender which becomes a party to this Agreement gives a UK Tax Confirmation to any UK Borrower by entering into this Agreement. A UK Qualifying Non-Bank Lender shall promptly notify any UK Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(vii)    Each Lender in respect of a UK Borrower which becomes a party to this Agreement after the date of this Agreement shall indicate in the Assignment and Acceptance, and for the benefit of the Administrative Agent and without liability to any Borrower, which of the following categories it falls in: (A) not a UK Qualifying Lender; (B) a UK Qualifying Lender (other than a UK Treaty Lender); or (C) a UK Treaty Lender. If a Lender fails to indicate its status in accordance with this subsection (viii) then such Lender shall be treated for the purposes of this Agreement (including by each UK Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform each UK Borrower).

(viii)    Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the transfer agreement which it executes on becoming a Party, and for the benefit of the Agent, which of the following categories it falls in: (A) not a French Qualifying Lender; (B) a French Qualifying Lender (other than a French Treaty Lender); or (C) a French Treaty Lender. If such new Lender fails to indicate its status in accordance with this Section 2.11(g)(ix) then such new Lender shall be treated for the purposes of this Agreement as if it is not a French Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Operating Partnership). For the avoidance of doubt, a transfer agreement shall not be invalidated by any failure of a Lender to comply with this Section 2.11(g)(ix).
(g)    Any Lender claiming any additional amounts payable pursuant to this Section 2.11 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, (x) be otherwise disadvantageous to such Lender or (y) subject such Lender to any material unreimbursed cost or expense. If any amount payable under this Agreement by a French Borrower becomes not deductible from that Borrower’s taxable income for French tax purposes by reason of that amount being (i) paid or accrued to a Lender incorporated, domiciled, established or acting through a Lending Office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction, then such Lender will use reasonable efforts to mitigate such issues including by designating a different Lending Office for each affected Loan if such designation would avoid the need for, or reduce the amount of, such compensation and would not be otherwise disadvantageous to such Lender.
(h)    If any Lender or the Administrative Agent receives a refund of Taxes or Other Taxes paid by any Borrower or for which the Borrowers have indemnified any Lender or the Administrative Agent, as the case may be, pursuant to this Section 2.11, then such Lender or the Administrative Agent, as applicable, shall pay such amount, net of any reasonable expenses incurred by such Lender or the Administrative Agent, to the Borrowers as soon as practicable. Notwithstanding the foregoing, (i) the Borrowers shall not be entitled to review the tax records or financial information of any Lender or the Administrative Agent and (ii) neither the Administrative Agent nor any Lender shall have any obligation to pursue (and no Loan Party shall have any right to assert) any refund of Taxes or Other Taxes that may be paid by the Borrowers.
(i)    To the extent permitted under the Internal Revenue Code and the applicable Treasury Regulations, the Administrative Agent shall (i) act as the withholding agent solely with respect to the 2023 5-Year Term Loan contemplated by the Loan Documents, taking into account that each of the Borrowers (other than the Operating Partnership and the Initial Hong Kong Borrower) as of the date hereof is intended to be treated as an entity disregarded as separate from the Operating Partnership for U.S. federal income tax purposes and (ii) prepare and file (on behalf of the Borrowers), and furnish to the applicable Lenders, any required Internal Revenue Service Form 1042-S with respect to the 2023 5-Year Term Loan. Except as provided in the preceding sentence, the Administrative Agent (including, for this purpose, the Persons included in this Section 2.11(j)) shall not act as withholding agent (within the meaning of the Internal Revenue Code and the applicable Treasury Regulations) with respect to any Tranche, provided, however, that if in the future, the Administrative Agent or an affiliate of the Administrative Agent that is a U.S. Person for U.S. federal income tax purposes administers another Tranche, the Administrative Agent or such affiliate shall (i) act as withholding agent (within the meaning of the Internal Revenue Code and the applicable Treasury Regulations) with respect to such Tranche as required by law and (ii) prepare and file (on behalf of the Borrowers), and furnish to the applicable Lenders, any required Internal Revenue Service Form 1042-S with respect to such Tranche. The Administrative Agent and the Borrowers further agree to mutually cooperate and furnish or cause to be furnished upon request, as promptly as practicable, such information and assistance reasonably necessary for the filing of all Tax returns and complying with all Tax withholding and information reporting requirements. With respect to each Tranche and each Borrower, the Administrative Agent agrees to provide the Borrowers information regarding the interest, principal, fees or other amounts payable to each Person pursuant to the Loan Documents by January 31 of each year following the year during which such payment was made.
(j)    For purposes of this Section 2.11 (except for purposes of the first sentence of paragraph (i)), references to the Administrative Agent shall include any Affiliate or sub-agent of the Administrative Agent, in each case performing any duties or obligations of the Administrative Agent. For purposes of this Section 2.11, the term “applicable law” includes FATCA.
SECTION 2.12    Sharing of Payments, Etc. (a) Sharing Within Each Tranche. Subject to the provisions of Section 2.10(g), if, in connection with any particular Tranche, any Applicable Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Applicable Lender Party with respect to such Tranche under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Applicable Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Applicable Lender Parties with respect to such Tranche under the Loan Documents at such time) of payments on account of the Obligations due and payable to all such Applicable Lender Parties under the Loan Documents at such time obtained by all such Applicable Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Applicable Lender Party under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Applicable Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all such Applicable Lender Parties hereunder at such time) of payments on account of the Obligations owing (but not due and payable) to all such Applicable Lender Parties under the Loan Documents at such time obtained by all of such Applicable Lender Parties at such time, such Applicable Lender Party shall forthwith purchase from such other Applicable Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Applicable Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Applicable Lender Party, such purchase from each other Applicable Lender Party shall be rescinded and such other Applicable Lender Party shall repay to the purchasing Applicable Lender Party the purchase price to the extent of such Applicable Lender Party’s ratable share (according to the proportion of (i) the purchase price paid to such Applicable Lender Party to (ii) the aggregate purchase price paid to all Applicable Lender Parties) of such recovery together with an amount equal to such Applicable Lender Party’s ratable share (according to the proportion of (i) the amount of such other Applicable Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Applicable Lender Party) of any interest or other amount paid or payable by the purchasing Applicable Lender Party in respect of the total amount so recovered. The Borrowers agree that any Applicable Lender Party so purchasing an interest or participating interest from another Applicable Lender Party pursuant to this Section 2.12(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Applicable Lender Party were the direct creditor of the Borrowers in the amount of such interest or participating interest, as the case may be.
(a)    Pro Rata Sharing Following Event of Default. Notwithstanding Section 2.12(a), following the occurrence and during the continuance of any Event of Default and the notional conversion of all Advances denominated in a Committed Foreign Currency into Dollars pursuant to Section 2.10(g), subject to the provisions of Section 2.10(g), if any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders under the Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders under the Loan Documents at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.12(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrowers in the amount of such interest or participating interest, as the case may be.
SECTION 2.13    Use of Proceeds. The proceeds of the Advances shall be available (and the Borrowers agree that they shall use such proceeds) solely for the acquisition, development and redevelopment of Assets, for repayment of Debt, for working capital and for other general corporate purposes of the Parent Guarantor, the Borrowers and their respective Subsidiaries. The Borrowers will not directly or knowingly indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available to any Subsidiary, joint venture partner or other Person such extensions of credit or proceeds, (A) to fund any activities or businesses of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as underwriter, advisor, investor, or otherwise) or any Anti-Corruption Laws.
SECTION 2.14    Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrowers agree that upon notice by any Lender to any Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the applicable Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A hereto, payable to such Lender in a principal amount equal to the Commitment of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. In the event and to the extent that any provisions of any Note shall conflict with this Agreement, the provisions of this Agreement shall govern.
(a)    The Register maintained by the Administrative Agent pursuant to Section 9.07(d) may include a control account and a subsidiary account for each Lender. In each account with respect to each Lender (including the control account and subsidiary account, if applicable) there shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such

Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance and Lender Accession Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender’s share thereof.
(b)    Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement. It is the intention of the parties hereto that the Advances will be treated as in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code (and any other relevant or successor provisions of the Internal Revenue Code).
SECTION 2.15    Increase in the Aggregate Commitments. (a) The Borrowers may, at any time by written notice to the Administrative Agent, request an increase in the aggregate amount of the Commitments by not less than the Increase Minimum in the aggregate (each such proposed increase, a “Commitment Increase”) to be effective as of a date that is at least 90 days prior to the applicable scheduled Maturity Date then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments in respect of both Term Loans increased pursuant to this Section 2.15 plus the aggregate amount of Increased Revolving Credit Facility Commitments exceed $1,250,000,000 since the Closing Date (including the Equivalent thereof in Dollars with respect to any Commitments or Increased Revolving Credit Commitments denominated in currencies other than Dollars), (ii) on the date of any request by the Borrowers for a Commitment Increase and on the related Increase Date, the conditions set forth in Sections 3.01(a)(i) and 3.02 shall be satisfied and (iii) the Borrowers’ notice to the Administrative Agent shall indicate the affected Tranche or Tranches and the proposed allocation of each such Commitment Increase among the affected Commitments (each, an “Apportioned Commitment Increase”).
(a)    The Administrative Agent shall promptly notify the Lenders and such Eligible Assignees as are designated by the Borrowers of each request by the Borrowers for a Commitment Increase, which notice shall include (i) the proposed amounts of the Commitment Increase and each Apportioned Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders and such Eligible Assignees wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments or to establish their Commitments, as applicable (the “Commitment Date”). Each Lender and Eligible Assignee that is willing to participate in such requested Commitment Increase (each, an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase or establish, as applicable, each applicable Commitment of such Lender (each, an “Increased Commitment Amount”). If the Lenders and such Eligible Assignees notify the Administrative Agent that they are willing to increase (or establish, as applicable) the amount of their respective applicable Commitments by an aggregate amount that exceeds the amount of the requested Apportioned Commitment Increase relating to such Commitments, the requested Apportioned Commitment Increase shall be allocated to each Lender and Eligible Assignee willing to participate therein in such manner as is agreed to by the Borrowers and the Administrative Agent. For avoidance of doubt, each Lender’s sole right to approve or consent to any Commitment Increase shall be its right to determine whether to participate, or not to participate, in any Commitment Increase in its sole discretion as provided in this Section 2.15(b).
(b)    Promptly following each Commitment Date, the Administrative Agent shall notify the Borrowers as to the amount, if any, by which the Lenders and Eligible Assignees are willing to participate in the requested Commitment Increase; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of the Commitment Increase Minimum or an integral multiple in excess thereof of $1,000,000 (or the Equivalent thereof in a Committed Foreign Currency), or, if less than the Commitment Increase Minimum, the amount of the requested Commitment Increase that has not been committed to by the Lenders or such Eligible Assignees as of the applicable Commitment Date.
(c)    On each Increase Date, (x) each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.15(b) (an “Acceding Lender”) shall become a Lender party to this Agreement as of such Increase Date and such Acceding Lender’s Commitment shall be governed by the terms and provisions of this Agreement and (y) the applicable Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.15(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:
(i)    an accession agreement from each Acceding Lender, if any, in form and substance satisfactory to the Operating Partnership and the Administrative Agent (each, a “Lender Accession Agreement”), duly executed by such Acceding Lender, the Administrative Agent and the applicable Borrower; and
(ii)    confirmation from each Increasing Lender (acknowledged by the Operating Partnership on behalf of the Loan Parties) of the increase in the amount of its applicable Commitment (and the allocation thereof among the applicable Commitments that are increasing) in a writing satisfactory to the Operating Partnership and the Administrative Agent.
On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.15(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Acceding Lender) and the Borrowers, on or before the Increase Agent Notice Deadline, by e-mail or facsimile, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Acceding Lender on such date.
(d)    If in connection with the transactions described in this Section 2.15 any Lender shall incur any losses, costs or expenses of the type described in Section 9.04(c), then the Borrowers shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for such losses, costs or expenses reasonably incurred.
SECTION 2.16    Supplemental Tranches. The Borrowers may from time to time request (each such request, a “Supplemental Tranche Request”) certain Lenders and Eligible Assignees to provide one or more supplemental tranches for Advances in respect of the 2024 5-Year Term Loan in an amount of at least $25,000,000 (or the Equivalent thereof in a foreign currency) (or such lesser amount as the Administrative Agent may agree) per tranche in a currency (each, a “Supplemental Currency”) that is not included as a Committed Foreign Currency at the time of such Supplemental Tranche Request (each such new tranche, a “Supplemental Tranche”). For the avoidance of doubt, the Primary Currency of any Supplemental Tranche may or may not be in Dollars. Each Supplemental Tranche Request shall be made in the form of an addendum substantially in the form of Exhibit F (a “Supplemental Addendum”) and sent to the Administrative Agent and shall set forth (i) the proposed currency of such Supplemental Tranche, (ii) the proposed existing Borrower or Borrowers and/or the proposed Additional Borrower or Additional Borrowers that will be the proposed Supplemental Borrower with respect to the Supplemental Tranche, (iii) the proposed interest types and rates for such Supplemental Tranche, (iv) any other specific terms of such Supplemental Tranche that the Borrowers deem necessary and (v) the other matters set forth on the form of Supplemental Addendum, provided that the maturity date of any Advance under any Supplemental Tranche shall not be later than the Maturity Date in respect of the 2024 5-Year Term Loan. As a condition precedent to the addition of a Supplemental Tranche to this Agreement: (i) each Lender providing a Supplemental Tranche Commitment with respect to the applicable Supplemental Tranche must be able to make Advances in the Supplemental Currency in accordance with applicable laws and regulations;

(ii) each Lender providing a Supplemental Tranche Commitment with respect to such Supplemental Tranche and the Administrative Agent must execute the requested Supplemental Addendum; (iii) each of the proposed Supplemental Borrowers under such Supplemental Tranche shall be an existing Borrower or an Additional Borrower with regard to such Supplemental Tranche and each such Supplemental Borrower and each other Loan Party shall execute the Supplemental Addendum, and (iv) any other documents or certificates that shall be reasonably requested by the Administrative Agent in connection with the addition of the Supplemental Tranche shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. Subject to the provisions of Section 2.15 and this Section 2.16, each Supplemental Tranche shall be committed to by Lenders pursuant to an increase in Commitments pursuant to Section 2.15. No Lender shall be obligated to make a Supplemental Tranche Commitment and a Lender may agree to do so in its sole discretion. For avoidance of doubt, each Lender’s sole right to approve or consent to any Supplemental Tranche Commitment shall be its right to determine whether to participate, or not to participate, in any Supplemental Tranche Commitment in its sole discretion as provided in this Section 2.16. If a Supplemental Tranche Request is accepted in accordance with this Section 2.16, the Administrative Agent and the applicable Borrower shall determine the effective date of such Supplemental Tranche (the “Supplemental Tranche Effective Date”), the final allocation of such Supplemental Tranche and any other terms of such Supplemental Tranche. The Administrative Agent shall promptly distribute a revised Schedule IA to each Lender reflecting such new Supplemental Tranche and notify each Lender of the Supplemental Tranche Effective Date. Promptly after a Supplemental Tranche Request, if the Administrative Agent cannot act as the funding agent therefor, the Operating Partnership shall, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) appoint the proposed funding agent for the requested Supplemental Tranche. Each such funding agent shall (A) execute the applicable Supplemental Addendum and (B) administer the applicable Supplemental Tranche and, in connection therewith, shall have authority consistent with the authority of the Administrative Agent hereunder in respect of the Administrative Agent’s administration of the Facility; provided, however, that no such funding agent shall be authorized to take any enforcement action unless and except to the extent expressly authorized in writing by the Administrative Agent. Each such funding agent shall be entitled to the benefits of Section 9.04 to the same extent as the Administrative Agent.
SECTION 2.17    Defaulting Lenders. (a) If a Lender becomes, and during the period it remains, a Defaulting Lender, then any amount paid by a Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until the termination of the Commitments and payment in full of all Obligations and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second to the payment of any amounts owing by such Defaulting Lender to the Non-Defaulting Lenders under this Agreement, ratably among them in accordance with the amounts of such amounts then due and payable to them; third, as the Operating Partnership may request to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, provided that no Default or Event of Default then exists; fourth, if so determined by the Administrative Agent and the Operating Partnership, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement; fifth, so long as no Default or Event of Default then exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, after the termination of the Commitments and payment in full of all Obligations, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct. Notwithstanding the foregoing, after the occurrence and during the continuation of an Event of Default, the Administrative Agent may apply any such amount in accordance with Section 2.10(g).

(a)    If the Borrowers and the Administrative Agent agree in writing in their discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Lenders in the same Tranche and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Applicable Pro Rata Share of the Lenders in the applicable Tranche to be on a pro rata basis in accordance with their respective Commitments whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Applicable Pro Rata Share of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing), provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
SECTION 2.18    Extension of Maturity Date. The Borrowers may request, by written notice to the Administrative Agent, (i) at least 30 days but not more than the day occurring 60 days and one year prior to the Maturity Date with respect to the 2024 5-Year Term Loan, a six‑month extension of the Maturity Date with respect to the 2024 5-Year Term Loan and (ii) thereafter, an additional six‑month extension with respect to the Maturity Date with respect to the 2024 5-Year Term Loan, provided at least 30 days but not more than the day occurring 60 days and one year prior to the Maturity Date with respect to the 2024 5-Year Term Loan (as extended pursuant to clause (i) of this sentence) (each, an “Extension Request”). The Administrative Agent shall promptly notify each Lender of such Extension Request and the Maturity Date with respect to the 2024 5-Year Term Loan in effect at such time shall, effective as of the applicable Extension Date (as defined below), be extended for an additional six‑month period, provided that, on such Extension Date (a) the Administrative Agent shall have received payment in full of the extension fee set forth in Section 2.07(d) and (b) the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Operating Partnership, dated the applicable Extension Date, stating that: (i) the representations and warranties contained in Section 4.01 are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of such Extension Date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects or all respects, as applicable, on and as of such earlier date)), and (ii) no Default has occurred and is continuing or would result from such extension. “Extension Date” means, in the case of each extension option, the first date after the delivery by the Borrowers of the related Extension Request that the conditions set forth in clauses (a) and (b) above are satisfied. In the event that an extension is effected pursuant to this Section 2.18, the aggregate principal amount of all Advances under the 2024 5-Year Term Loan shall be repaid in full ratably to the Lenders on the Maturity Date with respect to the 2024 5-Year Term Loan as so extended. As of the Extension Date, any and all references in this Agreement or any of the other Loan Documents to the “Maturity Date with respect to the 2024 5-Year Term Loan” shall refer to the Maturity Date with respect to the 2024 5-Year Term Loan as so extended.
SECTION 2.19    Reallocation of Lender Pro Rata Shares; No Novation. On the Closing Date, the Advances made under the Existing Loan Agreement shall be deemed to have been made under this Agreement, without the execution by the Borrowers or the Lenders of any other documentation, and all such Advances currently outstanding shall be deemed to have been simultaneously reallocated among the Lenders as follows:
(a)     On the Effective Date, each Lender that will have a greater Applicable Pro Rata Share of the applicable Tranche upon the Effective Date than its Applicable Pro Rata Share (under and as defined in the Existing Loan Agreement) of the applicable Tranche (under and as defined in the Existing Loan Agreement) immediately prior to the Effective Date (each, a “Tranche Purchasing Lender”), without executing an Assignment and Acceptance, shall be deemed to have purchased assignments pro rata from each Lender in the applicable Tranche that will have a smaller Applicable Pro Rata Share of such Tranche upon the Effective Date than its Applicable Pro Rata Share (under and as defined in the Existing Loan Agreement) of such Tranche (under and as defined in the Existing Loan Agreement) immediately prior to the Effective Date (each, a “Tranche Selling Lender”) in all such Tranche Selling Lender’s rights and obligations under this Agreement and the other Loan Documents as a Lender (collectively, the “Tranche Assigned Rights and Obligations”) so that, after giving effect to such assignments, each Lender shall have its respective Commitment as set forth in Schedule I hereto and a corresponding Applicable Pro Rata Share of all Advances then outstanding under such Tranche. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of the loans and without recourse, representation or warranty, except that each Tranche Selling Lender shall be deemed to represent and warrant to each Tranche Purchasing Lender that the Tranche Assigned Rights and Obligations of such Tranche Selling Lender are not subject to any Liens created by that Tranche Selling Lender. For the avoidance of doubt, in no event shall the aggregate amount of each Lender’s Advances in respect of such Tranche outstanding at any time exceed its Commitment in respect of such Tranche as set forth in Schedule I hereto.
(b)    [Reserved].
(c)     The Administrative Agent shall calculate the net amount to be paid or received by each Lender in connection with the assignments effected hereunder on the Effective Date. Each Lender required to make a payment pursuant to this Section shall make the net amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than 12:00 P.M. (New York time) on the Effective Date. The Administrative Agent shall distribute on the Effective Date the proceeds of such amounts to the Lenders entitled to receive payments pursuant to this Section, pro rata in proportion to the amount each such Lender is entitled to receive at the primary address set forth in Schedule I hereto or at such other address as such Lender may request in writing to the Administrative Agent.
(d)     Nothing in this Agreement shall be construed as a discharge, extinguishment or novation of the Obligations of the Loan Parties outstanding under the Existing Loan Agreement or any instruments securing the same, which Obligations shall remain outstanding under this Agreement after the date hereof as “Advances” except as expressly modified hereby or by instruments executed concurrently with this Agreement.
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ARTICLE III
CONDITIONS OF LENDING
SECTION 3.01    Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the initial Borrowing:
(a)    The Administrative Agent shall have received on or before the day of the initial Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the items specified in clauses (i) and (ii) below) in sufficient copies for each Lender:
(i)    A Note payable to each Lender requesting the same.
(ii)    Completed requests for information, dated on or before the date of the initial Borrowing, listing all effective financing statements (or equivalent filings) filed in the jurisdictions that the Administrative Agent may deem necessary or desirable that name any Loan Party as debtor, together with copies of such other financing statements, and evidence that all other actions that the Administrative Agent may deem reasonably necessary or desirable have been taken (including, without limitation, receipt of duly executed payoff letters and UCC termination statements (or equivalent filings)).

(iii)    Certified copies of the resolutions of the Board of Directors (or equivalent body), general partner or managing member, as applicable, of each Loan Party and of each general partner or managing member (if any) of each Loan Party (or extracts thereof in the case of the Initial Australia Borrower) approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which it is or is to be a party.
(iv)    A copy of a certificate of the Secretary of State (or equivalent authority (if any)) of the jurisdiction of incorporation, organization or formation of each Loan Party and of each general partner or managing member (if any) of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and complete copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Loan Party, general partner or managing member, as the case may be, on file in such Secretary’s office and (2) to the extent available, such Loan Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Loan Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing (if a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.
(v)    A copy of a certificate of the Secretary of State (or equivalent authority (if any)) of each jurisdiction in which any Loan Party or any general partner or managing member of a Loan Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect, dated reasonably near (but prior to) the Closing Date, stating, with respect to each such Loan Party, general partner or managing member, that such Loan Party, general partner or managing member, as the case may be, is duly qualified and in good standing (if a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate.
(vi)    A certificate of each Loan Party and of each general partner or managing member (if any) of each Loan Party, signed on behalf of such Loan Party, general partner or managing member, as applicable, by its President, a Vice President and its Secretary or any Assistant Secretary or, with respect to Loan Parties that are Foreign Subsidiaries, any authorized signatory (or those of its general partner or managing member, if applicable), or in the case of a Loan Party organized in Japan, corporate seal, dated the Closing Date (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the constitutive documents of such Loan Party, general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(iv), (B) a true and complete copy of the bylaws, memorandum and articles of association, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the date of the initial Borrowing, (C) the due incorporation, organization or formation and good standing (if a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) or valid existence of such Loan Party, general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, general partner or managing member, as applicable, (D) the accuracy in all material respects of the representations and warranties contained in the Loan Documents (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as though made on and as of the date of the initial Borrowing (except to the extent such representations and warranties relate to an earlier date, in which such representations and warranties shall be true and correct in all material respects or all respects, as applicable, on or as of such earlier date) and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default.
(vii)    A certificate of the Secretary or an Assistant Secretary of each Loan Party or, with respect to Loan Parties that are Foreign Subsidiaries, any authorized signatory (or Responsible Officer of the general partner or managing member of any Loan Party) and of each general partner or managing member (if any) of each Loan Party certifying the names and true signatures (or in the case of a Loan Party organized in Japan executing by corporate seal, (i) a certificate of seal and a certificate of full registry records both of which have been issued by the competent legal affairs bureau within three months before the date of the applicable officer’s certificate and (ii) a seal registration form (in the form prescribed by the Administrative Agent)) of the officers or other authorized signatories of such Loan Party , or of the general partner or managing member of such Loan Party, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.
(viii)    The audited Consolidated annual financial statements for the year ending December 31, 2017 of the Parent Guarantor and interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available.
(ix)    Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have reasonably requested.
(x)    Evidence of insurance (which may consist of binders or certificates of insurance with respect to the blanket policies of insurance maintained by the Loan Parties that satisfies the requirements of Section 5.01(d)).
(xi)    An opinion of Latham & Watkins LLP, counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.
(xii)    [Reserved].
(xiii)    [Reserved].
(xiv)    An opinion of Venable LLP, Maryland counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.
(xv)    An opinion of Drew & Napier LLC, Singapore counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xvi)    An opinion of Walkers, British Virgin Islands counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.
(xvii)    An opinion of Gilbert + Tobin, Australian counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.
(xviii)    [Reserved].
(xix)    [Reserved].
(xx)    An opinion of Shearman & Sterling LLP, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.
(xxi)    [Reserved].
(xxii)    One or more Notices of Borrowing, each dated not later than the applicable Notice of Borrowing Deadline and specifying the Initial Borrowing Date as the date of the proposed Borrowing.
(xxiii)    An Unencumbered Assets Certificate prepared on a pro forma basis to account for any acquisitions, dispositions or reclassifications of Assets, and the incurrence or repayment of any Debt for Borrowed Money relating to such Assets, that have occurred since June 30, 2018.
(xxiv)    (A) The documentation and other information reasonably requested by any Lender at least ten Business Days prior to the Closing Date in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case in form and substance reasonably satisfactory to such Lender, and (B) if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a Beneficial Ownership Certification for the Borrowers; in each case delivered at least five Business Days prior to the Closing Date.
(xxv)    A letter from the Initial Process Agent addressed to the Administrative Agent confirming its agreement to act as the Initial Process Agent for the purposes of Section 9.12(c).
(xxvi)    With respect to each Borrower that is a TMK, (x) a certified copy of such Borrower’s business commencement notification (gyoumu kaishi todoke) (including the asset liquidation plan and other attachments) affixed with a receipt stamp of the director of the competent local finance bureau, (y) copies of any modification (if any) to the asset liquidation plan since the date of filing of such business commencement notification affixed with a receipt stamp of the director of the competent local finance bureau, and (z) a valid and current asset liquidation plan (affixed with a receipt stamp of the director of the competent local finance bureau if it has been submitted to the competent local finance bureau).
(b)    The Lenders shall be satisfied with any change to the corporate and legal structure of any Loan Party or any Subsidiary thereof occurring after December 31, 2017, including any changes to the terms and conditions of the charter and bylaws, memorandum and articles of association, operating agreement, partnership agreement or other governing document of any Loan Party occurring after December 31, 2017.
(c)    The Lenders shall be satisfied that (1) all Existing Debt (including, without limitation, all Debt under the Existing Loan Agreement other than Rollover Borrowings), other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and (2) all commitments under the Existing Loan Agreement have been terminated.

(d)    Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred no material adverse change in the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole since December 31, 2017.
(e)    There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby.
(f)    All material governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.
(g)    There exists no default or event of default under any of the Global Revolving Credit Documents on the part of the Operating Partnership or any Affiliate thereof.
(h)    The Borrowers shall have paid all accrued fees of the Administrative Agent and the Lenders and all reasonable, out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent, subject to the terms of the Fee Letter).
SECTION 3.02    Conditions Precedent to all Advances. The obligation of each Lender to make any Advance, including pursuant to Section 2.01(a) or following a Commitment Increase pursuant to Section 2.15, shall be subject to the conditions precedent that on the date of such Borrowing, the following statements shall be true and the Administrative Agent shall have received, for the account of each Lender:
(a)    a Notice of Borrowing prior to the Notice of Borrowing Deadline (and the Administrative Agent shall provide each relevant Lender with prompt notice thereof by e-mail or facsimile);
(b)    a certificate (which, at the election of the Borrowers, may be included within the Notice of Borrowing) signed by a duly authorized officer or authorized signatory of the applicable Borrower, dated the date of such Borrowing stating that:
(i)    the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects), before and after giving effect to such Borrowing and the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects or all respects, as applicable, on and as of such earlier date));
(ii)    no Default or Event of Default has occurred and is continuing, or would result from such Borrowing or the application of the proceeds therefrom; and
(iii)    for each Advance, (A) the Maximum Unsecured Debt Percentage of Total Unencumbered Asset Value equals or exceeds the Unsecured Debt that will be outstanding after giving effect to such Advance and (B) before and after giving effect to such Advance, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04;

(c)    [reserved]; and
(d)    such other approvals or documents as any Lender through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of the Loan Parties’ representations and warranties contained in the Loan Documents, (ii) the Loan Parties’ timely compliance with the terms, covenants and agreements set forth in the Loan Documents, (iii) the absence of any Default and (iv) the rights and remedies of the Secured Parties or the ability of the Loan Parties to perform their Obligations.
SECTION 3.03    Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01    Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:
(a)    Each Loan Party and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing (to the extent that a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing (to the extent that a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Parent Guarantor is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. All of the outstanding Equity Interests in the Parent Guarantor have been validly issued, are fully paid and non-assessable, all of the general partner Equity Interests in the Operating Partnership are owned by the Parent Guarantor, and all such general partner Equity Interests are owned by the Parent Guarantor free and clear of all Liens.
(b)    All of the outstanding Equity Interests in each Loan Party’s Subsidiaries have been validly issued, are fully paid and non‑assessable and, to the extent owned by such Loan Party or one or more of its Subsidiaries, are owned by such Loan Party or Subsidiaries free and clear of all Liens (other than Liens on Equity Interests in Subsidiaries securing Debt that is not prohibited hereunder).
(c)    The execution and delivery by each Loan Party and of each general partner or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, memorandum and articles of association, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Material Contract binding on or affecting any Loan Party or any of its Subsidiaries or any of their properties, or any general partner or managing member of any Loan Party or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such Material Contract, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.
(d)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated by the Loan Documents and the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
(e)    This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party and general partner or managing member (if any) of each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, examinership or similar laws affecting creditors’ rights generally and by general principles of equity.
(f)    Except as set forth in the reports delivered to the Administrative Agent pursuant to Section 5.03(h), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, including any Environmental Action to any Loan Party’s knowledge, pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents.
(g)    The Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 2017 and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheet of the Parent Guarantor as at June 30, 2018, and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the six months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of such balance sheet as at June 30, 2018, and such statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent Guarantor and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2017, there has been no Material Adverse Change.
(h)    The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries most recently delivered to the Lenders pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts.
(i)    Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading in light of the circumstances under which they were made.
(j)    No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used, directly or indirectly, whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or to refund indebtedness originally incurred for such purpose.
(k)    Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries and each general partner or managing member of any Loan Party, as applicable: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding forty percent (40%) of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.
(l)    Each of the Assets listed on the schedule of Unencumbered Assets delivered to the Administrative Agent in connection with the Closing Date (as updated from time to time in accordance with Section 5.03(d)) satisfies all Unencumbered Asset Conditions, except to the extent as otherwise set forth herein or waived in writing by the Required Lenders. The Loan Parties are the legal and beneficial owners of the Unencumbered Assets free and clear of any Lien, except for the Liens permitted under the Loan Documents.
(m)    Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an EEA Financial Institution.
(n)    Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Surviving Debt of each Loan Party and its Subsidiaries (other than intercompany Debt) as of the date set forth on Schedule 4.01(n) having a principal amount of at least $10,000,000 and showing as of such date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor, and from such date to the Closing Date except as set forth on Schedule 4.01(n) there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Surviving Debt (other than payments of principal and interest in accordance with the documents governing such Debt).
(o)    Each Loan Party and its Subsidiaries has good, marketable and insurable fee simple title to, or valid trust beneficiary interests or leasehold interests in, all material Real Property owned or leased by such Loan Party or any such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.
(p)    (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, there is no past non‑compliance with such Environmental Laws and Environmental Permits that has resulted in any ongoing material costs or obligations or that is reasonably expected to result in any future material costs or obligations, and no circumstances exist that (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that would reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.
(i)    Except as would not reasonably be expected to have a Material Adverse Effect, (A) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or any analogous foreign, state or local list or is adjacent to any such property; (B) there are no and never have been any underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries that is reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries; (C) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (D) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.
(ii)    Except as would not reasonably be expected to have a Material Adverse Effect, (A) neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.
(q)    Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply would reasonably be expected to have a Material Adverse Effect.

(r)    Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would reasonably be expected to have a Material Adverse Effect.
(s)    Each Loan Party has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business and financial condition of such other Loan Party.
(t)    The Borrowers, taken as a whole, and the Loan Parties, taken as a whole, are Solvent.
(u)    (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or would reasonably be expected to result in a Material Adverse Effect.
(i)    Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, except as would not reasonably be expected to result in a Material Adverse Effect.
(ii)    Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan has been terminated and no such Multiemployer Plan is reasonably expected to be terminated, and no Multiemployer Plan is in “endangered status”, “seriously endangered status”, “critical status” or “critical and declining status” as such terms are defined in Section 305 of ERISA and Section 432 of the Internal Revenue Code, in any case, except as would not reasonably be expected to result in a Material Adverse Effect.
(v)    No Borrower organized or doing business under the laws of Japan and no Guarantor is (i) a gang (boryokudan); (ii) a gang member; (iii) a person for whom five (5) years have not passed since ceasing to be a gang member; (iv) an associate gang member; (v) a gang-related company; (vi) a corporate extortionist (sokaiya); (vii) a rogue adopting social movements as its slogan; (viii) a violent force with special knowledge, in each case as defined in the “Manual of Measures against Organized Crime” (soshikihanzai taisaku youkou) by the National Police Agency of Japan); or (ix) another person or entity similar to any of the above (collectively, “Anti-Social Forces”); nor is any Loan Party (i) a person who has relationships by which its management is considered to be controlled by Anti-Social Forces; (ii) a person who has relationships by which Anti-Social Forces are considered to be involved substantially in its management; (iii) a person who has relationships by which it is considered to unlawfully utilize Anti-Social Forces for the purpose of securing unjust advantage for itself or any third party or of causing damage to any third party; (iv) a person who has relationships by which it is considered to offer funds or provide benefits to Anti-Social Forces; or (v) a person who has officers or persons involved substantially in its management having socially condemnable relationships with Anti-Social Forces.
(w)    (i)    None of the Loan Parties or any of their respective Subsidiaries or, to the knowledge of each Loan Party, any director, officer, employee, agent or Affiliate of any Loan Party or any of its respective Subsidiaries, is a Person that is, or is owned or controlled by Persons that are: (A) the target of any sanctions administered or enforced by the U.S. government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Monetary Authority of Singapore or the Australian Department of Foreign Affairs and Trade (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.
(i)    None of the Loan Parties or any of their respective Subsidiaries have within the preceding five years knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(i)    None of the Loan Parties or any of their respective Subsidiaries or, to the knowledge of each Loan Party, any director, officer, employee, agent or Affiliate thereof, is in violation in any material respect of any Anti‑Corruption Laws.
(x)    The information included in the most recent Beneficial Ownership Certification, if any, delivered by the Borrowers is true and complete. The information delivered by the Loan Parties to the Lenders in connection with “know your customer” rules and regulations is true and complete.
(y)    No Loan Party is a Benefit Plan.

ARTICLE V
COVENANTS OF THE LOAN PARTIES
SECTION 5.01    Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will:
(a)    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970; provided, however, that the failure to comply with the provisions of this Section 5.01(a) shall not constitute a default hereunder so long as such non-compliance is the subject of a Good Faith Contest.
(b)    Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Good Faith Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.
(c)    Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to comply, and to take commercially reasonable steps to ensure that all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits, except where such non‑compliance would not reasonably expected to result in a Material Adverse Effect; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties, except where failure to do so would not reasonably be expected to result in a

Material Adverse Effect; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except where failure to do the same would not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is the subject of a Good Faith Contest.
(d)    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiaries operate.
(e)    Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except, in the case of Subsidiaries of the Borrowers only, if in the reasonable business judgment of such Subsidiary it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve such rights or franchises is not reasonably likely to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving any Loan Party or Subsidiary thereof otherwise permitted under Section 5.02(b) or (c) below).Each Borrower (other than the Operating Partnership) shall at all times be a Subsidiary of the Operating Partnership. If at any time an event shall occur that would result in a Borrower (other than the Operating Partnership) no longer being a Subsidiary of the Operating Partnership, then prior to the occurrence of such event the Operating Partnership shall cause such Borrower to be removed as a Borrower pursuant to Section 9.19.
(f)    Visitation Rights. At any reasonable time and from time to time upon reasonable advance notice, permit the Administrative Agent (who may be accompanied by any Lender or any Affiliate of any Lender) or any agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and, subject to the right of the parties to the Tenancy Leases affecting the applicable property to limit or prohibit access, visit the properties of, any Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Loan Party and any of its Subsidiaries with any of their general partners, managing members, officers or directors. So long as no Event of Default has occurred and is continuing, the Loan Parties shall be responsible only for the costs and expenses of the Administrative Agent that are incurred in connection with up to two visitations to any property during any calendar year.
(g)    Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance in all material respects with generally accepted accounting principles.
(h)    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof except where failure to do so would not have a Material Adverse Effect.
(i)    Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Loan Party or such

Subsidiary than it would obtain at the time in a comparable arm’s‑length transaction with a Person not an Affiliate, provided that the foregoing restrictions shall not restrict any (i) transactions exclusively among or between the Loan Parties and/or any Subsidiaries of the Loan Parties so long as such transactions are generally consistent with the past practices of the Loan Parties and their Subsidiaries and (ii) transactions otherwise permitted hereunder.
(j)    Additional Guarantors. In the event of any Bond Issuance occurring after the Closing Date or the issuance after the Closing Date of any guaranty or other credit support for any Bonds, in each case by any Wholly‑Owned Subsidiary or any wholly‑owned Subsidiary of the Parent Guarantor (other than the Operating Partnership, an existing Guarantor or an Immaterial Subsidiary) (any such Bond Issuances, guaranties and credit support being referred to as “Bond Debt”), such Subsidiary issuer or such guarantor or provider of credit support shall, at the cost of the Loan Parties, become a Guarantor hereunder (each, an “Additional Guarantor”) within 15 days after such Bond Issuance by executing and delivering to the Administrative Agent a Guaranty Supplement guaranteeing the Obligations of the other Loan Parties under the Loan Documents; provided, however, that Wholly‑Owned Foreign Subsidiaries that are not Immaterial Subsidiaries shall be permitted to incur and/or have outstanding (i) Bond Debt in a principal amount not to exceed 10% of Total Asset Value, (ii) Debt under the Facility, and (iii) Secured Debt, in each case without being required to become a Guarantor pursuant to this Section 5.01(j). Each Additional Guarantor shall, within such 15 day period, deliver to the Administrative Agent (A) all of the documents set forth in Sections 3.01(a)(iii), (iv), (v), (vi) and (vii) with respect to such Additional Guarantor, (B) all of the “know your client” information relating to such Additional Guarantor that is reasonably requested by the Administrative Agent or any Lender and (C) a corporate formalities legal opinion relating to such Additional Guarantor from counsel reasonably acceptable to the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent. If any Additional Guarantor is no longer a guarantor or credit support provider with respect to any Bonds, then the Administrative Agent shall, upon the request of the Operating Partnership, release such Additional Guarantor from the Guaranty, provided that no Event of Default shall have occurred and be continuing.
(k)    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.
(l)    Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrowers or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, except, if in the reasonable business judgment of such Borrower or Subsidiary it is in its best economic interest not to maintain such lease or prevent such lapse, termination, forfeiture or cancellation and such failure to maintain such lease or prevent such lapse, termination, forfeiture or cancellation is not in respect of a Qualifying Ground Lease for an Unencumbered Asset and is not otherwise reasonably likely to result in a Material Adverse Effect.
(m)    Maintenance of REIT Status. In the case of the Parent Guarantor, at all times, conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify as a REIT for U.S. federal income tax purposes.
(n)    NYSE Listing. In the case of the Parent Guarantor, at all times cause its common shares to be duly listed on the New York Stock Exchange or other national stock exchange.
(o)    OFAC. Provide to the Administrative Agent and the Lenders any information that the Administrative Agent or any Lender deems reasonably necessary from time to time in order to ensure compliance with all applicable Sanctions and Anti-Corruption Laws.

(p)    Additional Borrowers. If after the Closing Date, a Subsidiary of the Operating Partnership desires to become a Borrower hereunder, such Subsidiary shall: (i) provide at least five Business Days’ prior notice to the Administrative Agent, and such notice shall designate under what Tranche such Subsidiary proposes to borrow; (ii) duly execute and deliver to the Administrative Agent a Borrower Accession Agreement; (iii) satisfy all of the conditions with respect thereto set forth in this Section 5.01(p) in form and substance reasonably satisfactory to the Administrative Agent; (iv) satisfy the “know your customer” requirements of the Administrative Agent and each relevant Lender, (v) deliver a Beneficial Ownership Certification, if applicable, with respect to such Additional Borrower; and (vi) obtain the consent of each Lender, which may be given or withheld in such Lender’s sole discretion, in the applicable Tranche under which such Additional Borrower proposes to become a Borrower that such Additional Borrower is acceptable as a Borrower under the Loan Documents. Each such Subsidiary’s addition as a Borrower shall also be conditioned upon the Administrative Agent having received (x) a certificate signed by a duly authorized officer of such Subsidiary, dated the date of such Borrower Accession Agreement certifying that: (1) the representations and warranties contained in each Loan Document are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of such date, before and after giving effect to such Subsidiary becoming an Additional Borrower and as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects or all respects, as applicable, on and as of such earlier date) and (2) no Default or Event of Default has occurred and is continuing as of such date or would occur as a result of such Subsidiary becoming an Additional Borrower, (y) all of the documents set forth in Sections 3.01(a)(iii), (iv), (v), (vi), (vii) and (ix) with respect to such Subsidiary and (z) a corporate formalities legal opinion relating to such Subsidiary from counsel reasonably acceptable to the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent. Upon such Subsidiary’s addition as an Additional Borrower, such Subsidiary shall be deemed to be a Borrower hereunder. The Administrative Agent shall promptly notify each applicable Lender upon each Additional Borrower’s addition as a Borrower hereunder and shall, upon request by any Lender, provide such Lender with a copy of the executed Borrower Accession Agreement. With respect to the accession of any Additional Borrower to a Tranche, such Additional Borrower shall be responsible for making a determination as to whether it is capable of making payments to each Lender under the applicable Tranche without the incurrence of withholding taxes, provided that each such Lender shall provide such properly completed and executed documentation described in Section 2.11 or otherwise reasonably requested by such Additional Borrower as may be necessary for such Additional Borrower to determine the amount of any applicable withholding taxes and the Administrative Agent and such Lender shall cooperate in all reasonable respects with the Borrowers and their tax advisors in connection with any analysis necessary for such Additional Borrower to make such determination.
SECTION 5.02    Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid or any Lender shall have any Commitment hereunder, no Loan Party will, at any time:
(a)    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, except, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries:
(i)    Permitted Liens;

(ii)    Liens securing Debt; provided, however, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (ii) shall not cause the Loan Parties to not be in compliance with the financial covenants set forth in Section 5.04; and
(iii)    other Liens incurred in the ordinary course of business with respect to obligations other than Debt.
(b)    Change in Nature of Business. Engage in, or permit any of its Subsidiaries to engage in, any material new line of business different from those lines of business conducted by the Borrower or any of their Subsidiaries on the Effective Date and activities substantially related, necessary or incidental thereto and reasonable extensions thereof.
(c)    Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions or pursuant to a Division) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so; provided, however, that (i) any Subsidiary of a Loan Party may merge or consolidate with or into, or dispose of assets to (including pursuant to a Division), any other Subsidiary of a Loan Party (provided that if one or more of such Subsidiaries is also a Loan Party, a Loan Party shall be the surviving entity) or any other Loan Party (provided that such Loan Party or, in the case of any Loan Party other than any Borrower, another Loan Party shall be the surviving entity), and (ii) any Loan Party may merge with any Person that is not a Loan Party so long as such Loan Party or another Loan Party is the surviving entity, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. Notwithstanding any other provision of this Agreement, any Subsidiary of a Loan Party may liquidate, dissolve or Divide if the Operating Partnership determines in good faith that such liquidation, dissolution or Division is in the best interests of the Operating Partnership and the assets or proceeds from the liquidation, dissolution or Division of such Subsidiary are transferred to any Borrower or any one or more Subsidiaries thereof, which Subsidiary or Subsidiaries shall be Loan Parties if the Subsidiary being liquidated, dissolved or Divided is a Loan Party, provided that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.
(d)    OFAC. Knowingly engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is, or whose government is, the subject of Sanctions.
(e)    Restricted Payments. In the case of the Parent Guarantor after the occurrence and during the continuance of an Event of Default, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, or make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such (including, in each case, by way of a Division), except for (i) any purchase, redemption or other acquisition of Equity Interests with the proceeds of issuances of new common Equity Interests occurring not more than one year prior to such purchase, redemption or other acquisition, (ii) cash or stock dividends and distributions in the minimum amount necessary to maintain REIT status and avoid imposition of income and excise taxes under the Internal Revenue Code and (iii) non‑cash payments in connection with employee, trustee and director stock option plans or similar incentive arrangements.
(f)    Amendments of Constitutive Documents. Amend, in each case in any material respect, its limited liability company agreement, certificate of incorporation, bylaws, memorandum and articles of association or other constitutive documents, provided that (i) any amendment to any such constitutive document that, taken as a whole, would be adverse to the Lenders shall be deemed “material” for purposes of this Section, (ii) any amendment to any such constitutive document that would designate such Loan Party as a “special purpose entity” or otherwise confirm such Loan Party’s status as a “special purpose entity” shall be deemed “not material” for purposes of this Section, (iii) any amendment to any such constitutive document effected solely for the purpose of designating (or otherwise establishing the terms of), issuing, or authorizing for issuance Preferred Interests in the Parent Guarantor that do not comprise Debt and are not otherwise prohibited under the other provisions of this Agreement shall be deemed “not material” for purposes of this Section, and (iv) any amendment to any such constitutive document effected solely for the purpose of issuing or otherwise establishing the terms of Preferred Interests of the Operating Partnership in connection with a contemporaneous issuance of Preferred Interests of the Parent Guarantor of the type described in the foregoing clause (iii) and in accordance with Section 4.3 of the Seventeenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (or any substantially similar provisions in any subsequent amendment thereof), which Preferred Interests of the Operating Partnership do not comprise Debt and are not otherwise prohibited under the other provisions of this Agreement, shall be deemed “not material” for purposes of this Section.
(g)    Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or required by any applicable law, or (ii) Fiscal Year.
(h)    Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.
(i)    Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets (including, without limitation, with respect to any Unencumbered Assets), except (i) pursuant to the Global Revolving Credit Documents, (ii) as set forth in Article 11 of the Seventeenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as in effect on the date hereof (or any substantially similar provisions in any subsequent amendment thereof, to the extent such amendment is permitted under the Loan Documents), or (iii) in connection with any other Debt (whether secured or unsecured); provided that the incurrence or assumption of such Debt would not result in a failure by any Loan Party to comply with any of the financial covenants contained in Section 5.04; provided further that the provisions of this Section 5.02(i) shall not apply to any assets of the Parent Guarantor or its Subsidiaries comprising Margin Stock to the extent that the value of such Margin Stock represents more than 25% of the value of all assets of the Parent Guarantor and its Subsidiaries.
(j)    Parent Guarantor as Holding Company. In the case of the Parent Guarantor, enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrowers and their Subsidiaries under Sections 5.01 and 5.02 without regard to any of the enumerated exceptions to such covenants), other than (i) the holding of the Equity Interests of the Operating Partnership; (ii) the performance of its duties as general partner of the Operating Partnership; (iii) the performance of its Obligations (subject to the limitations set forth in the Loan Documents) under each Loan Document to which it is a party; (iv) the making of equity Investments in the Operating Partnership and its Subsidiaries; (v) maintenance of any deposit accounts required in connection with the conduct by the Parent Guarantor of business activities otherwise permitted under the Loan Documents; (vi) activities permitted under the Loan Documents, including without limitation the incurrence of Debt (and guarantees thereof), provided that such Debt would not result in a failure by the Parent Guarantor to comply with any of the financial covenants applicable to it contained in Section 5.04; (vii) engaging in any activity necessary or desirable to continue to qualify as a REIT; and (viii) activities incidental to each of the foregoing.

(k)    Repayment of Qualified French Intercompany Loans. Pay, prepay, terminate or otherwise retire any Qualified French Intercompany Loan without the prior written approval of the Administrative Agent.
(l)    Anti‑Social Forces. No Borrower organized or doing business under the laws of Japan and no Guarantor shall fall under any of the categories described in Section 4.01(v)(i) through (xiv), nor shall itself engage in, nor cause any third party to engage in, any of the following: (i) making violent demands; (ii) making unjustified demands exceeding legal responsibility; (iii) using violence or threatening speech or behavior in connection with any transaction; (iv) damaging the trust of any Lender by spreading rumor, using fraud or force, or obstructing the business of any Lender; or (v) engaging in any act similar to the foregoing.
SECTION 5.03    Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid or any Lender shall have any Commitment hereunder, the Operating Partnership will furnish to the Administrative Agent for transmission to the Lenders in accordance with Section 9.02(b):
(a)    Default Notice. As soon as possible and in any event within five Business Days after a Responsible Officer obtains knowledge of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, in each case, if continuing on the date of such statement, a statement of the Chief Financial Officer (or other Responsible Officer) of the Parent Guarantor setting forth details of such Default or such event, development or occurrence and the action that the Parent Guarantor has taken and proposes to take with respect thereto.
(b)    Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries, including therein Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year (it being acknowledged that a copy of the annual audit report filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), in each case accompanied by an opinion of KPMG LLP or other independent public accountants of recognized standing reasonably acceptable to the Administrative Agent without any qualification as to going concern or scope of audit, together with (i) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (ii) a certificate of the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto.
(c)    Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor as having been prepared in accordance with generally accepted accounting principles (it being acknowledged that a copy of the quarterly financials filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto, and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP, provided further, that items that would otherwise be required to be furnished pursuant to this Section 5.03(c) prior to the 45th day after the Closing Date shall be furnished on or before the 45th day after the Closing Date.
(d)    Unencumbered Assets Certificate. As soon as available and in any event within (i) 45 days after the end of each of the first three quarters of each Fiscal Year and (ii) 90 days after the end of the fourth quarter of each Fiscal Year, an Unencumbered Assets Certificate, as at the end of such quarter, certified by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor, together with an updated schedule of Unencumbered Assets listing all of the Unencumbered Assets as of such date.
(e)    Unencumbered Assets Financials. As soon as available and in any event within (i) 45 days after the end of each of the first three quarters of each Fiscal Year and (ii) 90 days after the end of the fourth quarter of each Fiscal Year, financial information in respect of all Unencumbered Assets, in form and detail reasonably satisfactory to the Administrative Agent.
(f)    Annual Budgets. As soon as available and in any event no later than 90 days after the end of each Fiscal Year, forecasts prepared by management of the Parent Guarantor, in form reasonably satisfactory to the Administrative Agent, of balance sheets and income statements on a quarterly basis for the then current Fiscal Year.
(g)    Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries that (i) would reasonably be expected to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents, and promptly after the occurrence thereof, notice of any material adverse change in the status or financial effect on any Loan Party or any of its Subsidiaries of any such action, suit, investigation, litigation or proceeding.
(h)    Securities Reports. Promptly after the sending or filing thereof, copies of each Form 10-K and Form 10-Q (or any successor forms thereto) filed by or on behalf of any Loan Party with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, and, to the extent not publicly available electronically at www.sec.gov or www.digitalrealty.com (or successor web sites thereto), copies of all other financial statements, reports, notices and other materials, if any, sent or made available generally by any Loan Party to the “public” holders of its Equity Interests or filed with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, all press releases made available generally by any Loan Party or any of its Subsidiaries to the public concerning material developments in the business of any Loan Party or any such

Subsidiary and all notifications received by any Loan Party or any Subsidiary thereof from the Securities and Exchange Commission or any other governmental authority pursuant to the Securities Exchange Act and the rules promulgated thereunder. Copies of each such Form 10-K and Form 10-Q may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) a Loan Party posts such documents, or provides a link thereto, on www.digitalrealty.com (or successor web site thereto) or (ii) such documents are posted on its behalf on the Platform, provided that a Loan Party shall notify the Administrative Agent (by facsimile or e-mail) of the posting of any such documents and, if requested, provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above in this Section 5.03(h) (other than copies of each Form 10‑K and Form 10-Q), and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request for delivery, and each Lender shall be solely responsible for obtaining and maintaining its own copies of such documents.
(i)    Environmental Conditions. Give notice in writing to the Administrative Agent (i) promptly upon a Responsible Officer of a Loan Party obtaining knowledge of any material violation of any Environmental Law affecting any Asset or the operations thereof or the operations of any of its Subsidiaries, (ii) promptly upon obtaining knowledge of any known release, discharge or disposal of any Hazardous Materials at, from, or into any Asset which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which would reasonably be expected to materially adversely affect the value of such Asset, (iii) promptly upon a Loan Party’s receipt of any notice of material violation of any Environmental Laws or of any material release, discharge or disposal of Hazardous Materials in violation of any Environmental Laws or any matter that may result in an Environmental Action, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Loan Party’s or any other Person’s operation of any Asset, (B) contamination on, from or into any Asset, or (C) investigation or remediation of off-site locations at which such Loan Party or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, or (iv) upon a Responsible Officer of such Loan Party obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which such Loan Party or any Unconsolidated Affiliate may be liable or for which a Lien may be imposed on any Asset, provided that any of the events described in clauses (i) through (iv) above would have a Material Adverse Effect or would reasonably be expected to result in a material Environmental Action with respect to any Unencumbered Asset.
(j)    Debt Rating. As soon as possible and in any event within three Business Days after a Responsible Officer obtains knowledge of any change in the Debt Rating, a statement of the Chief Financial Officer (or other Responsible Officer) of the Parent Guarantor setting forth the new Debt Rating.
(k)    Beneficial Ownership Certification. Promptly following any change in beneficial ownership of the Borrowers that would render any statement in the existing Beneficial Ownership Certification materially untrue or inaccurate, an updated Beneficial Ownership Certification for the Borrowers.
(l)    Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

SECTION 5.04    Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid or any Lender shall have, at any time after the initial Borrowing, any Commitment hereunder, the Parent Guarantor will:
(a)    Parent Guarantor Financial Covenants.
(i)    Maximum Total Leverage Ratio: Maintain at the end of each fiscal quarter of the Parent Guarantor, a Leverage Ratio not greater than 60.0%, provided that the Parent Guarantor shall have the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters of the Parent Guarantor during the term of the Facility following any acquisition of one or more Assets.
(ii)    Minimum Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Parent Guarantor, a Fixed Charge Coverage Ratio of not less than 1.50:1.00.
(iii)    Maximum Secured Debt Leverage Ratio: Maintain at the end of each fiscal quarter of the Parent Guarantor, a Secured Debt Leverage Ratio not greater than 40.0%, provided that the Parent Guarantor shall have the right to maintain a Secured Debt Leverage Ratio of greater than 40.0% but less than or equal to 45.0% for up to four consecutive quarters of the Parent Guarantor during the term of the Facility following any acquisition of one or more Assets.
(b)    Unencumbered Assets Financial Covenants.
(i)    Maximum Unsecured Debt to Total Unencumbered Asset Value: Subject to any payments made pursuant to Section 2.05(b), not permit at any time Unsecured Debt to be greater than 60.0% of the Total Unencumbered Asset Value at such time, provided that the Parent Guarantor shall have the right to maintain Unsecured Debt of greater than 60.0% but less than or equal to 65.0% of the Total Unencumbered Asset Value for up to four consecutive fiscal quarters of the Parent Guarantor during the term of the Facility following any acquisition of one or more Assets.
(ii)    Minimum Unencumbered Assets Debt Service Coverage Ratio: Subject to any payments made pursuant to Section 2.05(b), maintain at the end of each fiscal quarter of the Parent Guarantor, an Unencumbered Assets Debt Service Coverage Ratio of not less than 1.50:1.00.
To the extent any calculations described in Sections 5.04(a) or 5.04(b) are required to be made on any date of determination other than the last day of a fiscal quarter of the Parent Guarantor, such calculations shall be made on a pro forma basis to account for any acquisitions, dispositions or reclassifications of Assets, and the incurrence or repayment of any Debt for Borrowed Money relating to such Assets, that have occurred since the last day of the fiscal quarter of the Parent Guarantor most recently ended. All such calculations shall be reasonably acceptable to the Administrative Agent.
ARTICLE VI
EVENTS OF DEFAULT
SECTION 6.01    Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    (i) any Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance,

or any Loan Party shall fail to make any other payment under any Loan Document when due and payable, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or
(b)    any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or
(c)    any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.13, 5.01(e) (either as the terms, covenants and agreements in Section 5.01(e) relate to the Parent Guarantor and the Operating Partnership or, as to any Loan Party, the last sentence thereof), (f), (i), (m) or (n), 5.02, 5.03(a) or 5.04; or
(d)    any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days(or, in the case of Section 5.03 (other than Section 5.03(a)), 10 Business Days) after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
(e)    (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if (A) the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, and (B) such event or condition shall remain unremedied or otherwise uncured for a period of 60 days; or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or
(f)    any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, administrator, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this Section 6.01(f); or
(g)    any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $125,000,000 (or the Equivalent thereof in any foreign currency) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party and the insurer covering full payment of such unsatisfied amount (subject to customary deductibles) and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or
(h)    any non‑monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(i)    any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable in any material respect against any Loan Party party to it, or any such Loan Party shall so state in writing; or
(j)    a Change of Control shall occur; or
(k)    any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) would reasonably be expected to result in a Material Adverse Effect; or
(l)    any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), would reasonably be expected to result in a Material Adverse Effect; or
(m)    any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, and as a result of such termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such termination would reasonably be expected to result in a Material Adverse Effect, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitments of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents (other than Guaranteed Hedge Agreements, for which the terms of such agreements shall govern and control) to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and (iii) shall at the request, or may with the consent of the Required Lenders, proceed to enforce its rights and remedies under the Loan Documents for the ratable benefit of the Lenders by appropriate proceedings; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under any Bankruptcy Law, (y) the Commitments of each Lender and the obligation of each Lender to make Advances shall automatically be terminated and (z) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Loan Parties.
ARTICLE VII
GUARANTY
SECTION 7.01    Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrowers and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations, excluding all Excluded Swap Obligations, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the applicable Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is a guaranty of payment and not merely of collection.
(a)    Each Guarantor, the Administrative Agent and each other Lender and, by its acceptance of the benefits of this Guaranty, each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent, the Lenders and, by their acceptance of the benefits of this Guaranty, the other Secured Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.
(b)    Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
(c)    The liability of each Guarantor hereunder shall be joint and several.

SECTION 7.02    Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower, any other Loan Party or any of their Subsidiaries or otherwise;
(c)    any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;
(d)    any manner of application of any assets of any Loan Party or any of its Subsidiaries, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any assets of any Loan Party or any of its Subsidiaries for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents;
(e)    any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;
(f)    any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Secured Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Secured Party to disclose such information);
(g)    the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or
(h)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.
(i)    This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 7.03    Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice (except as expressly provided under the Loan Documents) with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person.
(a)    Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(b)    Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.
(c)    Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.
(d)    Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such other Secured Party.
(e)    Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.
SECTION 7.04    Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any Borrower, any other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set‑off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Guaranteed Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the applicable Maturity Date and (c) the latest date of expiration or termination of all Guaranteed Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the applicable Maturity Date shall have occurred and (iv) all Guaranteed Hedge Agreements shall have expired or been terminated, the Administrative Agent and the other Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.
SECTION 7.05    Guaranty Supplements. Upon the execution and delivery by any Additional Guarantor of a Guaranty Supplement, (i) such Additional Guarantor and shall become and be a Guarantor hereunder, and each reference in this Agreement to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Agreement”, “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Agreement and this Guaranty, and each reference in any other Loan Document to the “Loan Agreement”, “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Agreement and this Guaranty, shall mean and be a reference to this Agreement and this Guaranty as supplemented by such Guaranty Supplement.
SECTION 7.06    Indemnification by Guarantors. Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the Secured Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, the Arrangers, each other Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms, except to the extent such claim, damage, loss, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from (x) such Indemnified Party’s gross negligence or willful misconduct or the gross negligence or willful misconduct by such Indemnified Party’s officer, director, employee, or agent or (y) a breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document.
SECTION 7.07    Subordination. (a) Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07.
(a)    Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive payments in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b)    Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.
(c)    Turn-Over. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
(d)    Administrative Agent Authorization. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).
SECTION 7.08    Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the latest Maturity Date and (iii) the latest date of expiration or termination of all Guaranteed Hedge Agreements, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns.
SECTION 7.09    Guaranty Limitations. Any guaranty provided by a Foreign Subsidiary domiciled in each Specified Jurisdiction indicated below shall be subject to the following limitations:
(a)    Australia: The liability of any Guarantor incorporated under the Corporations Act 2001 (Cth) (Australia) under this Article VII and under any indemnities contained elsewhere in this Agreement will not include any liability or obligation which would, if included, result in a contravention of s260A of the Corporations Act 2001 (Cth)(Australia). Any such Guarantor shall promptly take, and procure that its relevant holding companies take, all steps necessary under s260B of the Corporations Act 2001 (Cth)(Australia) so as to permit the inclusion of any liability or obligation excluded under the previous sentence.
(b)    Belgium: The obligations under this Article VII of each Guarantor incorporated and existing under Belgian law (i) shall not include any liability which would constitute unlawful financial assistance (as determined in article 329/430/629 of the Belgian Companies Code); and (ii) shall be limited to a maximum aggregate amount equal to the greater of (A) 90% of such Guarantor’s net assets (as defined in article 320/429/617 of the Belgian Companies Code) as shown in its most recent audited annual financial statements as approved at its meeting of shareholders, and (B) the aggregate of the amounts made available to such Guarantor and its Subsidiaries (if any) indirectly through one or more other Loan Parties through intercompany loans (increased by all interests, commissions, costs, fees, expenses and other sums accruing or payable in connection with such amount), with, for the avoidance of doubt, the exclusion of any obligations of such Guarantor and its Subsidiaries under the Facility in its capacity as a Borrower.
(c)    Canada: The liability of any Guarantor incorporated under the laws of New Brunswick or the Northwest Territories of Canada under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability of any Loan Party which is a shareholder of the Guarantor or of an affiliated corporation or an associate of any such Person (except where the Guarantor is a wholly-owned subsidiary of the Loan Party) where there are reasonable grounds for believing:
(i)    that such Guarantor is or, after giving the financial assistance, would be unable to pay its liabilities as they become due; or
(ii)    that the realizable value of such Guarantor’s assets, excluding the amount of any financial assistance in the form of a loan or in the form of assets pledged or encumbered to secure the Guaranty, after giving the financial assistance, would be less than the aggregate of such Guarantor’s liabilities and stated capital of all classes.
(d)    [Reserved].
(e)    Scotland, England and Wales: The liability of each Guarantor, which is a public limited company, (and each Guarantor that is a subsidiary of a public limited company) incorporated under the laws of Scotland or England and Wales under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability or obligation which would, if incurred, constitute the provision of unlawful financial assistance within the meaning of sections 677 to 683 of the Companies Act 2006 of England and Wales; provided, however, that the foregoing limitation shall not be applicable to any Guarantor incorporated under the laws of Scotland or England and Wales that is not a public limited company or the subsidiary of a company that is a public limited company.
(f)    France: (i) The liability of any Guarantor incorporated under the laws of France (a “French Guarantor”) under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of Article L.225-216 of the French Code de Commerce or/and would constitute a misuse of corporate assets within the meaning of Article L.241-3, L.242-6 or L.244-1 of the French Code de Commerce or any other law or regulation having the same effect, as interpreted by the French courts.
(i)    The Guaranteed Obligations of each French Guarantor under this Article VII shall be limited at any time to an amount equal to the aggregate of all Advances to the extent directly or indirectly on-lent to such French Guarantor under an intercompany loan agreement (each a “Qualified French Intercompany Loan”) and outstanding at the date a payment is made by such French Guarantor under this Article VII, it being specified that any payment made by such French Guarantor under this Article VII in respect of the Guaranteed Obligations shall reduce pro tanto the outstanding amount of the applicable Qualified French Intercompany Loan (if any) due by such French Guarantor.
(ii)    It is acknowledged that such French Guarantor is not acting jointly and severally with the other Guarantors as to its obligations pursuant to the guarantee given pursuant to this Article VII .
(g)    Germany: (i) The obligations and liabilities of any Guarantor incorporated or established and existing as a German limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) (each, a “German GmbH Guarantor”), shall be subject to the following limitations. To the extent that the Guaranteed Obligations include liabilities of such German

GmbH Guarantor’s direct or indirect shareholder(s) (each, an “Up-stream Guaranty”) or its affiliated companies (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (other than Subsidiaries of that German GmbH Guarantor) (each, a “Cross-stream Guaranty”) (save for any guarantee of funds to the extent they (x) are on-lent and/or (y) replace or refinance funds which were on-lent in each case to that German GmbH Guarantor or its Subsidiaries and such amount on‑lent is not returned), the guaranty created under this Article VII shall not be enforced against such German GmbH Guarantor at the time of the respective Payment Demand (as defined below) if and only to the extent that the German GmbH Guarantor demonstrates to the reasonable satisfaction of the Administrative Agent that the enforcement would have the effect of: (1) causing such German GmbH Guarantor’s Net Assets (as defined below) to be reduced below zero, or (2) if its Net Assets are already below zero, causing such amount to be further reduced, and thereby, in each case, affecting its assets required for the maintenance of its stated share capital (gezeichnetes Kapital) pursuant to Sections 30 and 31 of the German Limited Liability Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, “GmbHG”), as applicable at the time of enforcement. No reduction of the amount enforceable under this Article VII will prejudice the rights of the Administrative Agent to again enforce the guaranty created under this Article VII at a later time under this Agreement (subject always to the operation of the limitations set forth above at the time of such further enforcement). “Net Assets” means the applicable German GmbH Guarantor’s assets (section 266 sub-section (2) of the German Commercial Code (Handelsgesetzbuch) (“HGB”)) minus the aggregate of its liabilities (section 266 sub-section (3) B, C HGB (but disregarding, for the avoidance of doubt, any provisions in respect of the guaranty created under this Article VII), accruals and deferred tax (section 266 subsection (3) D, E HGB), its stated share capital (gezeichnetes Kapital) (section 266 subsection (3)A(I) HGB) and any amounts not available for distribution according to Section 268 subsection (8) HGB. The Net Assets shall be determined in accordance with the generally accepted accounting principles in Germany consistently applied by the applicable German GmbH Guarantor in preparing its unconsolidated balance sheet (Jahresabschluss according to section 42 GmbHG and sections 242, 264 HGB) in the previous financial years, but for the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows: (x) the amount of any increase of the stated share capital (Erhöhungen des gezeichneten Kapitals) after the date of this Agreement shall be deducted from the stated share capital unless permitted under the Loan Documents or approved by the Administrative Agent); (y) loans received by, and other contractual liabilities of, the applicable German GmbH Guarantor which are subordinated within the meaning of section 39 subsection 1 No. 5 or section 39 subsection 2 of the German Insolvency Code (Insolvenzordnung) (contractually or by law) shall be disregarded; and (z) loans and other contractual liabilities incurred by the applicable German GmbH Guarantor in violation of the provisions of this Agreement or any other Loan Document shall be disregarded.
(i)    The limitations set forth in Section 7.09(g)(i) only apply if within 15 Business Days after receipt from the Administrative Agent of a notice stating that the Administrative Agent intends to demand payment under this Article VII against the applicable German GmbH Guarantor (each, a “Payment Demand”), the managing director(s) of such German GmbH Guarantor has (have) confirmed in writing to the Administrative Agent (A) why and to what extent the guarantee is an Up-stream Guaranty or a Cross-stream Guaranty and (B) which amount of such Up‑stream Guaranty or Cross-stream Guaranty, as applicable, may not be enforced given that the applicable German GmbH Guarantor’s Net Assets are below zero or such enforcement would cause such German GmbH Guarantor’s Net Assets to be reduced below zero, as a result of which such enforcement would lead to a violation of the capital maintenance rules as set out in sections 30 and 31 GmbHG, and such confirmation is supported by evidence reasonably satisfactory to the Administrative Agent, including without limitation an up-to-date balance sheet of such German GmbH Guarantor, together with a detailed calculation of the amount of such German GmbH Guarantor’s Net Assets taking into account the adjustments and obligations set forth in Section 7.09(g)(i) (the “Management Determination”). Each German GmbH Guarantor shall comply with its obligations under this Article VII within the period set forth above, and the Administrative Agent may enforce the guaranty created under this Article VII in an amount which would, in accordance with the Management Determination, not cause such German GmbH Guarantor’s Net Assets to be reduced (or to fall further) below zero. Following receipt by the Administrative Agent of the Management Determination, the applicable German GmbH Guarantor shall deliver to the Administrative Agent upon request within 30 Business Days an up-to-date balance sheet of such German GmbH Guarantor, prepared by an auditor of international reputation appointed by such German GmbH Guarantor, together with a detailed calculation (satisfactory to the Administrative Agent in its reasonable discretion) of the amount of the Net Assets of such German GmbH Guarantor taking into account the adjustments and obligations set forth in Section 7.09(g)(i) (the “Auditor’s Determination”). Such balance sheet and Auditor’s Determination shall be prepared in accordance with generally accepted accounting principles in Germany consistently applied by the applicable German GmbH Guarantor in preparing its unconsolidated balance sheet (Jahresabschluss according to section 42 GmbHG and sections 242, 264 HGB) in the previous financial years. Each Auditor’s Determination shall be prepared as of the date of the enforcement of this Article VII. Each German GmbH Guarantor shall comply with its obligations under this Article VII within the period set forth above and the Administrative Agent shall be entitled to enforce the guaranty created under this Article VII in an amount which would, in accordance with the Auditor’s Determination, not cause the Net Assets of the German GmbH Guarantor to be reduced (or to fall further) below zero.
(ii)    Each German GmbH Guarantor shall, within 60 Business Days after receipt of a Payment Demand, realize, unless not legally permitted to do so, any and all of its assets (other than assets that are necessary for the business (betriebsnotwendig) of such German GmbH Guarantor) that are shown in the balance sheet with a book value (Buchwert) that is substantially (i.e., at least 20%) lower than the market value of the assets if, as a result of the enforcement of the guaranty created under this Article VII against such German GmbH Guarantor, its Net Assets would be reduced below zero. After the expiry of such 60 Business Day period, such German GmbH Guarantor shall, within five Business Days, notify the Administrative Agent of the amount of the proceeds obtained from the realization and submit a statement setting forth a new calculation of the amount of the Net Assets of such German GmbH Guarantor taking into account such proceeds. Such calculation shall, upon the Administrative Agent’s reasonable request, be confirmed by the auditors referred to in Section 7.09(g)(ii) within a period of 20 Business Days following the applicable request. If the Administrative Agent disagrees with any Auditor’s Determination or the new calculation referred to in this Section 7.09(g)(iii), the Administrative Agent shall be entitled to pursue in court a claim under this Article VII in excess of the amounts paid or payable pursuant to the provisions above, for the avoidance of doubt, it being understood that the relevant German GmbH Guarantor shall not be obligated to pay any such excessive amounts on demand.
(iii)    The restrictions set forth in Section 7.09(g)(i) shall only apply if, to the extent and for so long as (A) the applicable German GmbH Guarantor has complied with its obligations pursuant to Sections 7.09(g)(ii) and (iii), (B) the applicable German GmbH Guarantor is not a party to a profit and loss sharing agreement (Gewinnabführungsvertrag) and/or a domination agreement (Beherrschungsvertrag) (within the meaning of Section 291 of the German Stock Corporation Act (Aktiengesetz)) where such German GmbH Guarantor is the dominated entity (beherrschtes Unternehmen) and/or the entity being obliged to share its profits with the other party of such profit and loss sharing agreement other than to the extent that the existence of such a profit and loss sharing agreement and/or domination agreement does not result in the inapplicability of the relevant restrictions set forth in sections 30 and 31 GmbHG, and (C) the applicable German GmbH Guarantor does, at the time when a payment is made under this Article VII, not hold a fully recoverable indemnity or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) (within the meaning of section 30 (1) sentence 2 GmbHG) against the relevant shareholder covering at least the relevant amount payable under this Article VII.
(iv)    Sections 7.09(g)(i) through (iv) shall apply mutatis mutandis to a Guarantor organized and existing as a limited liability partnership (Kommanditgesellschaft – KG) with a German limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) as its sole general partner, provided that in such case and for the purpose of this Article VII, any reference to such Guarantor’s net assets (Reinvermögen) shall be deemed to be a reference to the net assets (Reinvermögen) of such Guarantor and its general partner (Komplementär) on a pro forma consolidated basis.
(h)    Hong Kong: The liability of each Guarantor incorporated under the laws of Hong Kong under this Article VII and any indemnities, obligations or other liabilities contained elsewhere in this Agreement shall not include any liability or obligation which if incurred would constitute unlawful financial assistance pursuant to Section 275 of the Hong Kong Companies Ordinance (Cap. 622), except as may be exempted under Sections 277 to 282 of the Hong Kong Companies Ordinance (Cap. 622).
(i)    Ireland: The liability of each Guarantor incorporated under the laws of Ireland under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability or obligation which would, if incurred, constitute the provision of unlawful financial assistance within the meaning of Section 82 of the Companies Act 2014 of Ireland (as amended).
(j)    Luxembourg: Notwithstanding any provision of this Agreement, the obligations and liabilities of any Guarantor or Borrower having its registered office and/or central administration in Luxembourg for the Obligations of any entity which is not a direct or indirect subsidiary of such Luxembourg Guarantor or Borrower (where “direct or indirect subsidiary” shall mean any company the majority of share capital of which is owned by such Guarantor, whether directly or indirectly, through other entities) shall be limited to the aggregate of 90% of the net assets of such Guarantor or Borrower, where the net assets means the shareholders’ equity (capitaux propres, as referred to in Article 34 of the Luxembourg law of 19 December 2002 on the commercial register and annual accounts, as amended) of such Guarantor or Borrower as shown in (A) the latest interim financial statements available, as approved by the shareholders of such Luxembourg Guarantor or Borrower and existing at the date of the relevant payment under this Article VII, or, if not available, (B) the latest annual financial statements (comptes annuels) available at the date of such relevant payment, as approved by the shareholders of such Guarantor or Borrower, as audited by its statutory auditor or its external auditor (réviseur d’entreprises), if required by applicable law; provided, however, that this limitation shall not take into account any amounts such Guarantor or Borrower has directly or indirectly benefited from and made available as a result of the Loan Documents. The obligations and liabilities of any Guarantor or Borrower (other than its own Obligations arising due to the sums borrowed by such Borrower) having its registered office and/or central administration in Luxembourg shall not include any obligation which, if incurred, would constitute (i) a misuse of corporate assets or (ii) financial assistance.
(k)    The Netherlands: No Guarantor incorporated under the laws of The Netherlands or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Netherlands shall have any liability pursuant to this Article VII to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2:98(c) of the Dutch Civil Code.
(l)    Singapore: The liability of each Guarantor incorporated under the laws of Singapore under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability which would if incurred constitute unlawful financial assistance pursuant to Section 76 of the Singapore Companies Act (Cap. 50).
(m)    South Korea: The liability of each Guarantor incorporated under the laws of South Korea and any indemnities, obligations or other liabilities contained elsewhere in this Agreement shall not include any liability or obligation which if incurred would constitute (1) unlawful provision of credit pursuant to Clause 542-9 of the Korean Commercial Code; or (2) unfair business practice of a Bank (as defined under the Korean Banking Act) pursuant to Clause 52-2 of the Korean Banking Act.
(n)    Spain: The liability of each Guarantor incorporated under the laws of Spain under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any obligations which would give rise to a breach of the provisions of Spanish law relating to restrictions on the provision of financial assistance (or refinancing of any debt incurred) in connection with the acquisition of shares in the relevant Spanish Loan Party and/or its controlling corporation (or, in the case of a Spanish Loan Party which is a “sociedad de responsabilidad limitada”, of a company in the same group as such Spanish obligor) as provided in article 150 of Spanish Capital Companies Act (Ley de Sociedades de Capital) and article 143.2 of the Spanish Capital Companies Act (Ley de Sociedades de Capital), as applicable. The obligations of each Guarantor incorporated under the laws of Spain under this Article VII shall be capable of enforcement in accordance with applicable law against all present and future assets of such Guarantor save to the extent that applicable Spanish law specifies otherwise. For the purposes of this Article VII, a reference to the “group” of a Guarantor incorporated under the laws of Spain shall mean such Guarantor and any other companies constituting a unity of decision. It shall be presumed that there is unity of decision when any of the scenarios set out in section 1 and/or section 2 of article 42 of the Spanish Commercial Code (Código de Comercio) are met.
(o)    Switzerland: (i) The aggregate liability of any Swiss Guarantor under this Agreement (in particular, without limitation, under this Article VII) and any and all other Loan Documents for, or with respect to, obligations of any other Loan Party (other than the wholly owned direct or indirect Subsidiaries of such Swiss Guarantor) shall not exceed the amount of such Swiss Guarantor’s freely disposable equity in accordance with Swiss law, presently being the total shareholder equity less the total of (A) the aggregate share capital and (B) statutory reserves (including reserves for own shares and revaluations as well as capital surplus (agio)) to the extent such reserves cannot be transferred into unrestricted, distributable reserves). The amount of freely disposable equity shall be determined by the statutory auditors of the relevant Swiss Guarantor on the basis of an audited annual or interim balance sheet of such Swiss Guarantor, to be provided to the Administrative Agent by the Swiss Guarantor promptly after having been requested to perform obligations limited pursuant to this Section 7.09(n) (together with a confirmation of the statutory auditors of such Swiss Guarantor that the determined amount of freely disposable equity complies with this Section 7.09(n) and the provisions of Swiss corporate law which are aimed at protecting the share capital and legal reserves).
(i)    The limitation in clause (i) above shall only apply to the extent it is a requirement under applicable law at the time the Swiss Guarantor is required to perform under the Loan Documents. Such limitation shall not free the Swiss Guarantor from its obligations in excess of the freely disposable equity, but merely postpone the performance date thereof until such times when the Swiss Guarantor has again freely disposable equity if and to the extent such freely disposable equity is available.

(ii)    Each Swiss Guarantor shall, and any holding company of a Swiss Guarantor which is a party to any Loan Document shall procure that each Swiss Guarantor will, take and cause to be taken all and any action, including, without limitation, (A) the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Loan Documents and (B) the obtaining of any confirmations which may be required as a matter of Swiss mandatory law in force at the time the respective Swiss Guarantor is required to make a payment or perform other obligations under this Agreement or any other Loan Document, in order to allow a prompt payment of amounts owing by the Swiss Guarantor under the Loan Documents as well as the performance by the Swiss Guarantor of other obligations under the Loan Documents with a minimum of limitations.
(iii)    If the enforcement of the obligations of a Swiss Guarantor under the Loan Documents would be limited due to the effects referred to in this Section 7.09(n), the Swiss Guarantor affected shall further, to the extent permitted by applicable law and Swiss accounting standards and write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale; however, only if such assets are not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig).
(p)    The Czech Republic: No Guarantor incorporated under the laws of The Czech Republic or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of The Czech Republic shall have any liability pursuant to this Article VII to the extent that the same would result in the violation of financial assistance provisions set out in Section 161e and 161f of the Czech Commercial Code.
(q)    The Republic of Poland: (i) A Guaranty by a Guarantor incorporated under the laws of the Republic of Poland or by any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Republic of Poland (each, a “Polish Guarantor”) will be limited in an amount equivalent to (A) the value of all assets (aktywa) of the Polish Guarantor as such value is recorded in (1) its latest annual unconsolidated financial statements or, if they are more up‑to date (2) its latest interim unconsolidated financial statements, less (B) the value of all liabilities (zobowiązania) of the Polish Guarantor (whether due or pending maturity), as existing on the date that such Polish Guarantor becomes a Guarantor under this Facility and as such value is recorded in the financial statements referred to in item (1) above and used for the purpose of determination of the value of assets (aktywa) of the Polish Guarantor. The term “liabilities” shall at all times exclude the Polish Guarantor’s liabilities under this Article VII, but shall include any other obligations (secured and unsecured) of the Polish Guarantor, including any other off‑balance sheet obligations of the Polish Guarantor.
(i)    The limitation stipulated in Section 7(p)(i) above shall not apply if:
(A)    Polish law is amended in such a manner that (1) a debtor whose liabilities exceed the value of its assets is no longer deemed insolvent (niewypłacalny) as provided for in Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law (as in force on the date of this Agreement and/or as amended or substituted for time to time) or that (2) the insolvency (niewypłacalność) of a debtor within the meaning of Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law (as in force on the date of this Agreement and/or as amended or substituted from time to time) no longer gives grounds for an immediate declaration of its bankruptcy (ogłoszenie upadłości) or no longer obliges the representatives of the Polish Guarantor to immediately file for the declaration of its bankruptcy; or

(B)    the aggregate value of the liabilities of the Polish Guarantor (other than those under this Article VII) exceeds the aggregate value of the assets of such Polish Guarantor, thus resulting in the Polish Guarantor’s insolvency within the meaning of Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law.
(ii)    The obligations under this Article VII of any Polish Guarantor that is a limited liability company (“sp. z.o.o.”) shall be limited if (and only if) and to the extent required by the application of the provisions of the Polish Commercial Companies Code aimed at preservation of share capital. In addition, the obligations under this Article VII of any Polish Guarantor that is a joint stock company (S.A.) shall be limited if (and only if) and to the extent required by the application of the provisions of Article 345 of the Polish Commercial Companies Code which prohibits unlawful financial assistance.
(r)    The Kingdom of Sweden: No Guarantor incorporated under the laws of the Kingdom of Sweden or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Kingdom of Sweden shall have any liability pursuant to this Article VII to the extent that the same would constitute unlawful financial assistance pursuant to Chapter 12, Section 7 (or its equivalent from time to time) of the Swedish Companies Act or unlawful distribution of assets pursuant to Chapter 12, Section 2 (or its equivalent from time to time) of the Swedish Companies Act.
(s)    The Republic of Finland: No Guarantor incorporated under the laws of the Republic of Finland or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Republic of Finland shall have any liability pursuant to this Article VII to the extent that the same would be prohibited by the Finnish Companies Act (osakeyhtiölaki, 624/2006), as amended.
(t)    The Kingdom of Denmark: Notwithstanding any provision to the contrary in this Agreement or any other Loan Documents, the guarantee, indemnity and other obligations (as well as any security created in relation thereto) of any Guarantor incorporated in Denmark (a “Danish Guarantor”) and such Danish Guarantor’s Subsidiaries in this Agreement or any other Loan Document, shall (i) be deemed not to be incurred (and any security created in relation thereto shall be limited) to the extent that the same would constitute unlawful financial assistance, including without limitation within the meaning of Sections 206 and 210 of the Danish Companies Act, as amended and supplemented from time to time; and (ii) in relation to obligations not incurred as a result of borrowings under this Agreement by the Danish Guarantor or by a direct or indirect Subsidiary of the Danish Guarantor further be limited to an amount equivalent to the higher of: (A) the Equity of such Danish Guarantor at the times (1) the Danish Guarantor is requested to make a payment under this Article VII or (2) of enforcement of security granted by such Danish Guarantor, as applicable; and (B) the Equity of such Danish Guarantor at the Closing Date. For the purposes of this Section 7.09(t), “Equity” means the equity (in Danish “egenkapital”) of such Danish Guarantor calculated in accordance with applicable generally accepted accounting principles at the relevant time, however, adjusted: (I) upwards if and to the extent any book value it not equal to market value; (II) by adding back any loans owed by the Danish Guarantor to its direct shareholder to the extent they have not been included in the calculation of the equity, provided that any payment made under this Article VII in respect of such obligations of the Danish Guarantor shall reduce pro tanto the outstanding amount of such shareholder loan owed by the Danish Guarantor; and (III) by adding back obligations (in the amounts outstanding at the time when a claim for payment is made) of the Danish Guarantor in respect of (a) any intercompany loan owing by the Danish Guarantor to a Borrower and originally borrowed by that Borrower under this Agreement and on-lent by that Borrower to the Danish Guarantor, (b) and interest and other costs payable by that Borrower in respect of such loans, provided that any payment made by the Danish Guarantor under this Article VII in respect of such obligations of the Danish Guarantor shall reduce pro tanto the outstanding amount of the intercompany loan owing by the Danish

Guarantor. The limitations set forth in this Section 7.09(t) shall apply to such Danish Guarantor’s aggregate obligations and liabilities under any security, guarantee, indemnity, collateral, subordination of rights and claims, subordination or turnover of rights of recourse, application of proceeds and any other means of direct or indirect financial assistance pursuant to this Agreement or any other Loan Document.
(u)    The Kingdom of Norway: No Guarantor incorporated under the laws of the Kingdom of Norway or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Kingdom of Norway shall have any liability pursuant to this Article VII to the extent that the same would constitute unlawful financial assistance within the meaning of Section § 8‑7 or Section § 8‑10 of the Norwegian Limited Companies Act (as from time to time in force or replaced) or lead to a financial exposure resulting in such Guarantor’s breach of the general obligations of Chapter 3 of the Norwegian Limited Companies Act (as from time to time in force or replaced).
(b)    Additional Guarantors. With respect to any Additional Guarantor acceding to this Agreement after the Closing Date pursuant to a Guaranty Supplement, to the extent the other provisions of this Section 7.09 do not apply to such Additional Guarantor, the obligations of such Additional Guarantor in respect of this Article VII shall be subject to any limitations set forth in such Guaranty Supplement that are reasonably required by the Administrative Agent following consultation with local counsel in the applicable jurisdiction.
SECTION 7.10    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its Guaranteed Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.10, or otherwise in respect of the Guaranteed Obligations, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.10 constitute, and this Section 7.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
SECTION 8.01    Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes, the Advances and the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law or regulations. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in any Loan Document, no Person identified as a syndication agent, joint lead arranger or joint bookrunner, in such Person’s capacity as such, shall have any obligations or duties to any Loan Party, the Administrative Agent or any other Secured Party under any of such Loan Documents.

SECTION 8.02    Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except that nothing in this sentence shall absolve the Administrative Agent for any liability found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat each Lender and its applicable interest in each Advance set forth in the Register as conclusive until the Administrative Agent receives and accepts a Lender Accession Agreement entered into by an Acceding Lender as provided in Section 2.15 or 2.16 or an Assignment and Acceptance entered into by a Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, e-mail or other electronic communication) believed by it to be genuine and signed or sent by the proper party or parties; (g) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law or regulations, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; (h) may act in relation to the Loan Documents through its Affiliates, officers, agents and employees; and (i) shall not be subject to any fiduciary or other implied duties in favor of any Lender or Loan Party, regardless of whether a Default has occurred and is continuing. Without limiting the foregoing, nothing in this Agreement shall constitute the Administrative Agent or any Arranger as a trustee or fiduciary of any Person, and neither the Administrative Agent nor any Arranger shall be bound to account to the Lenders for any sum or the profit element of any sum received by it for its own account. The Administrative Agent shall not be responsible for the acts or omissions of its delegates or agents or for supervising them; provided, however, that nothing in this sentence shall absolve the Administrative Agent for any liability found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The Borrowers shall not commence any proceeding against any of the Administrative Agent’s directors, officers or employees with respect to the Administrative Agent’s acts or omissions relating to the Facility or the Loan Documents.
SECTION 8.03    Waiver of Conflicts of Interest; Etc. In the event that the Administrative Agent is also a Lender, with respect to its Commitments, the Advances made by it and the Notes issued to it, such Lender shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not also the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include such Lender in its individual capacity. Each of the Lenders acknowledges that the Administrative Agent and its Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Lender may regard as conflicting with its interests and may possess information (whether or not material to the Lenders) other than as a result of the Administrative Agent acting as administrative agent hereunder, that the Administrative Agent may not be entitled to share with any Lender. The Administrative Agent will not disclose confidential information obtained from any Lender (without its consent) to any of the Administrative Agent’s other customers nor will it use on the Lender’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, each of the Lenders agrees that the Administrative Agent and its Affiliates may (x) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (y) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiary of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, in each case, as if the Administrative Agent were not the Administrative Agent, and without any duty to account therefor to the Lenders. Each of the Lenders hereby irrevocably waives, in favor of the Administrative Agent and the Arrangers, any conflict of interest which may arise by virtue of the Administrative Agent and/or the Arrangers acting in various capacities under the Loan Documents or for other customers of the Administrative Agent as described in this Section 8.03.
SECTION 8.04    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
SECTION 8.05    Indemnification by Lenders. (a) Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Loan Parties) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. To the extent that the Administrative Agent shall perform any of its duties or obligations hereunder through an Affiliate or sub-agent, then all references to the “Administrative Agent” in this Section 8.05 shall be deemed to include any such Affiliate or sub-agent, as applicable.
(a)    For purposes of this Section 8.05, the Lenders’ respective ratable shares of any amount shall be determined, at any time, according to their respective Commitments and Advances with respect to the applicable Tranche at such time (without exclusion of any Defaulting Lender). The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender’s ratable share of such amount. The terms “Administrative Agent” shall be deemed to include the employees, directors, officers and affiliates of the Administrative Agent for purposes of this Section 8.05. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents. Advances outstanding under a Tranche will be converted by the Administrative

Agent on a notional basis into the Equivalent amount of the Primary Currency of such Tranche for the purposes of making any allocations required under this Section 8.05.
SECTION 8.06    Successor Administrative Agents. The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which appointment shall, provided that no Event of Default has occurred and is continuing, be subject to the consent of the Operating Partnership, such consent not to be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000 and which appointment shall be subject to the consent of the Operating Partnership, such consent not to be unreasonably withheld or delayed, provided that no Event of Default has occurred and is continuing. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation or removal under this Section 8.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation or removal hereunder as an Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.
SECTION 8.07    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of or performance of the Advances, the Letters of Credit, the Commitments or this Agreement,
(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the applicable prohibitions of ERISA Section 406 and Code Section 4975 specified in such exemptions such Lender’s entrance into, participation in, administration of and performance of the

Obligations of such Lender in respect of the Advances, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Obligations of such Lender in respect of the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Obligations of such Lender in respect of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Obligations of such Lender in respect of the Advances, the Letters of Credit, the Commitments and this Agreement.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, Arrangers or their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of or performance of the Advances, the Letters of Credit, the Commitments or this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE IX
MISCELLANEOUS
SECTION 9.01    Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (1) subject to clause (2) below, terms relating to the rights or obligations of Lenders of a particular Class, and not Lenders of any other Class, may be amended, and the performance or observance by the Borrowers or any other Loan Party may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Required Class Lenders for such Class of Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is a party thereto), and (2) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders or, where indicated below, all affected Lenders do any of the following at any time: (i) change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (ii) release any Borrower with respect to the Obligations without the consent of each Lender affected thereby (except as provided in Section 9.19), (iii) reduce or limit the obligations of the Parent Guarantor under Article VII or release the Parent Guarantor or otherwise limit the Parent Guarantor’s liability with respect to the Guaranteed Obligations (except as otherwise permitted under the Loan Documents), (iv) except as otherwise contemplated in Section 5.01(j), release any Guaranty that constitutes a material portion of the value of the Guaranteed Obligations (excluding any release of the Guaranty provided by the Parent Guarantor which shall be governed by clause (iii) above), (v) amend Section 2.12 or this Section 9.01, (vi) increase the Commitment of any Lender or subject any Lender to any additional obligations (except, in each case, to the extent contemplated in Section 2.15 or Section 2.16) without the consent of such Lender, (vii) reduce the principal of, or interest on, the Advances of any Lender, or any fees or other amounts payable hereunder to any Lender (other than as provided in Section 2.06(d)) in each case without the consent of such Lender, (viii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder to any Lender in each case without the consent of such Lender, (ix) extend the Maturity Date, except as provided in Section 2.18 or Section 9.01(c), without the consent of each Lender affected (and for avoidance of doubt only Lenders with Advances or Commitments with respect to a Tranche shall be deemed to be affected by an extension of the Maturity Date with respect to such Tranche), (x) amend the definition of Committed Foreign Currencies without the consent of any affected Lender, (xi) (A) modify the definition of the term “Required Class Lenders” as it relates to a Class of Lenders, or modify in any other manner the number or percentage of a Class of Lenders required to make any determinations or waive any rights hereunder or modify any provision hereof, in each case, solely with respect to such Class of Lenders, without the written consent of each Lender in such Class or (B) modify the definition of the term “Tranche Required Lenders” as it relates to a Tranche, or modify in any other manner the number or percentage of Lenders in a Tranche required to make any determinations or waive any rights hereunder or modify any provision hereof, in each case, solely with respect to such Tranche, without the written consent of each Lender in such Tranche, or (xii) amend clause (iv) or clause (v) of Section 5.01(p) without the consent of each affected Lender; provided further that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, amend, waive or consent to any departure from, the definitions of Applicable Screen Rate, Successor Rate Conforming Changes or the provisions of Section 2.06(d)(ii) (except in accordance with Section 2.06(d)(ii)). In addition, if either (i) the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature in any of the Loan Documents or (ii) the Operating Partnership shall request one or more amendments of a technical nature to this Agreement in connection with the addition of a new Supplemental Tranche or a new Committed Foreign Currency that the Administrative Agent agrees is appropriate, then the Administrative Agent and the Borrowers shall be permitted to amend such this Agreement and/or the applicable Loan Document without any further action or consent of any other party if the same is not objected to in writing by the Required Lenders (or, if such amendment relates solely to a specific Tranche, the Tranche Required Lenders in respect of such Tranche) to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.
(a)    In the event that any Lender (a “Non-Consenting Lender”) shall refuse to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Lenders, all Lenders in respect of a Class or all affected Lenders and that has, where applicable, been consented to by the Required Lenders or the Required Class Lenders, as the case may be, then the Operating Partnership shall have the right, upon written demand to such Non-Consenting Lender and the Administrative Agent given at any time after the date on which such consent was first solicited in writing from the Lenders by the Administrative Agent (a “Consent Request Date”), to cause such Non-Consenting Lender to assign its rights and obligations under this Agreement (including, without limitation, its Commitment or Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to an Eligible Assignee designated by the Borrowers and approved by the Administrative Agent (such approval not to be unreasonably withheld) or to another Lender (a “Replacement Lender”). The Replacement Lender shall purchase such interests of the Non-Consenting Lender at par and shall assume the rights and obligations of the Non-Consenting Lender under this Agreement upon execution by the Replacement Lender of an Assignment and Acceptance delivered pursuant to Section 9.07, however the Non-Consenting Lender shall be entitled to indemnification as otherwise provided in this Agreement with respect to any events occurring prior to such assignment. Any Lender that becomes a Non-Consenting Lender agrees that, upon receipt of notice from the Borrowers given in accordance with this Section 9.01(b) it shall promptly execute and deliver an Assignment and Acceptance with a Replacement Lender as contemplated by this Section 9.01(b). The execution and delivery of any such Assignment and Acceptance shall not be deemed to comprise a waiver of claims against any Non-Consenting Lender by the Borrowers or the

Administrative Agent or a waiver of any claims against the Borrowers or the Administrative Agent by the Non-Consenting Lender.
(b)    Notwithstanding any other provision of this Agreement, any Borrower may, by written notice to the Administrative Agent (which shall forward such notice to all Lenders) make an offer (a “Loan Modification Offer”) to all Lenders of one or more Tranches to make one or more amendments or modifications to allow the maturity of such Tranches and/or Commitments of the Accepting Lenders (as defined below) to be extended and, in connection with such extension, to (i) increase the Applicable Margin and/or fees payable with respect to the applicable Tranches and/or the Commitments of the Accepting Lenders and/or the payment of additional fees or other consideration to the Accepting Lenders, and/or (ii) change such additional terms and conditions of this Agreement solely as applicable to the Accepting Lenders (such additional changed terms and conditions (to the extent not otherwise approved by the Required Lenders under Section 9.01(a)) to be effective only during the period following the original maturity date in effect immediately prior to its extension by such Accepting Lenders) (collectively, “Permitted Amendments”). Such notice shall set forth (A) the terms and conditions of the requested Permitted Amendments, and (B) the date on which such Permitted Amendments are requested to become effective (which shall not be less than 10 days nor more than 120 days after the date of such notice). Permitted Amendments shall become effective only with respect to the Tranches and/or Commitments of the Lenders that accept the Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Tranches and/or Commitments as to which such Lender’s acceptance has been made. The Loan Parties, each Accepting Lender and the Administrative Agent shall enter into a loan modification agreement (the “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence (x) the acceptance of the Permitted Amendments and the terms and conditions thereof and (y) the authorization of the applicable Borrower or Borrowers to enter into and perform its obligations under the Loan Modification Agreement. The Administrative Agent shall promptly notify each Lender as to the effectiveness of any Loan Modification Agreement. Each party hereto agrees that, upon the effectiveness of a Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Tranches and Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made.
(c)    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders, the Required Class Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definitions of “Required Lenders” and “Required Class Lenders” will automatically be deemed modified accordingly for the duration of such period), provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.
(d)    Anything herein to the contrary notwithstanding, but subject to Section 2.06(d)(ii), if the Administrative Agent and the Borrowers have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or the other Loan Documents or an inconsistency between a provision of this Agreement and/or a provision of the other Loan Documents, the Administrative Agent and the Borrowers shall be permitted to amend such provision to cure such ambiguity, omission, mistake, defect or inconsistency, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document, so long as to do so would not adversely affect the interests of the Lenders in any material respect.

SECTION 9.02    Notices, Etc. (a) Except as otherwise provided herein, all notices and other communications provided for hereunder shall be either (x) in writing (including facsimile) or telegraphic communication) and mailed, faxed, telegraphed or delivered, (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b) or (z) as and to the extent expressly permitted in this Agreement, transmitted by e-mail, provided that such e-mail shall, in all cases, include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice (it being agreed, for the avoidance of doubt, that any Notice of Borrowing, notice of repayment or prepayment or notice requesting a Commitment Increase, Supplemental Tranche Request, notice requesting an extension of the Maturity Date or Loan Modification Offer that is transmitted by e-mail shall contain the actual notice or request, as applicable, attached to the e-mail in PDF format or similar format and shall contain a legible signature of the person who executed such notice or request, as applicable), if to:
(i)    the Borrowers, in care of the Operating Partnership at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, Attention: Andrew P. Power, Michael Brown and Joshua Mills (and in the case of transmission by e mail, with a copy by e mail to apower@digitalrealty.com, mpbrown@digitalrealty.com and jmills@digitalrealty.com) and a courtesy copy by regular mail to the attention of Glen B. Collyer at Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, CA 90071 1560 (and in the case of transmission by e mail, with a copy by e mail to glen.collyer@lw.com);
(ii)    any Initial Lender, at its Applicable Lending Office or, if applicable, at the e-mail address specified opposite its name on Schedule IA or IB hereto (and in the case of a transmission by e-mail, with a copy by regular mail to its Applicable Lending Office); provided, however, that, notwithstanding anything to the contrary in this Agreement, notices to HSBC Bank USA, N.A. that would otherwise be provided hereunder by e-mail shall be provided by facsimile;
(iii)    any other Lender, at its Applicable Lending Office or, if applicable, at the e-mail address specified in the Assignment and Acceptance pursuant to which it became a Lender (and in the case of a transmission by e-mail, with a copy by regular mail to its Applicable Lending Office); and
(iv)    the Administrative Agent, at its address at 1615 Brett Road, Ops III, New Castle, Delaware 19720, Attention: Agency Operations & Citigroup Global Loans, or, if applicable, by e-mail to agentnotice@citi.com, glagentofficeops@citi.com, global.loans.support@citi.com, oploanswebadmin@citi.com, apac.rla.ca@citi.com and apac.loansagency@citi.com (and in the case of a transmission by e-mail, with a copy by U.S. mail to the aforementioned address) (and, in the case of each Notice of Borrowing relating to an Advance: (1) in respect of the Singapore Dollar Loan to apac.rla.ca@citi.com, apac.loansagency@citi.com, sg.gsg.rateam@citi.com, sg.gsg.rateam@citi.com, khoa.chuong.huynh@citi.com, cheeyuen.lye@citi.com, leantsee.chua@citi.com, juffri.adnan@citi.com, ying.ying.koh@citi.com, klcsc.loansops@citi.com, amanda.carmen.pereira@citi.com, and azraff.rosezulkifly@citi.com (and in the case of a transmission by e‑mail, with a copy by regular mail to the aforementioned address); (2) in respect of the Australian Dollar Loan to au.loanoperations@citi.com, kerry.hymann@citi.com; steve.phan@citi.com, loukas.makrides@citi.com, maria.mills@citi.com, apac.rla.ca@citi.com and apac.loansagency@citi.com; or (3) any Supplemental Tranche Loan denominated in Hong Kong Dollars to apac.rla.ca@citi.com and apac.loansagency@citi.com) (and in the case of a transmission by e-mail, with a copy by regular mail to the aforementioned address), or, as any of the abovementioned parties, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, be effective on the third (3rd) Business Day after being deposited in the mails, when telegraphed, to be effective on the date delivered to the telegraph company, and, when faxed or e-mailed, be effective on the date of being confirmed by faxed or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by e-mail or facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement, any Note, any other Loan Document or of any Exhibit hereto or thereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof, provided that any such e-mail shall, in all cases, include an attachment (in PDF format or similar format) containing a copy of such document including the legible signature of the person who executed the same.
(b)    Materials required to be delivered pursuant to Section 5.03(a), (b), (c) and (g) shall, if required by the Administrative Agent, be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com or such other e-mail addressed provided to the Borrowers by the Administrative Agent from time to time for this purpose. The Administrative Agent named herein hereby requires that such materials be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com or such other e-mail addressed provided to the Borrowers by the Administrative Agent from time to time for this purpose. The Borrowers agree that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to any Borrower, any Loan Party, any of their Subsidiaries or any other materials or matters relating to this Agreement, the Notes, any other Loan Document or any of the transactions contemplated hereby or thereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic transmission system (the “Platform”). Subject to Section 5.03(h), the Administrative Agent shall make available to the Lenders on the Platform the materials delivered to the Administrative Agent pursuant to Section 5.03. The Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.
(c)    Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement, provided that if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or facsimile. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.
SECTION 9.03    No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.
SECTION 9.04    Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto (subject to the terms of the Fee Letter with respect to counsel fees incurred by the Administrative Agent through the Closing Date) with respect to advising the Administrative Agent as to its rights and responsibilities (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Loan Parties on a post-closing basis), or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (C) the reasonable fees and expenses of counsel for the Administrative Agent with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered pursuant to Section 5.01(j)) and (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto), provided that the Loan Parties shall not be required to pay the costs and expenses of more than one counsel for the Administrative Agent and the Lenders, absent a conflict of interest (or in the case of a conflict of interest, one additional counsel for all similarly conflicted Lenders), and any necessary or desirable local or foreign counsel (limited to tax, litigation and corporate counsel in each applicable jurisdiction or, in the case of a conflict of interest, one additional tax, litigation and corporate counsel in such jurisdiction for all similarly conflicted Lenders).
(a)    Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of one counsel for the Indemnified Parties, absent a conflict of interest (or in the case of a conflict of interest, one additional counsel for all similarly conflicted Indemnified Parties), and any necessary or desirable local or foreign counsel (limited to tax, litigation and corporate counsel in each applicable jurisdiction or, in the case of a conflict of interest, one additional tax, litigation and corporate counsel in such jurisdiction for all similarly conflicted Indemnified Parties)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (x) such Indemnified Party’s gross negligence or willful misconduct or the gross negligence or willful misconduct of such Indemnified Party’s officers, directors, employees or agents or (y) a breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against the Administrative Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents. This Section 9.04(b) shall not apply with respect to Taxes.

(b)    If any payment of principal of, or Conversion of, any Floating Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05, 2.08(b)(i), 2.09(d) or 2.15(e), acceleration of the maturity of the Advances or the Notes pursuant to Section 6.01 or for any other reason, or if any Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, the Borrowers shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. A certificate as to any amount payable pursuant to this Section 9.04(c) shall be submitted to the Borrowers by the applicable Lender and shall be conclusive and binding for all purposes, absent fraud or manifest error.
(c)    If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.
(d)    Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers and the other Loan Parties contained in Sections 2.09 and 2.11, Section 7.06 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.
(e)    Notwithstanding the foregoing in this Section 9.04, for so long as a TMK is prohibited under the TMK Law from guaranteeing or being liable for the obligations of any other Person, a TMK that is a Borrower shall be liable only for obligations under this Section 9.04 with respect to itself and not any other Loan Party.
(f)    No Indemnified Party referred to in Section 9.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (x) such Indemnified Party’s gross negligence or willful misconduct or the gross negligence or willful misconduct of such Indemnified Party’s officers, directors, employees or agents or (y) a breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document.
SECTION 9.05    Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances or the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the Obligations of such Borrower or such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The Administrative Agent and each Lender agrees promptly to notify the Borrowers or such Loan Party after any such set‑off and application; provided, however, that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set‑off) that the Administrative Agent, such Lender and their respective Affiliates may have. Notwithstanding the foregoing, if any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
SECTION 9.06    Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower named on the signature pages hereto, each Guarantor named on the signature pages hereto and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers named on the signature pages hereto, the Guarantors named on the signature pages hereto and the Administrative Agent and each Lender and their respective successors and assigns, except that neither any Borrower nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.
SECTION 9.07    Assignments and Participations; Replacement Notes. (a) Each Lender may (and, if demanded by the Borrowers in accordance with Section 2.09(f) or 9.01(b), will) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Tranches (and any assignment of a Commitment or an Advance must be made to an Eligible Assignee that is capable of lending in the Committed Foreign Currencies related to such Commitment and Advance), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the Transfer Date) shall in no event be less than the Assignment Minimum under each Tranche or an integral multiple in excess thereof of $1,000,000 (or the Equivalent thereof in a Committed Foreign Currency) (or, in each case, such lesser amount as shall be approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Operating Partnership), (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted until the Administrative Agent shall have notified the Lenders that syndication of the Commitments hereunder has been completed, without the consent of the Administrative Agent, (v) each such assignment made as a result of a demand by the Borrowers pursuant to Section 2.09(f) or 9.01(b) shall be an assignment of all rights and obligations of the assigning Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, the Processing Fee; provided, however, that for each such assignment made as a result of a demand by the Borrowers pursuant to Section 2.09(f) or 9.01(b), the Borrowers shall pay or cause to be paid to the Administrative Agent the Processing Fee, provided further that the Administrative Agent may, in its sole discretion, elect to waive the Processing Fee in the case of any assignment. Notwithstanding the foregoing, no such assignment will be made by any Lender to any Defaulting Lender or Potential Defaulting Lender or any of their respective Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this sentence and no assignment, transfer, sub-participation or subcontracting in relation to a drawing under this Agreement by a French Borrower may be effected to a Lender incorporated, domiciled, established or acting through a Lending Office situated in a Non-Cooperative Jurisdiction. In the same way, no Lender having made an Advance under this Agreement to a French Borrower shall change its Lending Office for a Lending Office situated in a Non-Cooperative Jurisdiction.
(a)    Upon such execution, delivery, acceptance and recording, from and after the Transfer Date, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.11, 7.06, 8.05 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(b)    By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.
(c)    The Administrative Agent on behalf of the Borrowers shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders, the Commitment under each Tranche of, and principal amount (and stated interest) of the Advances owing under each Tranche to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the applicable Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note payable to such Eligible Assignee in an amount equal to the Commitment assumed by it under each Tranche pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Tranche, a new Note payable to such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.
(e)    The assignee may, with respect to an assignment of rights by a Lender under this Agreement with respect to any French Borrower, if it considers it necessary to make such assignment effective as against any third party, arrange for the Assignment and Acceptance to be notified to such French Borrower by a bailiff (huissier) in accordance with article 1690 of the French Civil Code. For the avoidance of doubt, in no event shall the non-compliance by the assignee with the provisions of this paragraph (f) affect the validity of transfer of rights and obligations or the validity of the assignment of rights as the case may be.
(f)    Each Lender may sell participations to one or more Persons (other than any natural person or any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it) without the consent of the Borrower or the Administrative Agent; provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except that any agreement with respect to such participation may provide that such participant shall have a right to approve such amendment, waiver or consent to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and (vi) if, at the time of such sale, such Lender was entitled to payments under Section 2.11(a) or (e) in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future as a result of a change in law or other amounts otherwise includable in Indemnified Taxes) withholding tax, if any, applicable with respect to such participant on such date, provided that such participant complies with the requirements of Section 2.11(g) as if it were a Lender, such participant agrees to be subject to the provisions of Section 2.09(f) as if it were an assignee under this Section 9.07, and such participant shall not be entitled to receive any greater payment under Section 2.11(a) or (e) than such Lender would have been entitled to receive. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Lender by or on behalf of any Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender in accordance with the provisions of Section 9.10.
(h)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances relating to the applicable Tranche in accordance with its Applicable Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this Section 9.07(i), then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(i)    (i) If a Lender changes its name it shall, at its own costs and within seven (7) Business Days from the date of the name change, provide and deliver to the Administrative Agent an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in the jurisdiction where such Lender is incorporated, addressed to the Administrative Agent (in form and substance satisfactory to the Administrative Agent): (A) identifying the Lender which has changed its name, its new name, the date from which the change has taken effect; and (B) confirming that the Lender’s obligations under the Loan Documents remain legal, valid, binding and enforceable obligations even after the change of name.
(i)    If a Lender is involved in a corporate reorganization or reconstruction, it shall at its own costs and within seven (7) Business Days from the effective date of such corporate reorganization or reconstruction, provide and deliver to the Administrative Agent: (A) an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in each of the jurisdictions where such Lender is incorporated and where the Lender’s Applicable Lending Office is located; (B) an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in each of those jurisdictions governing the Loan Documents; and (C) confirming that such Lender’s obligations under the Loan Documents remain legal, valid and binding obligations enforceable as against the surviving entity after the corporate reorganization or reconstruction.
(ii)    If a Lender fails to provide and deliver to the Administrative Agent any of the legal opinions referred to in clauses (i) and (ii) above, it shall upon the request of the Administrative Agent, sign and deliver to the Administrative Agent an Assignment and Acceptance, transferring all its rights and obligations under the Loan Documents to the new entity.
(j)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it, if any), including in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any other central bank in accordance with applicable local laws or regulations.
(k)    Upon notice to the applicable Borrower from the Administrative Agent or any Lender of the loss, theft, destruction or mutilation of any Lender’s Note, such Borrower will execute and deliver, in lieu of such original Note, a replacement promissory note, identical in form and substance to, and dated as of the same date as, the Note so lost, stolen or mutilated, subject to delivery by such Lender to such Borrower of an affidavit of lost note and indemnity in customary form. Upon the execution and delivery of the replacement Note, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated Note shall be deemed references to the replacement Note.
(l)    In order to comply with the Dutch Financial Supervision Act (Wet op het financieel toezicht), any Commitments, Advances or any Notes related thereto assigned to any assignee or any participations to any participant under this Section 9.07, as to which a Person domiciled in The Netherlands is a Borrower, shall be in each case in a principal amount of at least €100,000 (or its equivalent in any other currencies) per Lender or participant, as the case may be, or such other amount as may be required from time to time by the Dutch Financial Supervision Act (or implementing legislation), or if less, such assignee or participant shall confirm in writing to the Borrowers that it is a professional market party within the meaning of the Dutch Financial Supervision Act.
(m)    Any reference in the Loan Documents to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with Chapter II, Title II of Directive (EU) 2017/1132 (which repeals and codifies the Cross-Border Mergers Directive (2005/56/EC)), as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in the Loan Documents, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.
SECTION 9.08    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by e-mail (with the executed counterpart of the signature page attached to the e-mail in PDF format or similar format) shall be effective as delivery of an original executed counterpart of this Agreement.
SECTION 9.09    WAIVER OF JURY TRIAL. EACH BORROWER, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
SECTION 9.10    Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the prior written consent of the Operating Partnership, other than (a) to such Administrative Agent’s or such Lender’s Affiliates, head office, branches and representative offices, and their officers, directors, employees, agents and advisors (each, a “Recipient”) and between each other as such Recipient shall consider appropriate, and to actual or prospective Eligible Assignees and participants (including such Eligible Assignee or participant’s Affiliates, Related Funds and professional advisors) , and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, provided that, to the extent legally permissible and practicable, the Administrative Agent or Lender, as applicable, shall provide prior written notice of such disclosure to the Operating Partnership in order to permit the Operating Partnership to seek confidential treatment of such information, (c) as requested or required by any state, Federal or foreign authority or examiner regulating, or self-regulatory body having or claiming oversight over, such Lender, provided that, to the extent legally permissible and practicable, the Administrative Agent or Lender, as applicable, shall provide prior written notice of such disclosure to the Operating Partnership in order to permit the Operating Partnership to seek confidential treatment of such information, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender, (e) to any service provider of the Administrative Agent or such Lender, provided that the Persons to whom such disclosure is made pursuant to this clause (e) will be informed of the confidential nature of such Confidential Information and shall have agreed in writing to keep such Confidential Information confidential, (f) to any Person that holds a security interest in all or any portion of any Lender’s rights under this Agreement, provided that the Persons to whom such disclosure is made pursuant to this clause (f) will be informed of the confidential nature of such Confidential Information and shall have agreed in writing to keep such Confidential Information confidential, (g) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (h) subject to an agreement containing provisions substantially the same as those of this Section 9.10, to any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, and (i) with the prior written consent of the Borrowers; and in each case the Borrowers hereby consent to the disclosure by the Administrative Agent and any Lender of Confidential Information that is made in strict accordance with clauses (a) to (i), and the disclosure of other information relating to the Borrowers and the transactions hereunder that does not constitute Confidential Information. Notwithstanding any other provision in this Agreement or any other document, the parties hereby agree that (x) each party (and each employee, representative, or other agent of each party) may each disclose to any and all Persons, without limitation of any kind, the United States tax treatment and United States tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to each party relating to such United States tax treatment and United States tax structure and (y) the Administrative Agent may disclose the identity of any Defaulting Lender to the other Lenders and the Borrowers if requested by any Lender or any Borrower. In acting as the Administrative Agent, Citibank shall be regarded as acting through its agency division which shall be treated as a separate division from any of its other divisions or departments and, notwithstanding any of the Administrative Agent’s disclosure obligations hereunder, any information received by any other division or department of Citibank may be treated as confidential and shall not be regarded as having been given to Citibank’s agency division. Each Recipient may disclose any Confidential Information pursuant to and subject to clauses (b) and (c) above.
For the purposes of the Personal Data Protection Act (2012) of Singapore, each of the Loan Parties acknowledges that it has read and understood the Customer Circular relating to the Personal Data Protection Act (for Corporate and Institutional Customers) (the “Privacy Circular”), which is available at www.citibank.com.sg/icg/pdpacircular or upon request, and which explains the purposes for which a Lender may collect, use, disclose and process (collectively, “process”) personal data of natural persons. Each of the Loan Parties warrants that to the extent required by applicable law or regulation, it has provided notice to and obtained consent from relevant natural persons to allow the Lenders to process its personal data as described in the Privacy Circular as may be updated from time to time, prior to disclosure of such personal data to such Lender. Each of the Loan Parties further warrants that any such consent has been granted by these natural persons.
SECTION 9.11    Patriot Act; Anti-Money Laundering Notification; Beneficial Ownership. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that (a) pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and other anti-money laundering and anti-terrorism laws and regulations, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and such other anti-money laundering and anti-terrorism laws and regulations and (b) pursuant to the Beneficial Ownership Regulation, it is required, with respect to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to obtain a Beneficial Ownership Certification in connection with the execution and delivery of this Agreement. The Parent Guarantor and the Borrowers shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act and such other anti-money laundering and anti-terrorism laws and regulations.
SECTION 9.12    Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each such party further agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.
(a)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(b)    Without prejudice to any other mode of service allowed under any applicable law, each Loan Party not formed or incorporated in the United States: (i) irrevocably appoints the Initial Process Agent (as defined below) as its agent for service of process in relation to any proceedings before the courts described in Section 9.12(a) in connection with the Loan Documents and (ii) agrees that failure by any Process Agent (as defined below) to notify any Loan Party of the process will not invalidate the proceedings concerned. If any Person appointed as a Process Agent is unable for any reason to act as agent for service of process, the Borrowers shall immediately (and in any event within ten (10) days of such event taking place) appoint another process agent on terms acceptable to the Administrative Agent (such replacement process agent and the Initial Process Agent, each a “Process Agent”). Failing this, the Administrative Agent may appoint another process agent for this purpose. “Initial Process Agent” means:
National Registered Agents, Inc.
111 Eighth Avenue
New York, New York 10011
SECTION 9.13    Governing Law. This Agreement and the other Loan Documents, including but not limited to the validity, interpretation, construction, breach, enforcement or termination hereof and thereof, shall be governed by, and construed in accordance with, the law of the State of New York.
SECTION 9.14    Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency at Citibank N.A.’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(a)    The obligation of each Loan Party in respect of any sum due from it in any currency (the “Relevant Currency”) to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (including by the Administrative Agent on behalf of such Lender, as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Relevant Currency with such other currency. If the amount of the Relevant Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the Relevant Currency, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Relevant Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the Relevant Currency, such Lender or the Administrative Agent (as the case may be) agrees to promptly remit to the applicable Loan Party such excess.
SECTION 9.15    Substitution of Currency; Changes in Market Practices. (a) If a change in any foreign currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definition of Eurocurrency Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Borrowers) to be necessary to reflect the change in currency (and any relevant market conventions or practices relating to such change in currency) and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such foreign currency had occurred.
(a)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with the Borrowers) may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
SECTION 9.16    No Fiduciary Duties. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, any Lender or any Affiliate thereof, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties agree that the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions. Each Loan Party agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each of the Loan Parties acknowledges that the Administrative Agent, the Lenders and their respective Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Loan Party may regard as conflicting with its interests and may possess information (whether or not material to the Loan Parties) other than as a result of (x) the Administrative Agent acting as administrative agent hereunder or (y) the Lenders acting as lenders hereunder, that the Administrative Agent or any such Lender may not be entitled to share with any Loan Party. Without prejudice to the foregoing, each of the Loan Parties agrees that the Administrative Agent, the Lenders and their respective Affiliates may (a) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (b) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with other Persons in each case, as if the Administrative Agent were not the Administrative Agent and as if the Lenders were not Lenders, and without any duty to account therefor to the Loan Parties. Each of the Loan Parties hereby irrevocably waives, in favor of the Administrative Agent, the Lenders and the Arrangers, any conflict of interest which may arise by virtue of the Administrative Agent, the Arrangers and/or the Lenders acting in various capacities under the Loan Documents or for other customers of the Administrative Agent, any Arranger or any Lender as described in this Section 9.16.

SECTION 9.17    Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
SECTION 9.18    Usury Not Intended. It is the intent of the Borrowers and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Borrowers stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, taken, charged, received, reserved or paid under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts contracted for, taken, charged, received, reserved or paid on the Advances, include amounts which, by applicable law, are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and, each Lender receiving the same shall credit the same on the principal of the Obligations of the applicable Borrowers under the Loan Documents (or if such Obligations shall have been paid in full, refund said excess to such Borrowers). In the event that the Obligations of the Borrowers under the Loan Documents are accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the principal of the Obligations of the applicable Borrowers under the Loan Documents (or, if such Obligations shall have been paid in full, refunded to such Borrowers). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrowers and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Facility all amounts considered to be interest under applicable law at any time contracted for, taken, charged, received, reserved or paid in connection with the Obligations of the Loan Parties under the Loan Documents. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.
SECTION 9.19    Removal of Borrowers. Notwithstanding anything to the contrary in Section 9.01(a), so long as no Default or Event of Default has occurred and is then continuing, the Operating Partnership shall have the right to remove any Subsidiary of the Operating Partnership as a Borrower under the Facility that has no Advances to it outstanding at the time of such removal by providing written notice of such removal to the Administrative Agent. Any such notice given in accordance with this Section 9.19 shall be effective upon receipt by the Administrative Agent, which shall promptly give the Lenders notice of such removal. After the receipt of such written notice by the Administrative Agent, such Subsidiary shall cease to be a Borrower hereunder. Once removed pursuant to this Section 9.19, such Subsidiary shall have no right to borrow under the Facility unless the Operating Partnership provides notice as required pursuant to Section 5.01(p) of the request again to add such Subsidiary as an Additional Borrower hereunder and such Subsidiary complies with the conditions set forth in Section 5.01(p) to become an Additional Borrower hereunder.
SECTION 9.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:
DIGITAL REALTY TRUST, L.P.,
a Maryland limited partnership

By: DIGITAL REALTY TRUST, INC.,
its sole general partner

By:    /s/ Andrew P. Power
Name: Andrew P. Power
Title: Chief Financial Officer

DIGITAL SINGAPORE JURONG EAST PTE. LTD.,
a Singapore private company limited by shares

By:    /s/ Andrew P. Power
Name: Andrew P. Power
Title: Authorized Person

DIGITAL SINGAPORE 1 PTE LTD.,
a Singapore private company limited by shares

By:    /s/ Andrew P. Power
Name: Andrew P. Power
Title: Authorized Person

DIGITAL HK JV HOLDING LIMITED,

a British Virgin Islands limited company

By:    /s/ Andrew P. Power
Name: Andrew P. Power
Title: Authorized Person

DIGITAL AUSTRALIA FINCO PTY. LTD., an Australian proprietary limited company

By:    /s/ Andrew P. Power
Name: Andrew P. Power
Title: Authorized Person

DIGITAL GOUGH, LLC,
a Delaware limited liability company
By:     Digital Realty Trust, L.P.,
         its manager
By:     Digital Realty Trust, Inc.,
    its general partner

By:    /s/ Andrew P. Power
Name: Andrew P. Power
Title: Chief Financial Officer

Signature Page

PARENT GUARANTOR:
DIGITAL REALTY TRUST, INC.,
a Maryland corporation
By:    /s/ Andrew P. Power
Name: Andrew P. Power
Title: Chief Financial Officer

Signature Page

GUARANTORS:
DIGITAL REALTY TRUST, L.P.,
a Maryland limited partnership

By:	DIGITAL REALTY TRUST, INC., its sole general partner
By:    /s/ Andrew P. Power
Name: Andrew P. Power
Title: Chief Financial Officer

DIGITAL REALTY TRUST, INC.,
a Maryland corporation
By:    /s/ Andrew P. Power
Name: Andrew P. Power
Title: Chief Financial Officer

DIGITAL EURO FINCO, LLC,
a Delaware limited liability company

By: DIGITAL EURO FINCO, L.P.,
its Sole Member

By: DIGITAL EURO FINCO GP, LLC,
its General Partner

By: DIGITAL REALTY TRUST, L.P.,
its Sole Member

By: DIGITAL REALTY TRUST, INC.,
its General Partner

By:    /s/ Andrew P. Power
Name: Andrew P. Power
Title: Chief Financial Officer

Signature Page

ADMINISTRATIVE AGENT

CITIBANK, N.A., as Administrative Agent

By: /s/ John Roland
Name: John Rowland
Title: Vice President

Signature Page

CITIBANK, N.A., as a 2024 5-Year Term Lender and a 2023 5-Year Term Lender

By: /s/ John Roland
Name: John Rowland
Title: Vice President

Signature Page

CITIBANK, N.A., Singapore Branch, as a 2024 5-Year Term Lender

By: /s/ Wong Sin Ping
Name: Wong Sin Ping
Title: Head of Global Subsidiaries Group Singapore
Managing Director, Citi Bank, N.A., Singapore Branch

Signature Page

BANK OF AMERICAN, N.A., as a 2024 5-Year Term Lender and a 2023 5-Year Term Lender

By: /s/ Thomas W. Nowak
Name: Thomas W, Nowak
Title: Vice President

Signature Page

BANK OF AMERICAN, N.A., Australian Branch, as a 2024 5-Year Term

By: /s/ Ari Rubin
Name: Ari Rubin
Title: Vice President

Signature Page

BANK OF AMERICAN, N.A., Singapore Branch, as a 2024 5-Year Term

By: /s/ Benjamin Tan
Name: Benjamin Tan
Title: Director, Global Commercial Banking

Signature Page

JP MORGAN CHASE BANK, N.A., as a 2024 5-Year Term Lender and a 2023 5-Year Term Lender

By: /s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Executive Director

Signature Page

JP MORGAN CHASE BANK, N.A., Singapore Branch as a 2024 5-Year Term Lender

By: /s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Executive Director

Signature Page

JP MORGAN CHASE BANK, N.A., Sydney Branch, as a 2024 5-Year Term Lender

By: /s/ Mohammad Hasan
Name: Mohammad Hasan
Title: Executive Director

Signature Page

BANK OF TAIWAN, NEW YORK BRANCH a 2023 5-Year Term Lender

By: /s/ Yue-Li Shih
Name: Yue-Li Shih
Title: SVP & General Manager

Signature Page

BARCLAYS BANK PLC, , as a 2024 5-Year Term Lender

By: /s/ Craig Malloy
Name: Craig Malloy
Title: Director

Signature Page

BMO HARRIS BANK, N.A.,
as a 2024 5-Year Lender

By: /s/ Aaron Lanski
Name: Aaron Lanski
Title: Managing Director

Signature Page

BRANCH BANKING AND TRUST COMPANY,
as a 2024 5-Year Term Lender and a 2023 5-Year Term Lender

By: /s/ Ahaz Armstrong
Name: Ahaz Armstrong
Title: Senior Vice President

Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION,
as a 2024 5-Year Term Lender

By: /s/ Yakovia Y. Jackson
Name: Yakovia Y. Jackson
Title: Vice President

Signature Page

COBANK, ACB,
as a 2023 5-Year Term Lender

By: /s/ Victor Padilla
Name: Victor Padilla
Title: Vice President

Signature Page

COMPASS BANK,
as a 2024 5-Year Term Lender

By: /s/ Brian Tuerff
Name: Brian Tuerff
Title: Senior Vice President

Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a 2024 5-Year Term Lender

By: /s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By: /s/ Emosim Alreida
Name: Emosim Alreida
Title: Authorized Signatory

Signature Page

DBS BANK, LTD,
as a 2024 5-Year Term Lender

By: /s/ Yeo How Ngee
Name: Yeo How Ngee
Title: Managing Director

Signature Page

HUA NAN COMMERCIAL BANK LTD, LOS ANGELES BRANCH,
as a 2023 5-Year Term Lender

By: /s/ Hsu Tau Yuh
Name: Hsu Tau Yuh
Title: General Manager

Signature Page

ING BANK NV,
as a 2024 5-Year Term Lender

By: /s/ Wim Steenbakkers
Name: Wim Steenbakkers
Title: Managing Director

By: /s/ Sicco Boomsma
Name: Sicco Boomsma
Title: Director, Structured Finance- Telecom, Media & Technology, ING Bank

Signature Page

LLOYDS BANK CORPORATE MARKETS PLC,
as a 2024 5-Year Term Lender

By: /s/ Tina Wong
Name: Tina Wong
Title: Assistant Manager, Transaction Execution, Category A WO11

By: /s/ Kamala Basdeo
Name: Kamala Basdeo
Title: Assistant Manager, Transaction Execution, Category A B002

Signature Page

MORGAN STANLEY BANK, N.A.,
as a 2024 5-Year Term Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

Signature Page

MIZUHO BANK LTD,
as a 2024 5-Year Term Lender

By: /s/ John Davies
Name: John Davies
Title: Authorized Signatory

Signature Page

MUFG BANK LTD. (f/k/a The Bank of Tokyo-Mitsubishi UFJ,
as a 2023 5-Year Term Lender

By: /s/ Matthew Antioco
Name: Matthew Antioco
Title: Director

Signature Page

PNC BANK NATIONAL ASSOCIATION,
as a 2024 5-Year Term Lender

By: /s/ Alexander D. Mack
Name: Alexander D. Mack
Title: Vice President

Signature Page

RAYMOND JAMES BANK, N.A.,
as a 2023 5-Year Term Lender

By: /s/ Matt Stein
Name: Matt Stein
Title: Senior Vice President

Signature Page

ROYAL BANK OF CANADA,
as a 2024 5-Year Term Lender

By: /s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

Signature Page

SUMITOMO MITSUI BANKING CORPORATION,
as a 2024 5-Year Term Lender

By: /s/ Keith J. Connolly
Name: Keith J, Connolly
Title: General Manager

Signature Page

SUNTRUST BANK INC,
as a 2024 5-Year Term Lender

By: /s/ Trudy Wilson
Name: Trudy Wilson
Title: Vice President

Signature Page

TD BANK, N.A., ,
as a 2023 5-Year Term Lender and as a 2024 5-Year Term Lender

By: /s/ Jessica Trumby
Name: Jessica Trumby
Title: Vice President

Signature Page

THE BANK OF NOVA SCOTIA,
as a Lender

By: /s/ Jason Rinne
Name: Jason Rinne
Title: Director

Signature Page

THE BANK OF NOVA SCOTIA, SINGAPORE BRANCH
as a 2024 5-Year Term Lender

By: /s/ Andy Revill
Name: Andy Revill
Title: Managing Director & Country Head- Singapore & Head of Corporate Banking Execution, Asia

Signature Page

U.S. BANK NATIONAL ASSOCIATION, a National Banking Association,
as a 2023 5-Year Term Lender

By: /s/ Michael F. Diemer
Name: Michael F. Diemer
Title: Vice President

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a 2024 5-Year Term Lender

By: /s/ Ricky Nahal
Name: Ricky Nahal
Title: Vice President

Signature Page

SCHEDULE IA
COMMITMENTS AND APPLICABLE LENDING OFFICES – 2024 5-YEAR TERM LOAN

I.    AUSTRALIAN DOLLAR LOAN COMMITMENTS

Name of Lender	Australian Dollar Loan Commitment	AUD Lending Office
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
Total:	[*]

II.    CANADIAN DOLLAR LOAN COMMITMENTS

Name of Lender	Canadian Dollar Loan Commitment	CAD Lending Office
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
Total:	[*]

III.    SINGAPORE DOLLAR LOAN COMMITMENTS

Name of Lender	Singapore Dollar Loan Commitment	SGD Lending Office
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
Total:	[*]

[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule IA-1

IV.    HONG KONG DOLLAR LOAN COMMITMENTS

Name of Lender	Hong Kong Dollar Loan Commitment	HKD Lending Office
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
Total:	[*]

[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule IA-2

NYDOCS03/1092182.1G

SCHEDULE IB
COMMITMENTS AND APPLICABLE LENDING OFFICES – 2023 5-YEAR TERM LOAN

I.	U.S. DOLLAR LOAN COMMITMENTS

Name of Lender	U.S. Dollar Loan Commitment	USD Lending Office
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
Total:	[*]

[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule IB-1

Schedule II
[Reserved]

Schedule II

Schedule III
Deemed Qualifying Ground Leases
1.[*]

2.	[*]
3.[*]
4.[*]
5.[*]
6.[*]
7.[*]
8.[*]
9.[*]
10.[*]

[*] Certain information on this page has been omitted and filed separately with the Securities Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule III

SCHEDULE IV
ROLLOVER BORROWINGS
Australian Dollar Loan

Borrower Name	Rollover Borrowing	Start Date of the Interest Period	End Date of the Interest Period	Applicable BBR Rate	Applicable Margin
Digital Australia Finco Pty Ltd.	A$230,300,000	10/15/2018	11/15/2018	1.850000%	1.00%

Canadian Dollar Loan

Borrower Name	Rollover Borrowing	Start Date of the Interest Period	End Date of the Interest Period	Applicable CDOR Rate	Applicable Margin
Digital Gough LLC	CDN$98,500,000	10/15/2018	11/15/2018	1.920000%	1.00%

Hong Kong Dollar Loan

Borrower Name	Rollover Borrowing	Start Date of the Interest Period	End Date of the Interest Period	Applicable HIBOR Rate	Applicable Margin
Digital HK JV Holdings Limited	H$667,200,000.03	10/15/2018	11/15/2018	1.606070%	1.00%

Singapore Dollar Loan

Schedule IV-1

Borrower Name	Rollover Borrowing	Start Date of the Interest Period	End Date of the Interest Period	Applicable SOR Rate	Applicable Margin
Digital Realty Mauritius Holdings Limited (to be replaced by Digital Singapore 1 Pte Ltd at closing)	S$69,700,000	10/15/2018	11/15/2018	1.506780%	1.00%
Digital Singapore Jurong East Pte Ltd	S$129,400,000	10/15/2018	11/15/2018	1.506780%	1.00%

U.S. Dollar Loan

Borrower Name	Rollover Borrowing	Start Date of the Interest Period	End Date of the Interest Period	Applicable Eurocurrency Rate	Applicable Margin
Digital Realty Trust LP	$300,000,000	10/15/2018	11/15/2018	2.279500%	1.00%

Schedule IV-2

Schedule 4.01(n)

Surviving Debt

Properties	Obligor	Maturity Date	Outstanding Principal Amount (in $)()	Amortization
43915 Devin Shafron Drive – Mortgage (2)	Digital-GCEAR1 (Ashburn) LLC	September 9, 2019	20,405,000	Interest Only
8 Property Portfolio (2)(3)	Digital-PR Toyama, LLC Digital-PR Old Ironsides 1, LLC Digital-PR Old Ironsides 2, LLC Digital-PR FAA, LLC BNY-Somerset NJ, LLC Digital-PR Mason King Court, LLC Digital-PR Beaumeade Circle, LLC Digital-PR Devin Shafron E, LLC	October 6, 2023	42,400,000	Interest Only
2001 Sixth Avenue – Mortgage (2)	2001 Sixth LLC	July 11, 2027	67,500,000	Interest Only
2020 Fifth Avenue – Mortgage (2)(3)	2020 Fifth Holdings LLC	September 6, 2028	24,000,000	Interest Only
Floating Rate Guaranteed Notes due 2019	Digital Realty Trust, L.P and Digital Euro Finco, LLC	May 22, 2019	146,050,000	Interest Only
5.875% Senior Notes due 2020	Digital Realty Trust, L.P.	February 1, 2020	500,000,000	Interest Only
3.40% Senior Notes due 2020	Digital Realty Trust, L.P.	October 1, 2020	500,000,000	Interest Only
5.25% Senior Notes due 2021	Digital Realty Trust, L.P.	March 15, 2021	400,000,000	Interest Only
3.95% Senior Notes due 2022	Digital Realty Trust, L.P.	July 1, 2022	500,000,000	Interest Only
3.625% Senior Notes due 2022	Digital Realty Trust, L.P.	October 1, 2022	300,000,000	Interest Only
2.75% Senior Notes due 2023	Digital Realty Trust, L.P.	February 1, 2023	350,000,000	Interest Only
4.75% Senior Notes due 2023	Digital Realty Trust, L.P. and Digital Stout Holding, LLC	October 13, 2023	396,210,000	Interest Only
2.625% Senior Notes due 2024	Digital Realty Trust, L.P and Digital Euro Finco, LLC	April 15, 2024	701,040,000	Interest Only
2.75% Senior Notes due 2024	Digital Realty Trust, L.P. and Digital Stout Holding, LLC	July 19, 2024	330,175,000	Interest Only
4.25% Senior Notes due 2025	Digital Realty Trust, L.P. and Digital Stout Holding, LLC	January 17, 2025	528,280,000	Interest Only
4.75% Senior Notes due 2025	Digital Realty Trust, L.P.	October 1, 2025	450,000,000	Interest Only
3.70% Senior Notes due 2027	Digital Realty Trust, L.P.	August 15, 2027	1,000,000,000	Interest Only
4.45% Senior Notes due 2028	Digital Realty Trust, L.P.	July 15, 2028	650,000,000	Interest Only
3.30% Senior Notes 2029	Digital Realty Trust, L.P. and Digital Stout Holding, LLC	July 19, 2029	462,245,000	Interest Only
3.75% Senior Notes 2030(3)	Digital Realty Trust, L.P. and Digital Stout Holding, LLC	October 17, 2030	524,600,000	Interest Only
Unsecured Revolving Credit Facility (4)	Digital Realty Trust, L.P. Digital Singapore Jurong East PTE. Ltd. Digital Singapore 1 Pte. Ltd. Digital Australia Finco Pty Ltd. Digital EURO Finco, L.P. Digital Stout Holding, LLC Digital Gough, LLC Digital HK JV Holding Limited Moose Ventures LP Digital Japan, LLC Digital Osaka 3 TMK Digital Osaka 4 TMK	January 24, 2023	673,439,743	Interest Only

Schedule IB-1

1)	Balances as of June 30, 2018, unless otherwise indicated.

2)	The outstanding principal amount represents JV Pro Rata Share of Debt for Borrowed Money.

3)	As of the Closing Date.

4)	As of October 19, 2018.

Schedule 4.01(n)

EXHIBIT A to the
AMENDED AND RESTATED
TERM LOAN AGREEMENT

FORM OF NOTE

PROMISSORY NOTE

[2023 5-Year Term Loan: $_______]
[Singapore Dollar Loan: S$_________]
[Australian Dollar Loan: A$_________]
[Canadian Dollar Loan: C$_________]
[Hong Kong Dollar Loan: H$_________]
[[Insert name of applicable Supplemental Tranche]:_________]
(collectively, the “Principal Amount”, and, with respect to
each Tranche, the “Tranche Principal Amount”)    Dated: _________ __, ____

FOR VALUE RECEIVED, the undersigned, [insert name of applicable Borrower] (the “Borrower”), HEREBY PROMISES TO PAY _________________________ (the “Lender”) for the account of its Applicable Lending Office (as defined in the Term Loan Agreement referred to below) the aggregate principal amount of the Advances owing to the Lender by the Borrower pursuant to the Amended and Restated Term Loan Agreement dated as of October 24, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, Digital Realty Trust, L.P., a Maryland limited partnership, the Lender and certain other lender parties party thereto, Digital Realty Trust, Inc., as Parent Guarantor, any Additional Guarantors and other Borrowers party thereto and Citibank, N.A., as Administrative Agent for the Lender and such other lender parties, on the applicable Maturity Date.
The Borrower promises to pay to the Lender interest on the unpaid principal amount of each Advance owing to the Lender by such Borrower from the date of such Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Term Loan Agreement.
Both principal and interest are payable in the currency of the applicable Advance to the applicable Administrative Agent’s Account. Each Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.
This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Term Loan Agreement. The Term Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the applicable Maturity Date upon the terms and conditions therein specified.
This Promissory Note shall not be construed or qualified as a promissory note (billet à ordre) within the meaning of the Luxembourg law dated December 15, 1962 on the implementation in the national legislation of the uniform law for bills of exchange and promissory notes.

Schedule IB-1

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.
[NAME OF BORROWER]

By
Name:
Title:

Exh. A - 2

ADVANCES AND
PAYMENTS OF PRINCIPAL
1. 2023 5-Year Term Loan

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2. Singapore Dollar Loan

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exh. A - 3

3. Australian Dollar Loan

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

4. Canadian Dollar Loan

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exh. A - 4

5. Hong Kong Dollar Loan

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

[6]. [insert name of applicable Supplement Tranche]

Exh. A - 5

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exh. A - 6

EXHIBIT B TO THE
AMENDED AND RESTATED
TERM LOAN AGREEMENT

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

_________ __, ____
Citibank, N.A.,
as Administrative Agent
under the Term Loan Agreement
referred to below
1615 Brett Road, Ops III
New Castle, Delaware 19720
United States of America
Attention: Agency Operations

Ladies and Gentlemen:
The undersigned, [insert name of applicable Borrower], refers to the Amended and Restated Term Loan Agreement dated as of October 24, 2018 (as amended from time to time, the “Term Loan Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, Digital Realty Trust, L.P, as a Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section [3.01][3.02] of the Term Loan Agreement that the undersigned hereby requests a Borrowing under the Term Loan Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a)of the Term Loan Agreement:

(i)	The Business Day of the Proposed Borrowing is _________ __, ____.

(ii)
The [Tranche] under which the Proposed Borrowing is requested is the 2023 5-Year Term Loan [Singapore Dollar Loan][Australian Dollar Loan][Canadian Dollar Loan] [Hong Kong Dollar Loan] [insert name of applicable Supplemental Tranche].

(iii)	The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Floating Rate Advances].

(iv)	The aggregate amount of the Proposed Borrowing is [__________].

(v)	[The initial Interest Period for each Floating Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

(vi)	[The currency of the Proposed Borrowing is [__________].]

(vii)	The account information for the Borrower’s Account to which such Borrowing should be credited is:

Exh. B - 1

Bank:         [________________]
ABA No:     [________________]
SWIFT No:    [________________]
IBAN No.:    [________________]
Acct. Name:     [________________]
Acct. No.:     [________________]
Reference:    [________________]

(viii)	Such Borrowing [will][will not] be subject to a Hedge Agreement.
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)
The representations and warranties contained in each Loan Document are true and correct in all material respects on and as of the date of the Proposed Borrowing (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects), before and after giving effect to (x) the Proposed Borrowing and (y) the application of the proceeds therefrom, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date, in which case as of such specific date).

(B)	No Default or Event of Default has occurred and is continuing, or would result from (x) such Proposed Borrowing or (y) the application of the proceeds therefrom.

(C)
(i) the Maximum Unsecured Debt Percentage of Total Unencumbered Asset Value equals or exceeds the Unsecured Debt that will be outstanding after giving effect to the Proposed Borrowing and the application of the proceeds therefrom on the borrowing date, and (ii) before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom on the borrowing date, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04 of the Term Loan Agreement.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.
[NAME OF BORROWER]

By: ____________________________
Name:
Title:

Exh. B - 2

EXHIBIT C to the
AMENDED AND RESTATED
TERM LOAN AGREEMENT

FORM OF
GUARANTY SUPPLEMENT
GUARANTY SUPPLEMENT
_________ __, ____
Citibank, N.A.,
as Administrative Agent
under the Term Loan Agreement
referred to below
1615 Brett Road, Ops III
New Castle, Delaware 19720
United States of America
Attention: Agency Operations

Amended and Restated Term Loan Agreement dated as of October 24, 2018 (as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Digital Realty Trust, L.P., as a Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lenders party thereto, and Citibank, N.A., as Administrative Agent for the Lenders.
Ladies and Gentlemen:
Reference is made to the above-captioned Amended and Restated Term Loan Agreement and to the Guaranty set forth in Article VII thereof (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”). The capitalized terms defined in the Term Loan Agreement and not otherwise defined herein are used herein as therein defined.
Section 1.    Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrowers and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations, excluding all Excluded Swap Obligations being the “Guaranteed Obligations”), and agrees to pay any and all

Exh. C - 1

reasonable out-of-pocket costs or expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Guaranty, the Term Loan Agreement or any other Loan Document in accordance with, and to the extent required by, Section 9.04 of the Term Loan Agreement. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.
(b)    The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties (by their acceptance of the benefits of this Guaranty Supplement) and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.
(c)    The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
(d)    [Insert guaranty limitation language in accordance with Section 7.09 of the Term Loan Agreement, if applicable]

Exh. C - 2

Section 2.    Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Term Loan Agreement and the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Term Loan Agreement to an “Additional Guarantor”, a “Loan Party” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.
Section 3.    Representations and Warranties. The undersigned represents and warrants as of the date hereof as follows:
(a)    The undersigned and each general partner or managing member, if any, of the undersigned (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing (to the extent that a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing (to the extent that a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.
(b)    The execution and delivery by the undersigned and of each general partner or managing member (if any) of the undersigned of this Guaranty Supplement and each other Loan Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the transactions contemplated hereby and by the other Loan Documents, are within the corporate, limited liability

Exh. C - 3

company or partnership powers of the undersigned, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, memorandum and articles of association, operating agreement, partnership agreement or other governing document of such undersigned, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the undersigned or any of its Subsidiaries.
(c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by the undersigned or any general partner or managing member of the undersigned in respect of this Guaranty Supplement or any other Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated hereby or by the other Loan Documents and the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
(d)    This Guaranty Supplement has been duly executed and delivered by each undersigned and general partner or managing member (if any) of each undersigned party thereto. This Guaranty Supplement is the legal, valid and binding obligation of the undersigned party, enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, examinership or similar laws affecting creditors’ rights generally and by general principles of equity.
(e)    Each undersigned has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty Supplement, and each undersigned has established adequate means of obtaining from each other Loan Party on a continuing basis information

Exh. C - 4

pertaining to, and is now and on a continuing basis will be completely familiar with, the business and financial condition of such other Loan Party.
Section 4.    Delivery by Facsimile. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by facsimile or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.
Section 5.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
(b)    The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty, the Term Loan Agreement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Guaranty or the Term Loan Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Term Loan Agreement, the Guaranty thereunder or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.
(c)    The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Term Loan Agreement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal

Exh. C - 5

court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
(d)    THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE FACILITY, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
Very truly yours,
[NAME OF ADDITIONAL GUARANTOR]
By _________________________________
Name:
Title:

Exh. C - 6

EXHIBIT D to the
AMENDED AND RESTATED
TERM LOAN AGREEMENT

FORM OF
ASSIGNMENT AND ACCEPTANCE
ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Term Loan Agreement dated as of October 24, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), among Digital Realty Trust, L.P., a Maryland limited partnership, as a Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.
Each “Assignor” referred to on Schedule 1 hereto (each, an “Assignor”) and each “Assignee” referred to on Schedule 1 hereto (each, an “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:
1.    Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor’s rights and obligations under the Term Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Term Loan Agreement Tranches specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee’s Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.
2.    Such Assignor (a) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (d) attaches the Note or Notes (if any) held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Term Loan Agreement, respectively, as specified on Schedule 1 hereto.
3.    Such Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Term Loan Agreement, together with copies of the financial statements referred to in Section 4.01(g) and (h) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter

Exh. D - 1

into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement; (d) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (e) confirms that it is an Eligible Assignee; (f) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (g) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Term Loan Agreement are required to be performed by it as a Lender; (h) attaches any U.S. Internal Revenue Service forms required under Section 2.11 of the Term Loan Agreement; and (i) confirms that if the principal amount of the assignment set forth in Schedule I hereto (A) is less than the minimum amount set forth in Section 9.07(m) of the Term Loan Agreement and (B) has been made to a Borrower domiciled in The Netherlands, then it is a professional market party within the meaning of the Dutch Financial Supervision Act.
4.     [Such Assignee confirms, for the benefit of the Administrative Agent and without liability to any Loan Party, that it is: (a) [a UK Qualifying Lender (other than a UK Treaty Lender);] (b) [a UK Treaty Lender;] (c) [not a UK Qualifying Lender].]
5.     [Such Assignee confirms, for the benefit of the Administrative Agent and without liability to any Loan Party, that it is: (a) [a French Qualifying Lender (other than a French Treaty Lender);] (b) [a French Treaty Lender;] (c) [not a French Qualifying Lender].]
6.    Such Assignee confirms that it is not incorporated or acting through a Lending Office situated in a Non-Cooperative Jurisdiction.
7.     [Such Assignee confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•], so that interest payable to it by Borrowers is generally subject to full exemption from UK withholding tax and requests that the Parent Guarantor notify: (a) each UK Borrower which is a Loan Party as at the Transfer Date; and (b) each UK Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Term Loan Agreement.]
8.    [Such Assignee confirms that the person beneficially entitled to interest payable to such Assignee is either: (a) a company resident in the UK for UK tax purposes; (b) a partnership each member of which is: (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company.]
9.    Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.
10.    Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (a) such Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its

Exh. D - 2

obligations under the Term Loan Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Term Loan Agreement, such Assignor shall cease to be a party thereto.
11.    Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Term Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Term Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.
12.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.
13.    This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by facsimile or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the person executing this Assignment and Acceptance) shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.
IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Exh. D - 3

SCHEDULE 1 to ASSIGNMENT AND ACCEPTANCE

ASSIGNORS:
2023 5-Year Term Loan
Percentage interest assigned	%	%	%	%	%
5-Year Term Loan Commitment assigned	$	$	$	$	$
Aggregate outstanding principal amount of U.S. Dollar Loan Advances assigned	$	$	$	$	$
Singapore Dollar Loan
Percentage interest assigned	%	%	%	%	%
Singapore Dollar Commitment assigned	S$	S$	S$	S$	S$
Aggregate outstanding principal amount of Singapore Dollar Loan Advances assigned	S$	S$	S$	S$	S$
Australian Dollar Loan
Percentage interest assigned	%	%	%	%	%
Australian Dollar Commitment assigned	A$	A$	A$	A$	A$
Aggregate outstanding principal amount of Australian Dollar Loan Advances assigned	A$	A$	A$	A$	A$
Canadian Dollar Loan
Percentage interest assigned	%	%	%	%	%
Canadian Dollar Commitment assigned	C$	C$	C$	C$	C$
Aggregate outstanding principal amount of Canadian Dollar Loan Advances assigned	C$	C$	C$	C$	C$
Hong Kong Dollar Loan
Percentage interest assigned	%	%	%	%	%
Hong Kong Dollar Commitment assigned	H$	H$	H$	H$	H$
Aggregate outstanding principal amount of Hong Kong Dollar Loan Advances assigned	H$	H$	H$	H$	H$
[Insert Name of Supplemental Tranche]
Percentage interest assigned	%	%	%	%	%
Supplemental Tranche Commitment relating to such Supplemental Tranche assigned
Aggregate outstanding principal amount of Supplemental Tranche Advances relating to such Supplemental Tranche assigned
Principal Amount of Note Payable to Assignor

Exh. D - 4

ASSIGNEES:
2023 5-Year Term Loan
Percentage interest assigned	%	%	%	%	%
5-Year Term Loan Commitment assigned	$	$	$	$	$
Aggregate outstanding principal amount of U.S. Dollar Loan Advances assigned	$	$	$	$	$
Singapore Dollar Loan
Percentage interest assumed	%	%	%	%	%
Singapore Dollar Commitment assumed	S$	S$	S$	S$	S$
Aggregate outstanding principal amount of Singapore Dollar Loan Advances assumed	S$	S$	S$	S$	S$
Australian Dollar Loan
Percentage interest assumed	%	%	%	%	%
Australian Dollar Commitment assumed	A$	A$	A$	A$	A$
Aggregate outstanding principal amount of Australian Dollar Loan Advances assumed	A$	A$	A$	A$	A$
Canadian Dollar Loan
Percentage interest assigned	%	%	%	%	%
Canadian Dollar Commitment assigned	C$	C$	C$	C$	C$
Aggregate outstanding principal amount of Canadian Dollar Loan Advances assigned	C$	C$	C$	C$	C$
Hong Kong Dollar Loan
Percentage interest assigned	%	%	%	%	%
Hong Kong Dollar Commitment assigned	H$	H$	H$	H$	H$
Aggregate outstanding principal amount of Hong Kong Dollar Loan Advances assigned	H$	H$	H$	H$	H$
[Insert Name of Supplemental Tranche Loan
Percentage interest assumed	%	%	%	%	%
Supplemental Tranche Commitment relating to such Supplemental Tranche assumed
Aggregate outstanding principal amount of Supplemental Tranche Advances relating to such Supplemental Tranche assumed
Principal Amount of Note Payable to Assignor

ASSIGNEE’S STANDING PAYMENT INSTRUCTIONS:

Correspondant Bank Name:
Correspondant Bank SWIFT Address:
Beneficiary Bank Account Number:
Beneficiary Bank Account Name:
Beneficiary Bank SWIFT Address:
Final Beneficiary Account Number:
Final Beneficiary Account Name:
Attention:

Exh. D - 5

Effective Date (if other than date of acceptance by Administrative Agent):
_________ __, ____
Assignors
_______________________________, as Assignor
[Type or print legal name of Assignor]
By
Title:

Dated: _________ __, ____
_______________________________, as Assignor
[Type or print legal name of Assignor]
By
Title:
Dated: _________ __, ____
_______________________________, as Assignor
[Type or print legal name of Assignor]
By
Title:
Dated: _________ __, ____
_______________________________, as Assignor
[Type or print legal name of Assignor]
By
Title:
Dated: _________ __, ____

Exh. D - 6

Assignees
_______________________________, as Assignee
[Type or print legal name of Assignee]
By
Title:
E-mail address for notices:

Dated: _________ __, ____
Applicable Lending Offices:
_______________________________, as Assignee
[Type or print legal name of Assignee]
By
Title:
E-mail address for notices:

Dated: _________ __, ____
Applicable Lending Offices:
_______________________________, as Assignee
[Type or print legal name of Assignee]
By
Title:
E-mail address for notices:

Dated: _________ __, ____
Applicable Lending Offices:
_______________________________, as Assignee
[Type or print legal name of Assignee]
By
Title:
E-mail address for notices:

Dated: _________ __, ____
Applicable Lending Offices:

Exh. D - 7

Accepted [and Approved] this ____
day of ___________, ____
CITIBANK, N.A.,
as Administrative Agent
By_______________________________
Title:
[Approved this ____ day
of _____________, ____
DIGITAL REALTY TRUST, L.P.
By: Digital Realty Trust, Inc.,
its Sole General Partner
By_______________________________
Title:]

Exh. D - 8

EXHIBIT E to the
AMENDED AND RESTATED
TERM LOAN AGREEMENT

FORM OF
UNENCUMBERED ASSETS CERTIFICATE

UNENCUMBERED ASSETS CERTIFICATE

Digital Realty, L.P.
Unencumbered Assets Certificate
Quarter ended __/__/__

Citibank, N.A.,
as Administrative Agent
under the Term Loan Agreement
referred to below
1615 Brett Road, Ops III
New Castle, Delaware 19720
United States of America
Attention: Agency Operations

Pursuant to provisions of the Amended and Restated Term Loan Agreement, dated as of October 24, 2018, Digital Realty Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), as an initial Borrower, Digital Realty Trust, Inc., a Maryland corporation (the “Parent Guarantor”), the other Borrowers party thereto, the Additional Guarantors party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders (said Term Loan Agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Term Loan Agreement”; capitalized terms used herein but not defined herein being used herein as defined in the Term Loan Agreement), the undersigned, the Chief Financial Officer or a Responsible Officer of the Parent Guarantor, hereby certifies and represents and warrants on behalf of the Borrowers as follows:

1.    The information contained in this certificate and the attached information supporting the calculation of the Total Unencumbered Asset Value is true and correct as of the close of business on ____________, 20__ (the “Calculation Date”) and has been prepared in accordance with the provisions of the Term Loan Agreement.
2.    The Total Unencumbered Asset Value is $___________ as of the Calculation Date as more fully described on Schedule I hereto.

Exh. E - 1

3.    As of the Calculation Date, Unsecured Debt does not exceed the Maximum Unsecured Debt Percentage of Total Unencumbered Asset Value, in accordance with Section 5.04(b)(i) of the Term Loan Agreement.
4.    At the end of the fiscal quarter of the Parent Guarantor most recently completed and as of the Calculation Date, the Parent Guarantor maintained an Unencumbered Assets Debt Service Coverage Ratio of not less than 1.50:1.00, in accordance with Section 5.04(b)(ii) of the Term Loan Agreement.
5.    Attached hereto as Schedule II is an updated schedule of Unencumbered Assets listing all of the Unencumbered Assets as of the Calculation Date, in accordance with Section 5.03(d) of the Term Loan Agreement.
6.    This certificate is furnished to the Administrative Agent pursuant to Section [3.01(a)(xxii) / 5.03(d)] of the Term Loan Agreement.
7.    The Unencumbered Assets comply with all Unencumbered Asset Conditions (except to the extent waived in writing by the Required Lenders).

[Remainder of page intentionally left blank]

Exh. E - 2

DIGITAL REALTY TRUST, INC.

By:
Name:
Title:

Exh. E - 3

SCHEDULE I

Calculation of Total Unencumbered Asset Value

(i) Sum of Asset Values for all Unencumbered Assets (from charts below)		$______
(ii) Unrestricted cash and Cash Equivalents minus the amount cash and Cash Equivalents deducted pursuant to the definition of “Consolidated Debt”	$_______
(iii) The sum of (i) and (ii) above	$_______
(iv) (a) 17.5% times dollar amount in (iii) above	$_______
(b) Sum of Asset Values of all Leased Assets	$_______
(v) The lesser of (iv)(a) and (iv)(b)		$_______
(vi) (a) 35% times dollar amount in (iii) above	$_______
(b) 20% times dollar amount in (iii) above	$_______
(c) Sum of Asset Values of all undeveloped land, Redevelopment Assets, Development Assets and Assets owned or leased by Controlled Joint Ventures and the amount in (v) above	$_______
(d) Sum of Asset Values of all Assets located outside of Specified Jurisdictions	$_______
(e) 15% times the dollar amount in (iii) above	$_______
(f) Sum of Asset Values of all Assets located in Brazil, South Africa and South Korea	$_______
(g) The lesser of (vi)(e) and (vi)(f)	$_______
(vii) The difference, if positive, of (vi)(c) minus (vi)(a)		$_______
$_______
(viii) The difference, if positive, of (iv)(b) minus (iv)(a)		$_______

Sch. I - 1

(ix) The difference, if positive, of (vi)(f) minus (vi)(e)	$_______
(x) The difference, if positive, of ((vi)(d) plus (vi)(f)) minus (vi)(b)	$_______
Total Unencumbered Asset Value equals the dollar amount in (iii) minus the sum of (vii), (viii), (ix), and (x)		$_______

Sch. I - 2

Calculation of Asset Value
(Technology Asset)

Sch. I - 3

Technology Asset: [Insert Name]
(A) Net Operating Income attributable to such Unencumbered Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to the Term Loan Agreement
$______
(B) (1) 2% of all rental income (other than tenant reimbursements) from the operation of such Unencumbered Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to the Term Loan Agreement

(2) all management fees payable in respect of such Unencumbered Asset for such fiscal quarterly period
$______ $______
(C) $0.25 x total number of net rentable square feet within Unencumbered Asset	$______
(D) Amount of pro forma upward adjustment approved by the Administrative Agent for Tenancy Leases entered into during the quarter in the ordinary course of business	$______
(E) Insert Amount from (A) Insert the sum of (B)(1) minus (B)(2) (Insert 0 if negative number) Insert Amount from (D)		$______ minus $______ plus $______ equals $______
(F) Adjusted Net Operating Income of such Unencumbered Asset equals (i) (E) times 4 less (ii) (C)		$______
(G) Tentative Asset Value equals (F) ÷ either 7.25% (if an Asset other than a Leased Asset) or 9.50% (if a Leased Asset)		$______
(H) If Unencumbered Asset was acquired within last 12 months, the acquisition price	$______
(I) Asset Value: If Unencumbered Asset was acquired within last 12 months, insert greater of (G) and (H). If Unencumbered Asset was acquired 12 or more months ago, insert (G).			$______

Sch. I - 4

Calculation of Asset Value
(Redevelopment Asset / Development Asset)

Redevelopment Asset: [Insert Name]
Asset Value equals the book value of such Asset as determined in accordance with GAAP (but determined without giving effect to any depreciation):	$_______

Development Asset: [Insert Name]
Asset Value equals the book value of such Asset as determined in accordance with GAAP (but determined without giving effect to any depreciation):	$_______

Sum of Asset Values for Unencumbered Assets

Sum of Asset Values for all Unencumbered Assets	$______

Sch. I - 5

SCHEDULE II

Schedule of Unencumbered Assets

Sch. II - 1

EXHIBIT F to the
AMENDED AND RESTATED
TERM LOAN AGREEMENT
FORM OF
SUPPLEMENTAL ADDENDUM
SUPPLEMENTAL ADDENDUM
To: Lenders under the Supplemental Tranche (as defined below)
Ladies and Gentlemen:
Reference is made to the Amended and Restated Term Loan Agreement dated as of October 24, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), among Digital Realty Trust, L.P., a Maryland limited partnership, as a Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lenders party thereto and Citibank, N.A., as Administrative Agent for the Lenders.
Pursuant to Section 2.16 of the Term Loan Agreement, the Borrowers hereby request a Supplemental Tranche (the “Supplemental Tranche”) on the terms and conditions set forth below:
1.    A Supplemental Tranche with aggregate Supplemental Tranche Commitments in the amount of ____________ in the Supplemental Currency indicated below.
2.    The Supplemental Currency shall be ______________.
3.    The existing Borrower(s) or the Additional Borrower(s) that will be the Supplemental Borrower(s) with respect to the Supplemental Tranche: ______________.
4.    The Applicable Lending Office of each Lender with a Supplemental Tranche Commitment in respect of the Supplemental Tranche and such Supplemental Tranche Commitments are set forth on an updated Schedule I to the Term Loan Agreement attached hereto.
5.    Other terms and provisions relating to the Supplemental Tranche: _________________
_____________________________________________________________________________

Exh. F - 1

The Borrowers confirm that the conditions to the creation of the Supplemental Tranche set forth in Section 2.16 of the Term Loan Agreement have been satisfied.
This Supplemental Addendum supplements the Term Loan Agreement. To the extent of any inconsistency between the terms of this Supplemental Addendum and the terms of the Term Loan Agreement, the terms of this Supplemental Addendum shall prevail and govern to the extent of such inconsistency.
This Supplemental Addendum shall constitute a Loan Document under the Term Loan Agreement and shall be governed by the law of the State of New York.
Very truly yours,
[NAME OF SUPPLEMENTAL BORROWER]

By:    ______________________________
Name:
Title:
Approved and agreed as of the Supplemental
Tranche Effective Date (as defined below):
[INSERT SIGNATURE BLOCK FOR EACH OTHER LOAN PARTY]
Approved and agreed this ____ day
of _____________, ____
(the “Supplemental Tranche Effective Date”)
CITIBANK, N.A.,
as Administrative Agent

By	______________________________ Name: Title:
[INSERT SIGNATURE BLOCK FOR EACH LENDER MAKING
A SUPPLEMENTAL TRANCHE COMMITMENT WITH RESPECT
TO THE APPLICABLE SUPPLEMENTAL TRANCHE AND, IF
APPLICABLE, THE FUNDING AGENT]

Exh. F - 2

EXHIBIT G to the
AMENDED AND RESTATED
TERM LOAN AGREEMENT
FORM OF
BORROWER ACCESSION AGREEMENT
BORROWER ACCESSION AGREEMENT
Citibank, N.A.,
as Administrative Agent
under the Term Loan Agreement
referred to below
1615 Brett Road, Ops III
New Castle, Delaware 19720
United States of America
Attention: Agency Operations
Amended and Restated Term Loan Agreement dated as of October 24, 2018 (as in effect on the date hereof and as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Digital Realty Trust, L.P., as a Borrower, Digital Realty Trust, Inc., as Parent Guarantor, the Additional Guarantors and other Borrowers party thereto, the Lenders party thereto, and Citibank, N.A., as Administrative Agent for the Lenders.
Ladies and Gentlemen:
Reference is made to the above-captioned Term Loan Agreement. The capitalized terms defined in the Term Loan Agreement and not otherwise defined herein are used herein as therein defined.
Section 1.    Accession. By its execution of this Accession Agreement, the undersigned (“Additional Borrower”) absolutely, unconditionally and irrevocably undertakes to and agrees to observe and be bound by the terms and provisions of the Term Loan Agreement and other Loan Documents and all of the Obligations set forth therein (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations) as if it were an original party thereto as an initial Borrower.
Section 2.    Obligations Under the Loan Documents. The undersigned Additional Borrower hereby agrees, as of the date first above written, to be bound as a Borrower by all of the terms and conditions of the Term Loan Agreement and the other Loan Documents to the same extent as each of the other Borrowers thereunder. The undersigned Additional Borrower further agrees, as of the date first above written, that each reference in the Term Loan Agreement and the other Loan Documents to an “Additional Borrower”, a “Borrower Party”, a “Loan Party”, or a “Borrower” shall also mean and be a reference to the undersigned Additional Borrower.
Section 3.    Consent of Loan Parties. The existing Loan Parties hereby consent to the accession of the undersigned Additional Borrower to the Loan Documents on the terms of Sections 1 and 2 of this Accession Agreement and agree that the Loan Documents shall hereinafter be read and construed as if the undersigned Additional Borrower had been an original party thereto.

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Section 4.    Representations and Warranties. As of the date hereof, the undersigned Additional Borrower hereby makes each representation and warranty set forth in Section 4.01 of the Term Loan Agreement to the same extent as each other Borrower.
Section 5.    Delivery by Facsimile. Delivery of an executed counterpart of a signature page to this Accession Agreement by facsimile or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Accession Agreement.
Section 6.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a)    This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
(b)    The undersigned Additional Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Accession Agreement, the Term Loan Agreement, or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned Additional Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Accession Agreement, the Term Loan Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Accession Agreement, the Term Loan Agreement or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.
(c)    The undersigned Additional Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Accession Agreement, the Term Loan Agreement or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned Additional Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
(d)    THE UNDERSIGNED ADDITIONAL BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE FACILITY OR THE ACTIONS OF ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
Very truly yours,

[NAME OF ADDITIONAL BORROWER]

By:    ______________________________
Name:
Title:
Approved this ____ day
of _____________, ____
[INSERT SIGNATURE BLOCK FOR EACH LOAN PARTY]

Exh. G - 2

Exh. G - 3